Exhibit 4.1




                                                           DB Draft 7/19/96
                                                           ----------------



                      POOLING AND SERVICING AGREEMENT



                                Relating to


                       ACCREDITED MORTGAGE LOAN TRUST

                                   1996-1


                                   Among



                         ACCREDITED HOME LENDERS,
                       as Sponsor and Master Servicer



                                    and



                 BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                 as Trustee



                       Dated as of _________ __, 1996

                             TABLE OF CONTENTS
                       (Not a Part of this Agreement)

                                                                       Page

Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE I     DEFINITIONS; RULES OF CONSTRUCTION  . . . . . . . . . . .   2

     1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   2
              Account . . . . . . . . . . . . . . . . . . . . . . . . .   2
              Accredited Mortgage Files . . . . . . . . . . . . . . . .   2
              Accredited Servicing Fee  . . . . . . . . . . . . . . . .   2
              Advanta Servicing Fee . . . . . . . . . . . . . . . . . .   2
              Agreement . . . . . . . . . . . . . . . . . . . . . . . .   2
              Appraised Value . . . . . . . . . . . . . . . . . . . . .   2
              Authorized Officer  . . . . . . . . . . . . . . . . . . .   2
              Available Funds . . . . . . . . . . . . . . . . . . . . .   3
              Balloon Loan  . . . . . . . . . . . . . . . . . . . . . .   3
              Base Group I Principal Distribution Amount  . . . . . . .   3
              Base Group II Principal Distribution Amount . . . . . . .   3
              Business Day  . . . . . . . . . . . . . . . . . . . . . .   3
              Carry-Forward Amount  . . . . . . . . . . . . . . . . . .   4
              Certificate . . . . . . . . . . . . . . . . . . . . . . .   4
              Certificate Account . . . . . . . . . . . . . . . . . . .   4
              Certificate Insurance Policy  . . . . . . . . . . . . . .   4
              Certificate Insurer . . . . . . . . . . . . . . . . . . .   4
              Certificate Insurer Default . . . . . . . . . . . . . . .   4
              Certificate Insurer Premium Rate  . . . . . . . . . . . .   4
              Certificate Principal Balance . . . . . . . . . . . . . .   4
              Class . . . . . . . . . . . . . . . . . . . . . . . . . .   5
              Class A Certificate . . . . . . . . . . . . . . . . . . .   5
              Class A Group I Certificates  . . . . . . . . . . . . . .   5
              Class A Group I Distribution Account  . . . . . . . . . .   5
              Class A Group II Certificates . . . . . . . . . . . . . .   5
              Class A Group II Distribution Account . . . . . . . . . .   5
              Class A-1 Certificate . . . . . . . . . . . . . . . . . .   5
              Class A-1 Certificate Principal Balance . . . . . . . . .   5
              Class A-1 Certificate Termination Date  . . . . . . . . .   5
              Class A-1 Distribution Amount . . . . . . . . . . . . . .   5
              Class A-1 Interest Carry-Forward Amount . . . . . . . . .   6
              Class A-1 Interest Distribution Amount  . . . . . . . . .   6
              Class A-1 Pass-Through Rate . . . . . . . . . . . . . . .   6
              Class A-1 Principal Carry-Forward Amount  . . . . . . . .   6
              Class A-1 Principal Distribution Amount . . . . . . . . .   6
              Class A-1 Termination Date  . . . . . . . . . . . . . . .   6
              Class A-2 Certificate . . . . . . . . . . . . . . . . . .   6
              Class A-2 Certificate Principal Balance . . . . . . . . .   7
              Class A-2 Certificate Termination Date  . . . . . . . . .   7
              Class A-2 Distribution Amount . . . . . . . . . . . . . .   7

              Class A-2 Interest Carry-Forward Amount . . . . . . . . .   7
              Class A-2 Interest Distribution Amount  . . . . . . . . .   7
              Class A-2 Pass-Through Rate . . . . . . . . . . . . . . .   7
              Class A-2 Principal Carry-Forward Amount  . . . . . . . .   7
              Class A-2 Principal Distribution Amount . . . . . . . . .   8
              Class A-3 Certificate . . . . . . . . . . . . . . . . . .   8
              Class A-3 Certificate Principal Balance . . . . . . . . .   8
              Class A-3 Certificate Termination Date  . . . . . . . . .   8
              Class A-3 Distribution Amount . . . . . . . . . . . . . .   8
              Class A-3 Interest Carry-Forward Amount . . . . . . . . .   8
              Class A-3 Interest Distribution Amount  . . . . . . . . .   9
              Class A-3 Pass-Through Rate . . . . . . . . . . . . . . .   9
              Class A-3 Principal Carry-Forward Amount  . . . . . . . .   9
              Class A-3 Principal Distribution Amount . . . . . . . . .   9
              Class A-4 Certificate . . . . . . . . . . . . . . . . . .   9
              Class A-4 Certificate Principal Balance . . . . . . . . .  10
              Class A-4 Certificate Termination Date  . . . . . . . . .  10
              Class A-4 Distribution Amount . . . . . . . . . . . . . .  10
              Class A-4 Interest Carry-Forward Amount . . . . . . . . .  10
              Class A-4 Interest Distribution Amount  . . . . . . . . .  10
              Class A-4 Pass-Through Rate . . . . . . . . . . . . . . .  10
              Class A-4 Principal Carry-Forward Amount  . . . . . . . .  10
              Class A-4 Principal Distribution Amount . . . . . . . . .  11
              Class A-5 Certificate . . . . . . . . . . . . . . . . . .  11
              Class A-5 Certificate Principal Balance . . . . . . . . .  11
              Class A-5 Certificate Termination Date  . . . . . . . . .  11
              Class A-5 Distribution Amount . . . . . . . . . . . . . .  11
              Class A-5 Interest Carry-Forward Amount . . . . . . . . .  11
              Class A-5 Interest Distribution Amount  . . . . . . . . .  12
              Class A-5 Pass-Through Rate . . . . . . . . . . . . . . .  12
              Class A-5 Principal Carry-Forward Amount  . . . . . . . .  12
              Class A-5 Principal Distribution Amount . . . . . . . . .  12
              Class A-6 Certificate . . . . . . . . . . . . . . . . . .  12
              Class A-6 Certificate Principal Balance . . . . . . . . .  12
              Class A-6 Distribution Account  . . . . . . . . . . . . .  13
              Class A-6 Distribution Amount . . . . . . . . . . . . . .  13
              Class A-6 Formula Distribution Amount . . . . . . . . . .  13
              Class A-6 Formula Pass-Through Rate . . . . . . . . . . .  13
              Class A-6 Full Distribution Amount  . . . . . . . . . . .  13
              Class A-6 Full Interest Distribution Amount . . . . . . .  13
              Class A-6 Insured Payment . . . . . . . . . . . . . . . .  13
              Class A-6 Interest Carry-Forward Amount . . . . . . . . .  14
              Class A-6 Interest Distribution Amount  . . . . . . . . .  14
              Class A-6 Pass-Through Rate . . . . . . . . . . . . . . .  14
              Class A-6 Preference Amount . . . . . . . . . . . . . . .  14
              Class A-6 Principal Carry-Forward Amount  . . . . . . . .  14
              Class A-6 Principal Distribution Amount . . . . . . . . .  14
              Class A-6 Reimbursement Amount  . . . . . . . . . . . . .  14
              Class LT1 Certificates  . . . . . . . . . . . . . . . . .  18

              Class LT2 Certificates  . . . . . . . . . . . . . . . . .  18
              Class LT3 Certificates  . . . . . . . . . . . . . . . . .  18
              Class LT4 Certificates  . . . . . . . . . . . . . . . . .  18
              Class LT5 Certificates  . . . . . . . . . . . . . . . . .  18
              Class LT6 Certificates  . . . . . . . . . . . . . . . . .  18
              Class R Distribution Account  . . . . . . . . . . . . . .  18
              Class RL Certificates . . . . . . . . . . . . . . . . . .  18
              Class RU Certificates . . . . . . . . . . . . . . . . . .  19
              Clean-Up Call Date  . . . . . . . . . . . . . . . . . . .  19
              Code  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              Combined Loan-to-Value Ratio  . . . . . . . . . . . . . .  19
              Compensating Interest . . . . . . . . . . . . . . . . . .  19
              Coupon Rate . . . . . . . . . . . . . . . . . . . . . . .  19
              Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . .  19
              Date-of-Payment Loan  . . . . . . . . . . . . . . . . . .  19
              Delinquency Advance . . . . . . . . . . . . . . . . . . .  19
              Delinquent  . . . . . . . . . . . . . . . . . . . . . . .  19
              Delivery Order  . . . . . . . . . . . . . . . . . . . . .  20
              Depository  . . . . . . . . . . . . . . . . . . . . . . .  20
              Designated Depository Institution . . . . . . . . . . . .  20
              Determination Date  . . . . . . . . . . . . . . . . . . .  20
              Direct Participant" or "DTC Participant . . . . . . . . .  20
              Disqualified Organization . . . . . . . . . . . . . . . .  21
              Document Delivery Requirements  . . . . . . . . . . . . .  21
              Eligible Investments  . . . . . . . . . . . . . . . . . .  21
              Excess Spread Rate  . . . . . . . . . . . . . . . . . . .  21
              Excess Subordinated Amount  . . . . . . . . . . . . . . .  22
              Event of Default  . . . . . . . . . . . . . . . . . . . .  22
              FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Freddie Mac . . . . . . . . . . . . . . . . . . . . . . .  22
              File  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Final Determination . . . . . . . . . . . . . . . . . . .  22
              First Mortgage Loan . . . . . . . . . . . . . . . . . . .  22
              FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Gross Margin  . . . . . . . . . . . . . . . . . . . . . .  22
              Group I . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Group I Amortized Subordinated Amount Requirement . . . .  23
              Group I Available Funds . . . . . . . . . . . . . . . . .  23
              Group I Certificate Principal Balance . . . . . . . . . .  23
              Group I Certificates  . . . . . . . . . . . . . . . . . .  23
              Group I Deficiency Amount . . . . . . . . . . . . . . . .  23
              Group I Formula Distribution Amount . . . . . . . . . . .  23
              Group I Initial Specified Subordinated Amount . . . . . .  24
              Group I Insured Distribution Amount . . . . . . . . . . .  24
              Group I Insured Interest Distribution Amount  . . . . . .  24
              Group I Insured Payment . . . . . . . . . . . . . . . . .  24

              Group I Insured Principal Distribution Amount . . . . . .  24
              Group I Interest Distribution Amount  . . . . . . . . . .  24
              Group I Interest Remittance Amount  . . . . . . . . . . .  24
              Group I Monthly Remittance Amount . . . . . . . . . . . .  25
              Group I Net Funds Cap Rate  . . . . . . . . . . . . . . .  25
              Group I Preference Amount . . . . . . . . . . . . . . . .  25
              Group I Premium Amount  . . . . . . . . . . . . . . . . .  26
              Group I Principal Carry-Forward Amount  . . . . . . . . .  26
              Group I Principal Distribution Amount . . . . . . . . . .  26
              Group I Principal Remittance Amount . . . . . . . . . . .  27
              Group I Projected Net Monthly Excess Cashflow . . . . . .  28
              Group I Reimbursement Amount  . . . . . . . . . . . . . .  28
              Group I Specified Subordinated Amount . . . . . . . . . .  28
              Group I Subordinated Amount . . . . . . . . . . . . . . .  28
              Group I Subordination Deficiency Amount . . . . . . . . .  28
              Group I Subordination Deficit . . . . . . . . . . . . . .  28
              Group I Subordination Increase Amount . . . . . . . . . .  29
              Group I Subordination Reduction Amount  . . . . . . . . .  29
              Interest Account  . . . . . . . . . . . . . . . . . . . .  29
              Group I Total Available Funds . . . . . . . . . . . . . .  29
              Group I Total Monthly Excess Spread . . . . . . . . . . .  29
              Group I Weighted Average Net Loan Rate  . . . . . . . . .  29
              Group I Weighted Average Pass-Through Rate  . . . . . . .  30
              Group II  . . . . . . . . . . . . . . . . . . . . . . . .  30
              Group II Amortized Subordinated Amount Requirement  . . .  30
              Group II Available Funds  . . . . . . . . . . . . . . . .  30
              Group II Deficiency Amount  . . . . . . . . . . . . . . .  30
              Group II Initial Specified Subordinated Amount  . . . . .  30
              Group II Insured Distribution Amount  . . . . . . . . . .  30
              Group II Insured Interest Distribution Amount . . . . . .  31
              Group II Insured Payment  . . . . . . . . . . . . . . . .  31
              Group II Insured Principal Distribution Amount  . . . . .  31
              Group II Interest Remittance Amount . . . . . . . . . . .  31
              Group II Monthly Remittance Amount  . . . . . . . . . . .  31
              Group II Preference Amount  . . . . . . . . . . . . . . .  31
              Group II Premium Amount"  . . . . . . . . . . . . . . . .  31
              Group II Principal Carry-Forward Amount . . . . . . . . .  31
              Group II Principal Distribution Amount  . . . . . . . . .  32
              Group II Principal Remittance Amount  . . . . . . . . . .  32
              Group II Projected Net Monthly Excess Cashflow  . . . . .  32
              Group II Specified Subordinated Amount  . . . . . . . . .  32
              Group II Subordinated Amount  . . . . . . . . . . . . . .  32

              Group II Subordination Deficiency Amount  . . . . . . . .  32
              Group II Subordination Deficit  . . . . . . . . . . . . .  33
              Group II Subordination Increase Amount  . . . . . . . . .  33
              Group II Supplemental Interest Account  . . . . . . . . .  33
              Group II Total Available Funds  . . . . . . . . . . . . .  33
              Indemnification Agreement . . . . . . . . . . . . . . . .  33
              Index . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              Indirect Participant  . . . . . . . . . . . . . . . . . .  33
              Initial Premiums  . . . . . . . . . . . . . . . . . . . .  33
              Insurance Agreement . . . . . . . . . . . . . . . . . . .  33
              Insurance Policy  . . . . . . . . . . . . . . . . . . . .  33
              Insured Payment . . . . . . . . . . . . . . . . . . . . .  34
              Interest Accrual Period . . . . . . . . . . . . . . . . .  34
              Interest Advance  . . . . . . . . . . . . . . . . . . . .  34
              Interest Determination Date . . . . . . . . . . . . . . .  34
              Interest Rate Adjustment Date . . . . . . . . . . . . . .  34
              Late Payment Rate . . . . . . . . . . . . . . . . . . . .  34
              LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              Liquidated Loan . . . . . . . . . . . . . . . . . . . . .  35
              Liquidation Expenses  . . . . . . . . . . . . . . . . . .  35
              Liquidation Proceeds  . . . . . . . . . . . . . . . . . .  35
              Loan Balance  . . . . . . . . . . . . . . . . . . . . . .  35
              Loan Purchase Price . . . . . . . . . . . . . . . . . . .  35
              London Business Day . . . . . . . . . . . . . . . . . . .  36
              Lower Tier Distribution Amount  . . . . . . . . . . . . .  36
              Lower-Tier Interests  . . . . . . . . . . . . . . . . . .  36
              Lower-Tier REMIC  . . . . . . . . . . . . . . . . . . . .  36
              Master Servicer . . . . . . . . . . . . . . . . . . . . .  36
              Master Servicer's Trust Receipt . . . . . . . . . . . . .  36
              Master Servicing Fee  . . . . . . . . . . . . . . . . . .  36
              Monthly Remittance Amount . . . . . . . . . . . . . . . .  36
              Moody's . . . . . . . . . . . . . . . . . . . . . . . . .  36
              Mortgage  . . . . . . . . . . . . . . . . . . . . . . . .  36
              Mortgage Loan Group . . . . . . . . . . . . . . . . . . .  36
              Mortgage Loans  . . . . . . . . . . . . . . . . . . . . .  36
              Mortgagor . . . . . . . . . . . . . . . . . . . . . . . .  37
              Net Liquidation Proceeds  . . . . . . . . . . . . . . . .  37
              Net Monthly Excess Cashflow . . . . . . . . . . . . . . .  37
              Note  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              Officer's Certificate . . . . . . . . . . . . . . . . . .  37
              Operative Documents . . . . . . . . . . . . . . . . . . .  37
              Original Aggregate Loan Balance . . . . . . . . . . . . .  37
              Original Certificate Principal Balance  . . . . . . . . .  38
              Original Principal Amount . . . . . . . . . . . . . . . .  38
              Originator  . . . . . . . . . . . . . . . . . . . . . . .  38
              Outstanding . . . . . . . . . . . . . . . . . . . . . . .  38
              Overfunded Interest Amount  . . . . . . . . . . . . . . .  38
              Owner . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              Pass-Through Rate . . . . . . . . . . . . . . . . . . . .  39
              Payment Date  . . . . . . . . . . . . . . . . . . . . . .  39

              Percentage Interest . . . . . . . . . . . . . . . . . . .  39
              Person  . . . . . . . . . . . . . . . . . . . . . . . . .  40
              Pool Cumulative Realized Losses . . . . . . . . . . . . .  40
              Pool Delinquency Rate . . . . . . . . . . . . . . . . . .  40
              Pool Principal Balance  . . . . . . . . . . . . . . . . .  40
              Pool Rolling Three Month Delinquency Rate . . . . . . . .  40
              Premium Amount  . . . . . . . . . . . . . . . . . . . . .  40
              Premium Percentage  . . . . . . . . . . . . . . . . . . .  40
              Prepaid Installment . . . . . . . . . . . . . . . . . . .  41
              Prepayment  . . . . . . . . . . . . . . . . . . . . . . .  41
              Preservation Expenses . . . . . . . . . . . . . . . . . .  41
              Principal and Interest Account  . . . . . . . . . . . . .  41
              Principal Remittance Amount . . . . . . . . . . . . . . .  41
              Prohibited Transaction  . . . . . . . . . . . . . . . . .  41
              Property  . . . . . . . . . . . . . . . . . . . . . . . .  41
              Purchase Option Period  . . . . . . . . . . . . . . . . .  41
              Qualified Liquidation . . . . . . . . . . . . . . . . . .  41
              Qualified Mortgage  . . . . . . . . . . . . . . . . . . .  41
              Qualified Replacement Mortgage  . . . . . . . . . . . . .  42
              Realized Loss . . . . . . . . . . . . . . . . . . . . . .  42
              Record Date . . . . . . . . . . . . . . . . . . . . . . .  42
              Reference Banks . . . . . . . . . . . . . . . . . . . . .  43
              Register  . . . . . . . . . . . . . . . . . . . . . . . .  43
              Registrar . . . . . . . . . . . . . . . . . . . . . . . .  43
              Registration Statement  . . . . . . . . . . . . . . . . .  43
              Reimbursement Amount  . . . . . . . . . . . . . . . . . .  43
              Reimbursement Rate  . . . . . . . . . . . . . . . . . . .  43
              REMIC . . . . . . . . . . . . . . . . . . . . . . . . . .  43
              REMIC Provisions  . . . . . . . . . . . . . . . . . . . .  43
              REMIC Trust . . . . . . . . . . . . . . . . . . . . . . .  43
              Remittance Date . . . . . . . . . . . . . . . . . . . . .  44
              Remittance Period . . . . . . . . . . . . . . . . . . . .  44
              REO Property  . . . . . . . . . . . . . . . . . . . . . .  44
              Replacement Cut-Off Date  . . . . . . . . . . . . . . . .  44
              Representation Letter . . . . . . . . . . . . . . . . . .  44
              Reserve Interest Rate . . . . . . . . . . . . . . . . . .  44
              Residual Certificate  . . . . . . . . . . . . . . . . . .  44
              Residual Net Monthly Excess Cashflow  . . . . . . . . . .  44
              Schedules of Mortgage Loans . . . . . . . . . . . . . . .  45
              Second Mortgage Loan  . . . . . . . . . . . . . . . . . .  45
              Securities Act  . . . . . . . . . . . . . . . . . . . . .  45
              Senior Lien . . . . . . . . . . . . . . . . . . . . . . .  45
              Servicer Affiliate  . . . . . . . . . . . . . . . . . . .  45
              Servicing Advance . . . . . . . . . . . . . . . . . . . .  45
              Servicing Fee . . . . . . . . . . . . . . . . . . . . . .  45
              Specified Subordinated Amount . . . . . . . . . . . . . .  45
              Sponsor . . . . . . . . . . . . . . . . . . . . . . . . .  45
              Standard & Poor's . . . . . . . . . . . . . . . . . . . .  45
              Startup Day . . . . . . . . . . . . . . . . . . . . . . .  45

              Step-up Payment Date  . . . . . . . . . . . . . . . . . .  46
              Subordinated Amount . . . . . . . . . . . . . . . . . . .  46
              Subordination Deficiency Amount . . . . . . . . . . . . .  46
              Subordination Increase Amount . . . . . . . . . . . . . .  46
              Subordination Reduction Amount  . . . . . . . . . . . . .  46
              Substitution Amount . . . . . . . . . . . . . . . . . . .  46
              Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . .  46
              Sub-Servicing Agreement . . . . . . . . . . . . . . . . .  46
              Supplemental Interest Payment Account . . . . . . . . . .  47
              Supplemental Interest Payment Amount Available  . . . . .  47
              Supplemental Interest Trust . . . . . . . . . . . . . . .  47
              Tax Matters Person  . . . . . . . . . . . . . . . . . . .  47
              Termination Notice  . . . . . . . . . . . . . . . . . . .  47
              Termination Price . . . . . . . . . . . . . . . . . . . .  47
              Total Monthly Excess Cashflow . . . . . . . . . . . . . .  47
              Total Monthly Excess Spread . . . . . . . . . . . . . . .  47
              Transaction Documents . . . . . . . . . . . . . . . . . .  47
              Trust . . . . . . . . . . . . . . . . . . . . . . . . . .  47
              Trust Estate  . . . . . . . . . . . . . . . . . . . . . .  47
              Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  48
              Trustee's Fees  . . . . . . . . . . . . . . . . . . . . .  48
              Underwriter . . . . . . . . . . . . . . . . . . . . . . .  48
              Upper-Tier REMIC  . . . . . . . . . . . . . . . . . . . .  48
     1.2.    Use of Words and Phrases . . . . . . . . . . . . . . . . .  48
     1.3.    Captions; Table of Contents  . . . . . . . . . . . . . . .  48
     1.4.    Opinions . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE II    ESTABLISHMENT AND ORGANIZATION OF THE TRUST . . . . . . .  49

     2.1.    Establishment of the Trust . . . . . . . . . . . . . . . .  49
     2.2.    Office . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     2.3.    Purposes and Powers  . . . . . . . . . . . . . . . . . . .  49
     2.4.    Appointment of the Trustee; Declaration of Trust . . . . .  49
     2.5.    Expenses of the Trust  . . . . . . . . . . . . . . . . . .  50
     2.6.    Ownership of the Trust . . . . . . . . . . . . . . . . . .  50
     2.7.    Situs of the Trust . . . . . . . . . . . . . . . . . . . .  50
     2.8.    Miscellaneous REMIC Provisions . . . . . . . . . . . . . .  50

ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
              SPONSOR AND THE MASTER SERVICER; COVENANT OF
              SPONSOR TO CONVEY MORTGAGE LOANS  . . . . . . . . . . . .  52

     3.1.    Representations and Warranties of the Sponsor  . . . . . .  52
     3.2.    Representations and Warranties of the Master Servicer  . .  55

     3.3.    Representations and Warranties of the Sponsor with
             Respect to the Mortgage Loans  . . . . . . . . . . . . . .  58
     3.4.    Covenants of Sponsor to Take Certain Actions with Respect
             to the Mortgage Loans In Certain Situations  . . . . . . .  66
     3.5.    Conveyance of the Mortgage Loans . . . . . . . . . . . . .  68
     3.6.    Acceptance by Trustee; Certain Substitutions of Mortgage
             Loans; Certification by Trustee  . . . . . . . . . . . . .  70
     3.7.    Cooperation Procedures . . . . . . . . . . . . . . . . . .  71
     3.8.    Conveyance of the Subsequent Mortgage Loans  . . . . . . .  72

ARTICLE IV    ISSUANCE AND SALE OF CERTIFICATES . . . . . . . . . . . .  75

     4.1.    Issuance of Certificates . . . . . . . . . . . . . . . . .  75
     4.2.    Sale of Certificates . . . . . . . . . . . . . . . . . . .  75

ARTICLE V     CERTIFICATES AND TRANSFER OF INTERESTS  . . . . . . . . .  76

     5.1.    Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     5.2.    Forms  . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     5.3.    Execution, Authentication and Delivery . . . . . . . . . .  77
     5.4.    Registration and Transfer of Certificates  . . . . . . . .  77
     5.5.    Mutilated, Destroyed, Lost or Stolen Certificates  . . . .  80
     5.6.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  81
     5.7.    Cancellation . . . . . . . . . . . . . . . . . . . . . . .  81
     5.8.    Limitation on Transfer of Ownership Rights . . . . . . . .  81
     5.9.    Assignment of Rights . . . . . . . . . . . . . . . . . . .  82

ARTICLE VI    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  83

     6.1.    Distributions  . . . . . . . . . . . . . . . . . . . . . .  83
     6.2.    Money for Distributions to be Held in Trust; Withholding .  83
     6.3.    Protection of Trust Estate . . . . . . . . . . . . . . . .  84
     6.4.    Performance of Obligations . . . . . . . . . . . . . . . .  85
     6.5.    Negative Covenants . . . . . . . . . . . . . . . . . . . .  85
     6.6.    No Other Powers  . . . . . . . . . . . . . . . . . . . . .  86
     6.7.    Limitation of Suits  . . . . . . . . . . . . . . . . . . .  86
     6.8.    Unconditional Rights of Owners to Receive Distributions  .  87
     6.9.    Rights and Remedies Cumulative . . . . . . . . . . . . . .  87
     6.10.   Delay or Omission Not Waiver . . . . . . . . . . . . . . .  87
     6.11.   Control by Owners  . . . . . . . . . . . . . . . . . . . .  87

ARTICLE VII   ACCOUNTS, DISBURSEMENTS AND RELEASES  . . . . . . . . . .  88

     7.1.    Collection of Money  . . . . . . . . . . . . . . . . . . .  88

     7.2.    Establishment of Accounts  . . . . . . . . . . . . . . . .  88
     7.3.    The Certificate Insurance Policy . . . . . . . . . . . . .  89
     7.4.    Pre-Funding Account and Capitalized Interest Account . . .  92
     7.5.    Flow of Funds  . . . . . . . . . . . . . . . . . . . . . .  93
     7.6.    Investment of Accounts . . . . . . . . . . . . . . . . . . 102
     7.7.    Eligible Investments . . . . . . . . . . . . . . . . . . . 103
     7.8.    Reports by Trustee . . . . . . . . . . . . . . . . . . . . 104
     7.9.    Additional Reports by Trustee  . . . . . . . . . . . . . . 108
     7.10.   Supplemental Interest Payment Account, Supplement
             Interest Payments  . . . . . . . . . . . . . . . . . . . . 109
     7.11.   Allocation of Realized Losses  . . . . . . . . . . . . . . 110

ARTICLE VIII  SERVICING AND ADMINISTRATION OF MORTGAGE LOANS  . . . . . 110

     8.1.    Master Servicer and Sub-Servicers  . . . . . . . . . . . . 110
     8.2.    The Servicing Account  . . . . . . . . . . . . . . . . . . 113
     8.3.    Collection of Certain Mortgage Loan Payments . . . . . . . 115
     8.4.    Delinquency Advances and Master Servicer Advances  . . . . 115
     8.5.    Sub-Servicing Agreements Between Master Servicer and
             Sub-Servicers  . . . . . . . . . . . . . . . . . . . . . . 116
     8.6.    Successor Sub-Servicers  . . . . . . . . . . . . . . . . . 117
     8.7.    Liability of Master Servicer . . . . . . . . . . . . . . . 117
     8.8.    No Contractual Relationship Between Sub-Servicer and
             Trustee or the Owners  . . . . . . . . . . . . . . . . . . 117
     8.9.    Assumption or Termination of Sub-Servicing Agreement by
             Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . 117
     8.10.   Principal and Interest Account . . . . . . . . . . . . . . 118
     8.11.   Purchase of Mortgage Loans . . . . . . . . . . . . . . . . 120
     8.12.   Maintenance of Insurance . . . . . . . . . . . . . . . . . 120
     8.13.   Due-on-Sale Clauses; Assumption and Substitution
             Agreements . . . . . . . . . . . . . . . . . . . . . . . . 121
     8.14.   Realization Upon Defaulted Mortgage Loans  . . . . . . . . 122
     8.15.   Trustee to Cooperate; Release of Files . . . . . . . . . . 124
     8.16.   Servicing Compensation . . . . . . . . . . . . . . . . . . 125
     8.17.   Annual Statement as to Compliance  . . . . . . . . . . . . 125
     8.18.   Annual Independent Certified Public Accountants' Reports . 126
     8.19.   Access to Certain Documentation and Information Regarding
             the Mortgage Loans; Confidentiality  . . . . . . . . . . . 126
     8.20.   Payment of Taxes, Insurance and Other Charges  . . . . . . 126
     8.21.   Assignment of Agreement  . . . . . . . . . . . . . . . . . 127
     8.22.   Removal of Master Servicer; Resignation of Master
             Servicer . . . . . . . . . . . . . . . . . . . . . . . . . 127

     8.23.   Inspections by Certificate Insurer; Errors and Omissions
             Insurance  . . . . . . . . . . . . . . . . . . . . . . . . 133
     8.24.   Merger, Conversion, Consolidation or Succession to
             Business of Master Servicer  . . . . . . . . . . . . . . . 133
     8.25.   Notices of Material Events . . . . . . . . . . . . . . . . 133

ARTICLE IX    TERMINATION OF TRUST  . . . . . . . . . . . . . . . . . . 134

     9.1.    Termination of Trust . . . . . . . . . . . . . . . . . . . 134
     9.2.    Termination Upon Option of Master Servicer . . . . . . . . 135
     9.3.    Termination Upon Loss of REMIC Status  . . . . . . . . . . 136
     9.4.    Disposition of Proceeds  . . . . . . . . . . . . . . . . . 138
     9.5.    Netting of Amounts . . . . . . . . . . . . . . . . . . . . 138

ARTICLE X     THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . 138

     10.1.   Certain Duties and Responsibilities  . . . . . . . . . . . 138
     10.2.   Removal of Trustee for Cause . . . . . . . . . . . . . . . 140
     10.3.   Certain Rights of the Trustee  . . . . . . . . . . . . . . 142
     10.4.   Not Responsible for Recitals or Issuance of Certificates . 143
     10.5.   May Hold Certificates  . . . . . . . . . . . . . . . . . . 143
     10.6.   Money Held in Trust  . . . . . . . . . . . . . . . . . . . 143
     10.7.   No Lien for Fees . . . . . . . . . . . . . . . . . . . . . 143
     10.8.   Corporate Trustee Required; Eligibility  . . . . . . . . . 143
     10.9.   Resignation and Removal; Appointment of Successor  . . . . 144
     10.10.  Acceptance of Appointment by Successor Trustee . . . . . . 146
     10.11.  Merger, Conversion, Consolidation or Succession to
             Business of the Trustee  . . . . . . . . . . . . . . . . . 146
     10.12.  Reporting; Withholding . . . . . . . . . . . . . . . . . . 147
     10.13.  Liability of the Trustee . . . . . . . . . . . . . . . . . 147
     10.14.  Appointment of Co-Trustee or Separate Trustee  . . . . . . 148

ARTICLE XI    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 149

     11.1.   Compliance Certificates and Opinions . . . . . . . . . . . 149
     11.2.   Form of Documents Delivered to the Trustee . . . . . . . . 150
     11.3.   Acts of Owners . . . . . . . . . . . . . . . . . . . . . . 151
     11.4.   Notices, etc. to Trustee . . . . . . . . . . . . . . . . . 152
     11.5.   Notices and Reports to Owners; Waiver of Notices . . . . . 152
     11.6.   Rules by Trustee and Sponsor . . . . . . . . . . . . . . . 152
     11.7.   Successors and Assigns . . . . . . . . . . . . . . . . . . 153
     11.8.   Severability . . . . . . . . . . . . . . . . . . . . . . . 153
     11.9.   Benefits of Agreement  . . . . . . . . . . . . . . . . . . 153
     11.10.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . 153
     11.11.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . 153

     11.12.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . 153
     11.13.  Usury  . . . . . . . . . . . . . . . . . . . . . . . . . . 154
     11.14.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . 154
     11.15.  REMIC Status; Taxes  . . . . . . . . . . . . . . . . . . . 155
     11.16.  Additional Limitation on Action and Imposition of Tax  . . 157
     11.17.  Appointment of Tax Matters Person  . . . . . . . . . . . . 158
     11.18.  The Certificate Insurer  . . . . . . . . . . . . . . . . . 158
     11.19.  Maintenance of Records . . . . . . . . . . . . . . . . . . 158
     11.20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . 158

SCHEDULE I   --  Schedules of Mortgage Loans

EXHIBIT A-1  --  Form of Class A-1 Certificate
EXHIBIT A-2  --  Form of Class A-2 Certificate
EXHIBIT A-3  --  Form of Class A-3 Certificates
EXHIBIT A-4  --  Form of Class A-4 Certificates
EXHIBIT A-5  --  Form of Class A-5 Certificates
EXHIBIT A-6  --  Form of Class A-6 Certificates
EXHIBIT B-1  --  Form of Class B Group I Certificate
EXHIBIT B-2  --  Form of Class B Group II Certificate
EXHIBIT B-3  --  Form of Class B I-S Certificate
EXHIBIT B-4  --  Form of Class B II-S Certificate
EXHIBIT C    --  Form of Residual Certificates
EXHIBIT D    --  Form of Certificate Re: Mortgage Loans Prepaid in full
                 After the Cut-Off Date
EXHIBIT E    --  Form of Trustee's Acknowledgement of Receipt
EXHIBIT F    --  Form of Certification
EXHIBIT G    --  Form of Delivery Order
EXHIBIT H    --  Form of Class RS Tax Matters Transfer Certificate
EXHIBIT I    --  Contents of Mortgage Loan File
EXHIBIT J    --  Form of Monthly Report
EXHIBIT K    --  Form of Master Servicer's Trust Receipt

          POOLING AND SERVICING AGREEMENT, relating to ACCREDITED MORTGAGE LOAN TRUST 1996-1, dated as of ________ __, 1996, between ACCREDITED HOME LENDERS, INC., a California corporation, in its capacity as Sponsor of the Trust (the "Sponsor") and as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

          WHEREAS, the Sponsor wishes to establish a trust and two subtrusts, and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

          WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

          WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

          WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

          WHEREAS, Financial Guaranty Insurance Company (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer and the Trustee hereby agree as follows:

                                 ARTICLE I

                     DEFINITIONS; RULES OF CONSTRUCTION

          Section 1.1.  Definitions.  For all purposes of this Agreement,
                        -----------
the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          "Account":  Any account established in accordance with Section
           -------
7.2 or 8.8 hereof each of which shall be established at a Designated Depository Institution.

          "Accredited Mortgage Files":  For any Mortgage Loan identified on
           -------------------------
the related Schedule of Mortgage Loans with an "A" Code, the items listed as (a), (b), (c), (d) and (f) on Exhibit B hereto.

          "Accredited Servicing Fee":  An amount retained by the Master
           ------------------------
Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section
8.15 hereof and equal to ___% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of each calendar month payable on a monthly basis.

          "Advanta Servicing Fee":  An amount paid to the Sub-Servicer as
           ---------------------
compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section ____ hereof and equal to ___% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of each calendar month payable on a monthly basis.

          "Agreement":  This Pooling and Servicing Agreement, as it may be
           ---------
amended from time to time, and including the Exhibits hereto.

          "Appraised Value":  The appraised value of any Property based
           ---------------
upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

          "Authorized Officer":  With respect to any Person, any person who
           ------------------
is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Sponsor and the Master Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day.

          "Available Funds":  With respect to Group I, the Group I
           ---------------
Available Funds and with respect to Group II, the Group II Available Funds.

          "Balloon Loan":  Any Mortgage Loan which has an amortization
           ------------
schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

          "Base Group I Principal Distribution Amount":  As to any Payment
           ------------------------------------------
Date, an amount equal to (x) the sum, without duplication, of (i) the principal portion of all scheduled and unscheduled payments received by the Master Servicer on the Group I Mortgage Loans during the related Remittance Period, including any Prepayments and any Net Proceeds, (ii) the principal portion of all Substitution Amounts and the principal portion of all Loan Purchase Prices deposited into the Principal and Interest Accounts with respect to the Group I Mortgage Loans on the related Remittance Date, and
(iii) the proceeds received by the Trustee with respect to the Group I Mortgage Loans in connection with any termination of the Trust pursuant to
Article VIII hereof, to the extent such proceeds relate to principal, minus
                                                                      -----
(y) the amount of any Group I Subordination Reduction Amount for such Payment Date.

          "Base Group II Principal Distribution Amount":  As to any Payment
           -------------------------------------------
Date, an amount equal to (x) the sum, without duplication, of (i) the principal portion of all scheduled and unscheduled payments received by the Master Servicer on the Group II Mortgage Loans during the related Remittance Period, including any Prepayments and any Net Proceeds, (ii) the principal portion of all Substitution Amounts and the principal portion of all Loan Purchase Prices deposited into the Principal and Interest Accounts with respect to the Group II Mortgage Loans on the related Remittance Date, and (iii) the proceeds received by the Trustee with respect to the Group II Mortgage Loans in connection with any termination of the Trust pursuant to
Article VIII hereof, to the extent such proceeds relate to principal, minus
                                                                      -----
(y) the amount of any Group II Subordination Reduction Amount for such Payment Date.

          "Business Day":  Any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

          "Capitalized Interest Account":  The Capitalized Interest Account
           ----------------------------
established in accordance with Section 7.2 hereof and maintained by the Trustee.

          "Carry-Forward Amount":  The Class A-1 Interest Carry-Forward
           --------------------
Amount, the Class A-2 Interest Carry-Forward Amount, the Class A-3 Interest Carry-Forward Amount, the Class A-4 Interest Carry-Forward Amount, the Class A-5 Interest Carry-Forward Amount, the Class A-6 Interest Carry-Forward Amount, the Class A-1 Principal Carry-Forward Amount, the Class A-2 Principal Carry-Forward Amount, the Class A-3 Principal Carry-Forward Amount, the Class A-4 Principal Carry-Forward Amount, the Class A-5 Principal Carry-Forward Amount, the Class A-6 Principal Carry-Forward Amount, the Class B Group I Carry-Forward Amount or the Class B Group II Carry-Forward Amount.

          "Certificate":  Any one of the Class A Certificates, the Class B
           -----------
Certificates or the Residual Certificates, each representing the interests and the rights described in this Agreement.

          "Certificate Account":  The Certificate Account established in
           -------------------
accordance with Section 7.2 hereof and maintained by the Trustee.

          "Certificate Insurance Policy":  The certificate guaranty
           ----------------------------
insurance policy dated _______ __, 1996 issued by the Certificate Insurer to the Trustee for the benefit of the Owners of the Class A Certificates.

          "Certificate Insurer":  Financial Guaranty Insurance Company or
           -------------------
any successor thereto, as issuer of the Certificate Insurance Policy.

          "Certificate Insurer Default":  Any period during which the
           ---------------------------
Certificate Insurer has failed (or continued to fail) to honor a proper claim made under the Certificate Insurance Policy and as to which the Certificate Insurer has not provided a reasonable explanation regarding the invalidity of such claim to the Sponsor.

          "Certificate Insurer Premium Rate":  ___% per annum.
           --------------------------------

          "Certificate Principal Balance":  As to the Class A-1
           -----------------------------
Certificates, the Class A-1 Certificate Principal Balance; as to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance; as to the Class A-3 Certificates, the Class A-3 Certificate Principal Balance; as to the Class A-4 Certificates, the Class A-4 Certificate Principal Balance; as to the Class A-5 Certificates, the Class A-5 Certificate Principal Balance; and as to the Class A-6 Certificates, the Class A-6 Certificate Principal Balance. As to any particular Class A Certificate, the product of the Percentage Interest evidenced thereby and the Certificate Principal Balance of all Class A Certificates of the same Class. The Residual Certificates do not have a "Certificate Principal Balance".

          "Class":  All of the Class A Group I Group Certificates, all of
           -----
the Class A Group II Certificates, all of the Class B Group I Certificates, all of the Class B Group II Certificates or all of the Residual
Certificates.

          "Class A Certificate":  Any one of the Class A-1 Certificates,
           -------------------
the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, or the Class A-6 Certificates.

          "Class A Group I Certificates":  The Class A-2 Certificates, the
           ----------------------------
Class A-3 Certificates, the Class A-4 Certificates and the Class A-5
Certificates.

          "Class A Group I Distribution Account":  The Class A Group I
           ------------------------------------
Distribution Account created pursuant to Section 7.2 hereof.

          "Class A Group II Certificates":  All of the Class A-6
           -----------------------------
Certificates.

          "Class A Group II Distribution Account":  The Class A Group II
           -------------------------------------
Distribution Account created pursuant to Section 7.2 hereof.

          "Class A-1 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto. The Class A-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-1 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal Balance of the Class A-1 Certificates less any amounts actually distributed as part of the Class A-1 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount
                                              --------  ----
is exclusive of Insured Payments for the sole purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-1 Certificate Termination Date":  The Payment Date on
           --------------------------------------
which the Class A-1 Certificate Principal Balance is reduced to zero.

          "Class A-1 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-1 Principal Distribution Amount for such Payment Date,
(ii) the Class A-1 Interest Distribution Amount for such Payment Date,
(iii) the Class A-1 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-1 Principal Carry-Forward Amount for such Payment Date.

          "Class A-1 Interest Carry-Forward Amount":  As of any Payment
           ---------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-1 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-1 Group I Certificates pursuant to Section 7.3(c)(i)(A) hereof on such immediately preceding Payment Date and allocable to the Class A-1 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-1 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-1 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance immediately prior to such Payment Date.

          "Class A-1 Pass-Through Rate":  ____% per annum.
           ---------------------------

          "Class A-1 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-1 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-1 Group I Certificates pursuant to Section 7.3(c)(i)(A) hereof on such immediately preceding Payment Date and allocable to the Class A-1 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-1 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-1 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date on or prior to the Class A-1 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-1 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-1 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-1 Principal Balance shall be distributed as the initial principal distribution on the Class A-2 Group I Certificates.

          "Class A-1 Termination Date":  The Payment Date on which the
           --------------------------
Class A-1 Principal Balance is reduced to zero.

          "Class A-2 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto. The Class A-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-2 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal Balance of the Class A-2 Certificates less any amounts actually distributed as part of the Class A-2 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount
                                              --------  ----
is exclusive of Insured Payments for the sole purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-2 Certificate Termination Date":  The Payment Date on
           --------------------------------------
which the Class A-2 Certificate Principal Balance is reduced to zero.

          "Class A-2 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-2 Principal Distribution Amount for such Payment Date,
(ii) the Class A-2 Interest Distribution Amount for such Payment Date,
(iii) the Class A-2 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-2 Principal Carry-Forward Amount for such Payment Date.

          "Class A-2 Interest Carry-Forward Amount":  With respect to any
           ---------------------------------------
Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-2 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date on account of the Class A-2 Interest Distribution Amount and (ii) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

          "Class A-2 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Principal Balance immediately prior to such Payment Date.

          "Class A-2 Pass-Through Rate":  ___% per annum.
           ---------------------------

          "Class A-2 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-2 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, to the Owners of the Class A-2 Group I Certificates made pursuant to Section 7.3(c)(i)(B) hereof on such immediately preceding Payment Date and allocable to the Class A-2 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-2 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-2 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date following the Class A-1 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-2 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-1 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-1 Principal Balance shall be distributed as the initial principal distribution on the Class A-2 Group I Certificates. On the Class A-2 Termination Date any portion of the Group I Principal Distribution Amount remaining on such Payment Date following the reduction to zero of the Class A-2 Principal Balance shall be distributed as the initial principal distribution on the Class A-3 Group I Certificates.

          "Class A-3 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class A-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-3 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal Balance of the Class A-3 Certificates less any amounts actually distributed as part of the Class A-3 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount
                                              --------  ----
is exclusive of Insured Payments for the sole purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-3 Certificate Termination Date":  The Payment Date on
           --------------------------------------
which the Class A-3 Certificate Principal Balance is reduced to zero.

          "Class A-3 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-3 Principal Distribution Amount for such Payment Date,
(ii) the Class A-3 Interest Distribution Amount for such Payment Date,
(iii) the Class A-3 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-3 Principal Carry-Forward Amount for such Payment Date.

          "Class A-3 Interest Carry-Forward Amount":  As of any Payment
           ---------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-3 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-3 Group I Certificates pursuant to
Section 7.3(c)(i)(C) hereof on such immediately preceding Payment Date and allocable to the Class A-3 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-3 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-3 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-3 Pass-Through Rate on the Class A-3 Principal Balance immediately prior to such Payment Date.

          "Class A-3 Pass-Through Rate":  ____% per annum.
           ---------------------------

          "Class A-3 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-3 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, to the Owners of the Class A-3 Group I Certificates made pursuant to Section 7.3(c)(i)(C) hereof on such immediately preceding Payment Date and allocable to the Class A-3 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-3 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-3 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date following the Class A-2 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-3 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-2 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-2 Principal Balance shall be distributed as the initial principal distribution on the Class A-3 Group I Certificates. On the Class A-3 Termination Date any portion of the Group I Principal Distribution Amount remaining on such Payment Date following the reduction to zero of the Class A-3 Principal Balance shall be distributed as the initial principal distribution on the Class A-4 Group I Certificates.

          "Class A-4 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto. The Class A-4 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-4 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal Balance of the Class A-4 Certificates less any amounts actually distributed as part of the Class A-4 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount
                                              --------  ----
is exclusive of Insured Payments for the sole purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-4 Certificate Termination Date":  The Payment Date on
           --------------------------------------
which the Class A-4 Certificate Principal Balance is reduced to zero.

          "Class A-4 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-4 Principal Distribution Amount for such Payment Date,
(ii) the Class A-4 Interest Distribution Amount for such Payment Date,
(iii) the Class A-4 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-4 Principal Carry-Forward Amount for such Payment Date.

          "Class A-4 Interest Carry-Forward Amount":  As of any Payment
           ---------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-4 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-4 Group I Certificates pursuant to Section 7.3(c)(i)(D) hereof on such immediately preceding Payment Date and allocable to the Class A-4 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-4 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-4 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-4 Pass-Through Rate on the Class A-4 Principal Balance immediately prior to such Payment Date.

          "Class A-4 Pass-Through Rate":  ____% per annum.
           ---------------------------

          "Class A-4 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-4 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, to the Owners of the Class A-4 Group I Certificates made pursuant to Section 7.3(c)(i)(D) hereof on such immediately preceding Payment Date and allocable to the Class A-4 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-4 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-4 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date following the Class A-3 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-4 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-3 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-3 Principal Balance shall be distributed as the initial principal distribution on the Class A-4 Group I Certificates. On the Class A-4 Termination Date any portion of the Group I Principal Distribution Amount remaining on such Payment Date following the reduction to zero of the Class A-4 Principal Balance shall be distributed as the initial principal distribution on the Class A-5 Group I Certificates.

          "Class A-5 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-5 Certificate" on the face thereof, in the form of Exhibit A-5 hereto. The Class A-5 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-5 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal Balance of the Class A-5 Certificates less any amounts actually distributed as part of the Class A-5 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount
                                              --------  ----
is exclusive of Insured Payments for the sole purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-5 Certificate Termination Date":  The Payment Date on
           --------------------------------------
which the Class A-5 Certificate Principal Balance is reduced to zero.

          "Class A-5 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-5 Principal Distribution Amount for such Payment Date,
(ii) the Class A-5 Interest Distribution Amount for such Payment Date,
(iii) the Class A-5 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-5 Principal Carry-Forward Amount for such Payment Date.

          "Class A-5 Interest Carry-Forward Amount":  As of any Payment
           ---------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-5 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-5 Group I Certificates pursuant to
Section 7.3(c)(i)(E) hereof on such immediately preceding Payment Date and allocable to the Class A-5 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-5 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-5 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-5 Pass-Through Rate on the Class A-5 Principal Balance immediately prior to such Payment Date.

          "Class A-5 Pass-Through Rate":   ____% per annum, subject to the
           ---------------------------
Group I Net Funds Cap Rate.

          "Class A-5 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-5 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, to the Owners of the Class A-5 Group I Certificates made pursuant to Section 7.3(c)(i)(E) hereof on such immediately preceding Payment Date and allocable to the Class A-5 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-5 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-5 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date following the Class A-4 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-5 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-4 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-4 Principal Balance shall be distributed as the initial principal distribution on the Class A-5 Group I Certificates.

          "Class A-6 Certificate":  Any Certificate designated as a "Class
           ---------------------
A-6 Certificate" on the face thereof, in the form of Exhibit A-6 hereto. The Class A-6 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

          "Class A-6 Certificate Principal Balance":  As of any time of
           ---------------------------------------
determination, the Original Certificate Principal

Balance of the Class A-6 Certificates less amounts actually distributed as part of the Class A-6 Distribution Amount pursuant to Section 7.5 hereof made with respect to principal thereon on all prior Payment Dates; provided, that, this amount is exclusive of Insured Payments for the sole
- --------  ----
purpose of effecting the Certificate Insurer's subrogation rights.

          "Class A-6 Distribution Account":  The Class A-6 Distribution
           ------------------------------
Account created by Section 7.2 hereof.

          "Class A-6 Distribution Amount":  As of any Payment Date, the sum
           -----------------------------
of (i) the Class A-6 Principal Distribution Amount for such Payment Date,
(ii) the Class A-6 Interest Distribution Amount for such Payment Date,
(iii) the Class A-6 Interest Carry-Forward Amount for such Payment Date and
(iv) the Class A-6 Principal Carry-Forward Amount for such Payment Date.

          "Class A-6 Formula Distribution Amount":  With respect to the
           -------------------------------------
Class A-6 Certificates for any Payment Date, the sum of (x) the Class A-6 Interest Distribution Amount for such Payment Date and (y) the Class A-6 Principal Distribution Amount for such Payment Date.

          "Class A-6 Formula Interest Shortfall":  As defined in Section
           ------------------------------------
7.9(b) hereof.

          "Class A-6 Formula Pass-Through Rate":  As of any Payment Date,
           -----------------------------------
the rate described in clause (i) of the definition of "Class A-6 Pass-Through Rate".

          "Class A-6 Full Distribution Amount":  With respect to any
           ----------------------------------
Payment Date, the sum of (x) the Class A-6 Full Interest Distribution Amount for such Payment Date and (y) the Class A-6 Principal Distribution Amount for such Payment Date.

          "Class A-6 Full Interest Distribution Amount":  With respect to
           -------------------------------------------
any Payment Date, the Class A-6 Interest Distribution Amount for such Payment Date calculated using the Class A-6 Formula Pass-Through Rate for such Payment Date rather than the Class A-6 Pass-Through Rate for such Payment Date plus, if the full amount of the Class A-6 Formula Interest Shortfall, if any, was not funded on any prior Payment Date and remains unpaid on such Payment Date, such amount, together with interest thereon (from the Payment Date on which such Class A-6 Formula Interest Shortfall was calculated) at the Class A-6 Formula Pass-Through Rate for such Payment Date.

          "Class A-6 Insured Payment":  An amount equal to the sum of
           -------------------------
(i) as of each Payment Date, the Group II Deficiency Amount and (ii) any unpaid Class A-6 Preference Amount.

          "Class A-6 Interest Carry-Forward Amount":  As of any Payment
           ---------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-6 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-6 Group II Certificates pursuant to Section 7.3(c)(ii) hereof on such immediately preceding Payment Date and allocable to the Class A-6 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-6 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-6 Interest Distribution Amount":  As of any Payment
           --------------------------------------
Date, interest accrued during the related Accrual Period at the Class A-6 Pass-Through Rate on the Class A-6 Principal Balance immediately prior to such Payment Date.

          "Class A-6 Pass-Through Rate":  With respect to any Payment Date
           ---------------------------
and Accrual Period, the lesser of (i) LIBOR as of the second to last Business Day prior to the immediately preceding Payment Date (or prior to the Startup Day, in the case of the initial Payment Date) plus ___% per annum, or (ii) the Net Weighted Average Coupon Rate for the Group II Mortgage Loans for such Payment Date.

          "Class A-6 Preference Amount":  As defined in the Certificate
           ---------------------------
Insurance Policy.

          "Class A-6 Principal Carry-Forward Amount":  As of any Payment
           ----------------------------------------
Date, the sum of (i) the amount, if any, by which (x) the Class A-6 Principal Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion of any Insured Payment, made to the Owners of the Class A-6 Group II Certificates made pursuant to Section 7.3(c)(ii) hereof on such immediately preceding Payment Date and allocable to the Class A-6 Principal Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-6 Pass-Through Rate from such immediately preceding Payment Date.

          "Class A-6 Principal Distribution Amount":  With respect to any
           ---------------------------------------
Payment Date, an amount equal to the lesser of (x) the Group II Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-6 Principal Balance (as it was immediately prior to such Payment Date) to zero.

          "Class A-6 Reimbursement Amount":  As of any Payment Date, the
           ------------------------------
sum of (x)(i) all Class A-6 Insured Payments previously received by the Trustee not previously repaid to the Certificate Insurer pursuant to Sections 7.5(c)(iv)(C) and 7.5(c)(iv)(D) hereof plus (ii) interest accrued on each such Class A-6 Insured Payment not previously repaid calculated from the date the Trustee received the related Class A-6 Insured Payment at the Class A-6 Pass-Through Rate applicable to such date and (y)(i) any amounts then due and owing to the Certificate Insurer relating to the Class A-6 Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Class A-6 Reimbursement Amount.

          "Class B Certificates":  Collectively, the Class B Group I
           --------------------
Certificates, the Class B Group II Certificates, the Class BI-S
Certificates, and the Class BII-S Certificates.

          "Class B Group I Carry-Forward Amount":  As of any Payment Date,
           ------------------------------------
the amount, if any, by which (x) the Class B Group I Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Owners of the Class B Group I Certificates made pursuant to Section 7.5(c)(iv) hereof on such immediately preceding Payment Date.

          "Class B Group I Certificates":  Those certificates in
           ----------------------------
substantially the form set forth in Exhibit B-1 hereto.

          "Class B Group I Distribution Account":  The Class B Group I
           ------------------------------------
Distribution Account created pursuant to Section 7.2 hereof.

          "Class B Group I Distribution Amount":  As of any Payment Date,
           -----------------------------------
the sum of (i) the Class B Group I Interest Distribution Amount for such Payment Date, (ii) the Group I Subordination Reduction Amount, if any, for such Payment Date, (iii) any portion of the Group II Subordination Reduction Amount described in Section 7.5(c)(iv)(E)(ii) hereof and (iv) the Class B Group I Carry-Forward Amount, if any, as of such Payment Date.

          "Class B Group I Interest":  As of any Payment Date, the excess
           ------------------------
of (i) the product of (x) the Net Weighted Average Coupon Rate of the Group I Mortgage Loans for the immediately preceding Remittance Period, times the actual number of days in such Remittance Period divided by 365 (or 366, as appropriate), and (y) the Group I Pool Principal Balance as of the opening of business on the first day of the immediately preceding Remittance Period over (ii) the Group I Insured Interest Distribution Amount on such Payment Date.

          "Class B Group I Interest Distribution Amount":  As of any
           --------------------------------------------
Payment Date, the Class B Group I Interest for such Payment Date minus the
                                                                 -----
sum of (i) the amount of any Group I

Subordination Increase Amount actually paid to the Owners of the Class A Group I Certificates on such Payment Date as all or a portion of the Group I Subordination Increase Amount on such Payment Date pursuant to Section 7.5(c)(iv)(C)(i) hereof and (ii) the amount of any Class B Group I Interest actually paid to the Owners of the Class A-6 Certificates as all or a portion of (x) the Group II Insured Distribution Amount on such Payment Date, pursuant to Section 7.5(c)(iv)(B)(i) hereof or (y) the portion of any Group II Subordination Increase Amount allocated to the Class A Group II Distribution Account with respect to a Group II Subordination Deficiency on such Payment Date, pursuant to Section 7.5(c)(iv)(D)(i) hereof.

          "Class B Group I Principal Balance":  The Class B Group I
           ---------------------------------
Principal Balance shall be (x) increased on each Payment Date by the amounts, if any, of the Class B Group I Interest (i) actually paid to the Owners of the Class A Group I Certificates on such Payment Date as all or a portion of the Group I Insured Principal Distribution Amount or as all or a portion of the Group I Subordination Increase Amount on such Payment Date pursuant to Sections 7.5(c)(iv)(A)(iii) and 7.5(c)(iv)(C)(i) hereof or (ii) actually paid to the Owners of the Class A-6 Certificates on such Payment Date as all or a portion of the Group II Insured Distribution Amount or as all or a portion of the Group II Subordination Deficiency Amount on such Payment Date, pursuant to Sections 7.5(c)(iv)(B)(i) and 7.5(c)(iv)(D)(i) hereof and (y) decreased on each Payment Date by the amounts of (i) any Group I Subordination Reduction Amount paid to the Owners of the Class B Group I Certificates on such Payment Date pursuant to Section 7.5(c)(iv)(G)(i) hereof, (ii) any Group II Subordination Reduction Amount paid to the Owners of the Class B Group I Certificates on such Payment Date pursuant to Section 7.5(c)(iv)(E)(ii) hereof and (iii) the amount of any Group I Allocable Losses allocated as a reduction of the Class B Group I Principal Balance on such Payment Date pursuant to Section 7.11(a) hereof. The Class B Group I Principal Balance shall in no event be less than zero.

          "Class B Group II Carry-Forward Amount":  As of any Payment Date,
           -------------------------------------
the amount, if any, by which (x) the Class B Group II Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Owners of the Class B Group II Certificates made pursuant to Section 7.5(d)(v) hereof on such immediately preceding Payment Date.

          "Class B Group II Certificates":  Those certificates in
           -----------------------------
substantially the form set forth in Exhibit B-2 hereto.

          "Class B Group II Distribution Account":  The Class B Group II
           -------------------------------------
Distribution Account created pursuant to Section 7.2 hereof.

          "Class B Group II Distribution Amount":  As of any Payment Date,
           ------------------------------------
the sum of (i) the Class B Group II Interest Distribution Amount for such Payment Date, (ii) the Group II Subordination Reduction Amount, if any, for such Payment Date, (iii) any portion of the Group I Subordination Reduction Amount described in Section 7.5(c)(iv)(E)(i) hereof and (iv) the Class B Group II Carry-Forward Amount, if any, as of such Payment Date.

          "Class B Group II Interest":  As of any Payment Date, the excess
           -------------------------
of (i) the product of (x) the Net Weighted Average Coupon Rate of the Group II Mortgage Loans for the immediately preceding Remittance Period, times the actual number of days in such Remittance Period divided by 360 and (y) the Group II Pool Principal Balance as of the opening of business on the first day of the immediately preceding Remittance Period over (ii) the Group II Insured Interest Distribution Amount on such Payment Date.

          "Class B Group II Interest Distribution Amount":  As of any
           ---------------------------------------------
Payment Date, the Class B Group II Interest for such Payment Date minus the
                                                                  -----
sum of (i) the amount of any Group II Subordination Increase Amount actually paid to the Owners of the Class A-6 Group II Certificates on such Payment Date as all or a portion of the Group II Subordination Increase Amount on such Payment Date pursuant to Section 7.5(c)(iv)(C)(ii) hereof and (ii) the amount of any Class B Group II Interest actually paid to the Owners of the Class A Group I Certificates as all or a portion of (x) the Group I Insured Distribution Amount on such Payment Date pursuant to
Section 7.5(c)(iv)(B)(ii) hereof or (y) the portion of any Group I Subordination Increase Amount made with respect to a Group I Subordination Deficiency on such Payment Date, pursuant to Section 7.5(c)(iv)(D)(ii) hereof.

          "Class B Group II Principal Balance":  The Class B Group II
           ----------------------------------
Principal Balance shall be (x) increased on each Payment Date by the amounts, if any, of the Class B Group II Interest (i) actually paid to the Owners of the Class A-6 Certificates on such Payment Date as all or a portion of the Group II Insured Principal Distribution Amount or all or a portion of the Group II Subordination Increase Amount on such Payment Date pursuant to Sections 7.5(c)(iv)(A)(v) and 7.5(c)(iv)(C)(ii) hereof or (ii) actually paid to the Owners of the Class A Group I Certificates on such Payment Date as all or a portion of the Group I Insured Distribution Amount or as all or a portion of the Group I Subordination Deficiency Amount on such Payment Date, pursuant to Section 7.5(c)(iv)(B)(ii) and 7.5(c)(iv)(D)(ii) hereof and (y) decreased on each Payment Date by the amounts of (i) any Group II Subordination Reduction Amount paid to the Owners of the Class B Group II Certificates on such Payment Date pursuant to Section 7.5(c)(iv)(G)(ii) hereof, (ii) any Group I

Subordination Reduction Amount paid to the Owners of the Class B Group II Certificates on such Payment Date pursuant to Section 7.5(c)(iv)(E)(i) hereof and (iii) the amount of any Group II Allocable Losses allocated as a reduction of the Class B Group II Principal Balance on such Payment Date pursuant to Section 7.11(b) hereof. The Class B Group II Principal Balance shall in no event be less than zero.

          "Class BI-S Certificate":  Any of those Certificates representing
           ----------------------
the right to receive excess amounts in the Group I Supplemental Interest Payment Account, and designated as a "Class BI-S Certificate" on the face thereof, in the form of Exhibit B-3 hereto.

          "Class BII-S Certificate":  Any of those Certificates
           -----------------------
representing the right to receive excess amounts on the Group II
Supplemental Interest Payment Account, and designated as a "Class BII-S Certificate" on the face thereof, in the form of Exhibit B-3 hereto.

          "Class LT1 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class LT2 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class LT3 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class LT4 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class LT5 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class LT6 Certificates":  The uncertificated class of interests
           ----------------------
in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

          "Class R Distribution Account":  The Class R Distribution Account
           ----------------------------
established in accordance with Section 7.2 hereof and maintained by the Trustee.

          "Class RL Certificates":  Those certificates representing certain
           ---------------------
residual rights to distributions from the Lower-Tier REMIC in substantially the form set forth as Exhibit C-1 hereto.

          "Class RU Certificates":  Those certificates representing certain
           ---------------------
residual rights to distributions from the Upper-Tier REMIC in substantially the form set forth as Exhibit C-2 hereto.

          "Clean-Up Call Date":  The first Remittance Date following the
           ------------------
date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

          "Code":  The Internal Revenue Code of 1986, as amended and any
           ----
successor statute.

          "Combined Loan-to-Value Ratio":  With respect to any First
           ----------------------------
Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Second Mortgage Loan or Third Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining principal balance, as of origination of the Second Mortgage Loan or Third Mortgage Loan, as appropriate, of the Senior Lien note(s) relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, divided by (b) the Appraised Value.

          "Compensating Interest":  As defined in Section 8.9(b) hereof.
           ---------------------

          "Coupon Rate":  The rate of interest borne by each Note.
           -----------

          "Cut-Off Date":  The date as of which Mortgage Loans are
           ------------
transferred and assigned to the Trust, the opening of business ________ __, 1996.

          "Date-of-Payment Loan":  Any Mortgage Loan as to which, pursuant
           --------------------
to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

          "Delinquency Advance":  As defined in Section 8.9(a) hereof.
           -------------------

          "Delinquent":  A Mortgage Loan is "delinquent" if any payment due
           ----------
thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month.
Similarly for "60 days delinquent," "90 days delinquent" and so on.

          "Delivery Order":  The delivery order in the form set forth as
           --------------
Exhibit G hereto and delivered by the Sponsor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

          "Depository":  The Depository Trust Company, 7 Hanover Square,
           ----------
New York, New York  10004 and any successor Depository hereafter named.

          "Designated Depository Institution":  With respect to each
           ---------------------------------
Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by Standard & Poor's and
(y) A2 or better by Moody's and in one of the two highest short-term rating categories for S&P and the highest short-term rating category for Moody's, unless otherwise approved in writing by the Certificate Insurer and each of Moody's and Standard & Poor's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or
(v) approved in writing by the Certificate Insurer, Moody's and Standard & Poor's and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided,
                                                               --------
however, that any such institution or association shall have combined
- -------
capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Principal and Interest Account is held by such institution in its corporate trust department.

          "Determination Date":  As to each Payment Date, the third
           ------------------
Business Day preceding such Payment Date or such earlier day as shall be agreed by the Certificate Insurer and Trustee.

          "Direct Participant" or "DTC Participant" means any broker-
           ------------------      ---------------
dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

          "Disqualified Organization":  "Disqualified Organization" shall
           -------------------------
have the meaning set forth from time to time in the definition thereof at
Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

          "Document Delivery Requirements":  The Sponsor's obligations to
           ------------------------------
deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 3.5 hereof.

          "Eligible Investments":  Those investments so designated pursuant
           --------------------
to Section 7.7 hereof.

          "Excess Pre-Funding Earnings":  With respect to the ____________,
           ---------------------------
Payment Date, an amount equal to the product of (x) all investment earnings received by the Trustee on Pre-Funding Account moneys during the period __________, 1996 through __________, 1996 (inclusive) and (y) a fraction, the numerator of which is the difference between (i) the Original Pre-Funded Amount and (ii) the amount remaining in the Pre-Funding Account at the close of business on ____________, 1996 and the denominator of which is the Original Pre-Funded Amount. With respect to the __________, 1996 Payment Date, an amount equal to the product of (x) all investment earnings received by the Trustee on Pre-Funding Account moneys during the period __________, 1996 through __________, 1996 (inclusive) and (y) a fraction, the numerator of which is the difference between (i) the amount on deposit in the Pre-Funding Account at the close of business on _________, 1996. With respect to the ___________, 1996 Payment Date, an amount equal to the product of (x) all investment earnings received by the Trustee on Pre-Funding Account moneys during the period __________, 1996 through ___________, 1996 (inclusive) and (y) a fraction, the numerator of which is the difference between (i) the amount on deposit in the Pre-Funding Account at the close of business on __________, 1996 and (ii) the amount remaining in the Pre-Funding Account at the close of business on ___________, 1996 and the denominator of which is the amount on deposit in the Pre-Funding Account at the close of business on __________, 1996.

          "Excess Spread Rate":  With respect to any Group II Mortgage Loan
           ------------------
and for any Payment Date, the excess, if any, of (a) the Coupon Rate as of the beginning of the related Remittance Period for such Mortgage Loan minus
                                                                      -----
the sum of (i) the rate at which the Servicing Fee for such Group II Mortgage Loan is calculated and (ii) the rate at which the Trustee's

Fees are calculated over (b) the Group II Adjusted Pass-Through Rate for such Payment Date.

          "Excess Subordinated Amount":  With respect to any Mortgage Loan
           --------------------------
Group and Payment Date, the excess, if any, of (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Payment Date after taking into account the payment of the related Group Principal Distribution Amount on such Payment Date (except for any distributions of related Subordination Reduction Amounts on such Payment Date) over (y) the related Specified Subordinated Amount for such Payment Date.

          "Event of Default":  Any event described in clauses (a) or (b) of
           ----------------
Section 8.20 hereof.

          "FDIC":  The Federal Deposit Insurance Corporation, or any
           ----
successor thereto.

          "Freddie Mac":  The Federal Home Loan Mortgage Corporation, a
           -----------
corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

          "File":  The documents delivered to the Trustee pursuant to
           ----
Section 3.5 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Final Determination":  As defined in Section 9.3(a) hereof.
           -------------------

          "First Mortgage Loan":  A Mortgage Loan which constitutes a first
           -------------------
priority mortgage lien with respect to any Property.

          "FNMA":  The Federal National Mortgage Association, a
           ----
federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

          "Gross Margin":  With respect to each Mortgage Loan with an
           ------------
adjustable rate, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

          "Group I":  The pool of Mortgage Loans identified in the related
           -------
Schedule of Mortgage Loans as having been assigned to Group I, including any Qualified Replacement Mortgages delivered in replacement thereof.

          "Group I Amortized Subordinated Amount Requirement": shall have
           -------------------------------------------------
the meaning specified in the Insurance Agreement.

          "Group I Available Funds":  As defined in Section 7.3(a) hereof.
           -----------------------

          "Group I Capitalized Interest Requirement":  With respect to the
           ----------------------------------------
Payment Dates occurring in ___________ and __________ of 1996, the difference, if any, between (x) the interest due on the Group I Certificates on such Payment Date and (y) the sum of (i) one month's interest on the aggregate Loan Balances of all Mortgage Loans in Group I as of the close of business on the last day of the immediately preceding Remittance Period, calculated at the Group I Weighted Average Pass-Through Rate as of such Payment Date and (ii) any Group I Pre-Funding Earnings to be transferred to the Certificate Account on such Payment Date pursuant to
Section 7.4(f)(i) hereof.

          "Group I Certificate Principal Balance":  With respect to any
           -------------------------------------
Payment Date, the sum of (i) the Class A-1 Certificate Principal Balance as of such Payment Date, (ii) the Class A-2 Certificate Principal Balance as of such Payment Date, (iii) the Class A-3 Certificate Principal Balance as of such Payment Date, (iv) the Class A-4 Certificate Principal Balance as of such Payment Date and (v) the Class A-5 Certificate Principal Balance as of such Payment Date.

          "Group I Certificates": Together, the Class A-1 Certificates, the
           --------------------
Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
Certificates and the Class A-5 Certificates and the Class B Group I
Certificates.

          "Group I Cumulative Crossover Amount":  As of any Payment Date,
           -----------------------------------
the excess of (x) the aggregate, cumulative amounts allocated to the Class A Group I Distribution Account on all prior Payment Dates pursuant to sections 7.5(c)(iv)(B)(ii) and 7.5(c)(iv)(D)(ii) over (y) the aggregate, cumulative amounts allocated to the Class B Group II Distribution Account on all prior Payment Dates pursuant to Section 7.5(c)(iv)(E)(i) hereof.

          "Group I Deficiency Amount":  As defined in Section 7.5(c)(i)
           -------------------------
hereof.

          "Group I Formula Distribution Amount":  With respect to the Group
           -----------------------------------
I Certificates for any Payment Date, the sum of (i) the Class A-1 Formula Distribution Amount for such Payment Date, (ii) the Class A-2 Formula Distribution Amount for such Payment Date, (iii) the Class A-3 Formula Distribution Amount for such Payment Date, (iv) the Class A-4 Formula Distribution

Amount for such Payment Date and (v) the Class A-5 Formula Distribution Amount for such Payment Date.

          "Group I Initial Specified Subordinated Amount": shall have the
           ---------------------------------------------
meaning specified in the Insurance Agreement.

          "Group I Insured Distribution Amount":  With respect to any
           -----------------------------------
Payment Date, the sum of (i) Group I Insured Interest Distribution Amount for such Payment Date and (ii) the Group I Insured Principal Distribution Amount for such Payment Date.

          "Group I Insured Interest Distribution Amount":  With respect to
           --------------------------------------------
any Payment Date, the sum of (i) the Class A-1 Interest Distribution Amount, (ii) the Class A-2 Interest Distribution Amount, (iii) the
Class A-3 Interest Distribution Amount, (iv) the Class A-4 Interest Distribution Amount, (v) the Class A-5 Interest Distribution Amount,
(vi) the Class A-1 Interest Carry-Forward Amount, (vii) the Class A-2 Interest Carry-Forward Amount, (viii) the Class A-3 Interest Carry-Forward Amount, (ix) the Class A-4 Interest Carry-Forward Amount and (x) the Class A-5 Interest Carry-Forward Amount, in each case for such Payment Date.

          "Group I Insured Payment":  As of any Payment Date, the sum of
           -----------------------
(x) the Group I Shortfall Amount for such Payment Date and (y) any Preference Amounts with respect to the Group I Certificates with respect to which the affected Owners have complied with the provisions of Section 7.3(g) hereof during the related Remittance Period.

          "Group I Insured Principal Distribution Amount":  With respect to
           ---------------------------------------------
any Payment Date, the sum of (i) the Group I Subordination Deficit, (ii) the Class A-1 Principal Carry-Forward Amount, (iii) the Class A-2 Principal Carry-Forward Amount, (iv) the Class A-3 Principal Carry-Forward Amount,
(v) the Class A-4 Principal Carry-Forward Amount and (vi) the Class A-5 Principal Carry-Forward Amount, in each case for such Payment Date.

          "Group I Interest Distribution Amount":  As of any Payment Date
           -------------------------------------
the sum of (i) the Class A-1 Interest Distribution Amount for such Payment Date, (ii) the Class A-2 Interest Distribution Amount for such Payment Date, (iii) the Class A-3 Interest Distribution Amount for such Payment Date, (iv) the Class A-4 Interest Distribution Amount for such Payment Date and (v) the Class A-5 Interest Distribution Amount for such Payment Date.

          "Group I Interest Remittance Amount":  As of any Remittance Date,
           ----------------------------------
the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group I, (ii) all Delinquency Advances made by the Master Servicer on such Remittance Date with respect to Group I and (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group I, net of amounts allowed to be retained pursuant to Section 8.8(c).

          "Group I Monthly Remittance Amount":  As of any Remittance Date,
           ---------------------------------
the sum of (i) the Group I Interest Remittance Amount for such Remittance Date and (ii) the Group I Principal Remittance Amount for such Remittance Date.

          "Group I Net Funds Cap Rate":  As of any Payment Date, a per
           --------------------------
annum rate, expressed as a percentage, equal to the product of (x) 100 and
(y) a fraction, the numerator of which is an amount equal to (i) the sum of
                --- --------- -- -----
(A) a full month's scheduled interest due on all of the Group I Mortgage Loans during the immediately preceding Remittance Period and (B) the amount of any Group I Subordination Reduction Amount for such Payment Date minus
                                                                    -----
(ii) the sum of (A) the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount and in each case as of such Payment Date, (B) the product of (1) one-twelfth of the rate at when the Servicing Fee applicable to Group I is then calculated and (2) the aggregate Loan Balances of the Group I Mortgage Loans as of the beginning of the immediately preceding Remittance Period, (C) the Group I Premium Amount, and (D) Trustee's Fees and the denominator of which is one-
                                           --- ----------- -- -----
twelfth of the Class A-5 Certificate Principal Balance immediately prior to such Payment Date.

          "Group I Pre-Funding Earnings":  With respect to the __________,
           ----------------------------
1996 Payment Date, the actual investment earnings earned during the period ___________, 1996 through ___________, 1996 (inclusive) on the Pre-Funding
Account during such period as calculated by the Sponsor pursuant to Section 3.8(f) hereof; with respect to the __________, 1996 Payment Date the actual investment earnings during the period ________, 1996 through __________, 1996 (inclusive) on the Pre-Funding Account during such period as calculated by the Sponsor pursuant to Section 3.8(f) hereof; with respect to the __________, 1996 Payment Date the actual investment earnings during the period __________, 1996 through __________, 1996 (inclusive) on the
Pre-Funding Account during such period as calculated by the Sponsor pursuant to Section 3.8(f) hereof.

          "Group I Pool Principal Balance":  As of any date of
           ------------------------------
determination, the aggregate Principal Balances of all of the Group I Mortgage Loans as of the close of business on such date.

          "Group I Preference Amount":  As defined in the Certificate
           -------------------------
Insurance Policy.

          "Group I Premium Amount":  As to any Payment Date, the product of
           ----------------------
(x) one-twelfth of the Premium Percentage and (y) the Group I Certificate Principal Balance on such Payment Date (after taking into account any distributions of the Group I Principal Distribution Amount to be made on such Payment Date); provided, however, that in the event that, as of any
                    --------  -------
Payment Date, (i) the sum of (x) the Group I Weighted Average Pass-Through Rate applicable to such Payment Date and (y) the Premium Percentage exceeds
(ii) the product of (a) the weighted average Coupon Rate of the Group I Mortgage Loans as of the beginning of the related Remittance Period less ____% and (b) a fraction, the numerator of which is the Group I Certificate
                          --- --------- -- -----
Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Loan Balance of the Group I Mortgage
- ----------- -- -----
Loans as of the beginning of the related Remittance Period, then the Group I Premium Amount for such Payment Date shall be reduced by an amount equal to the lesser of (x) the product of (a) one-twelfth of such excess and
(b) the Group I Certificate Principal Balance as of such Payment Date (after taking into account any distributions of principal on such Payment
Date) and (y) the product of (a) one-twelfth of the Premium Percentage and
(b) the Group I Certificate Principal Balance as of such Payment Date (after taking into account any distributions of principal on such Payment
Date).

          "Group I Principal Carry-Forward Amount":  With respect to any
           --------------------------------------
Payment Date, the amount, if any, by which (x) the Group I Subordination Deficit, if any, as of the immediately preceding Payment Date exceeded
(y) the amount of the actual distribution made to the Owners of the Group I Certificates on such immediately preceding Payment Date on account of the Group I Principal Distribution Amount.

          "Group I Principal Distribution Amount":  With respect to the
           -------------------------------------
Group I Certificates for any Payment Date, the lesser of:

           (i) the excess of (a) the sum, as of such Payment Date, of
               (x) the Group I Total Available Funds and (y) any Group I Insured Payment over (b) the Group I Interest Distribution Amount (calculated, for this purpose only, using ____% as the Class A-5 Pass-Through Rate); and

          (ii) the sum, without duplication, of:

          (a)  the Group I Principal Carry-Forward Amount,

          (b) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in Group I during the related Remittance Period,

          (a) the Loan Balance of each Mortgage Loan in Group I that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee,

          (b) any Substitution Amounts delivered by the Sponsor on the related Remittance Date in connection with a substitution of a Mortgage Loan in Group I, to the extent such Substitution Amounts are actually received by the Trustee,

          (c) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal),

          (d) the amount of any Group I Subordination Deficit for such Payment Date,

          (e) the proceeds received by the Trustee of any termination of Group I (to the extent such proceeds related to principal),

          (f) any moneys released from the Pre-Funding Account with respect to Group I on the Payment Date which immediately follows the end of the Pre-Funding Period pursuant to Section 7.4(c)(i) hereof as a prepayment of the Group I Certificates on such Payment Date,

          (g) the amount of any Subordination Increase Amount with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose;

                                   minus
                                   -----

          (h) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

          "Group I Principal Remittance Amount":  As of any Remittance
           -----------------------------------
Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group I during the related Remittance Period, (ii) the Loan Balance of each such Mortgage Loan in Group I that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer on such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in

Group I during the related Remittance Period (to the extent such Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c).

          "Group I Projected Net Monthly Excess Cashflow":  As of any date
           ---------------------------------------------
of calculation, five times Net Monthly Excess Cashflow relating to Group I, as calculated pursuant to Section 7.5(c)(iv) hereof on the Payment Date immediately preceding such date of calculation.

          "Group I Reimbursement Amount":  As of any Payment Date, the sum
           ----------------------------
of (x)(i) all Group I Insured Payments previously received by the Trustee and all Group I Preference Amounts previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 7.5(c)(iv)(C) or Section 7.5(c)(iv)(D) hereof plus
(ii) interest accrued on each such Group I Insured Payment not previously repaid calculated at the Group I Weighted Average Pass-Through Rate from the date the Trustee received the related Group I Insured Payment and
(y)(i) any amounts then due and owing to the Certificate Insurer relating to Group I under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group I Reimbursement Amount.

          "Group I Specified Subordinated Amount": shall have the meaning
           -------------------------------------
specified in the Insurance Agreement.

          "Group I Subordinated Amount":  As of any Payment Date, the
           ---------------------------
excess, if any, between (x) the sum of (i) the aggregate Loan Balances of the Mortgage Loans in Group I as of the close of business on the last day of the related Remittance Period and (ii) any amount on deposit in the Pre-Funding Account at such time and allocated to Group I and (y) the Group I Certificate Principal Balance as of such Payment Date (after taking into account the payment of the Group I Principal Distribution Amount on such Payment Date except for any portion thereof related to a Group I Insured Payment).

          "Group I Subordination Deficiency Amount":  As of any Payment
           ---------------------------------------
Date, the excess, if any, of (i) the Group I Specified Subordinated Amount applicable to such Payment Date over (ii) the Group I Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any related Group I
Subordination Increase Amounts on such Payment Date.

          "Group I Subordination Deficit":  With respect to Mortgage Loan
           -----------------------------
Group I as of any Payment Date, the amount, if any, by which (x) the aggregate Group I Certificate Principal Balance, after taking into account the payment of the Group I

Principal Distribution Amount (calculated for this purpose only without regard to clause (ii)(f) thereof) on such Payment Date, exceeds (y) the sum of (i) the aggregate Loan Balances of the Mortgage Loans in Mortgage Loan Group I as of the close of business on the last day of the prior Remittance Period and (ii) any Pre-Funding Account moneys allocable to Mortgage Loan Group I as of the close of business on the last day of the prior Remittance Period.

          "Group I Subordination Increase Amount":  With respect to any
           -------------------------------------
Payment Date, the lesser of (x) the Group I Subordination Deficiency Amount as of such Payment Date and (y) the sum of (i) the Class B Group I Interest as of such Payment Date and (ii) any portion of the Class B Group II Interest applied to the funding of a Group I Subordination Increase Amount on such Payment Date pursuant to Section 7.3(b)(iv)(D)(ii) hereof.

          "Group I Subordination Reduction Amount":  With respect to any
           --------------------------------------
Payment Date, an amount equal to the lesser of (x) the Group I Excess Subordinated Amount and (y) the amount described in clause (x) of the definition of Base Group I Principal Distribution Amount, in each case as of such Payment Date.

          "Group I Interest Account":  Interest Account established in
           ------------------------
accordance with Section 7.10(a) hereof and maintained by the Trustee.

          "Group I Total Available Funds":  As defined in Section 7.3(a)
           -----------------------------
hereof.

          "Group I Total Monthly Excess Spread":  With respect to Mortgage
           -----------------------------------
Loan Group I as of any Payment Date, the excess of (i) the interest which is collected on the Mortgage Loans in Mortgage Loan Group I during the prior Remittance Period, less the related Servicing Fees, less the Trustee's Fees, plus any Delinquency Advances and Compensating Interest paid by the Master Servicer with respect to Mortgage Loan Group I with respect to such Remittance Period over (ii) the sum of (x) the interest due on the Group I Certificates on such Payment Date and (y) the Group I Premium Amount for such Payment Date.

          "Group I Weighted Average Net Loan Rate": As of any Payment Date,
           --------------------------------------
the weighted average of the Coupon Rates (minus (i) the Servicing Fee, (ii) the annual rate at which the Group I Premium Amount applicable to such Payment Date has been calculated and (iii) the Trustee's Fees applicable to the Group I Mortgage Loans during the immediately preceding Remittance Period, expressed as an annual percentage rate) (weighted by the related Loan Balances) of the Group I Mortgage Loans, calculated as of the first day of the immediately preceding Remittance Period.

          "Group I Weighted Average Pass-Through Rate":  As to the Group I
           ------------------------------------------
Certificates and any Payment Date, the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate as of such Payment Date, and prior to taking into account any distributions to be made on such Payment Date.

          "Group II":  The pool of Mortgage Loans identified in the related
           --------
Schedule of Mortgage Loans as having been assigned to Group II, including any Qualified Replacement Mortgages delivered in replacement thereof.

          "Group II Adjusted Pass-Through Rate":  With respect to any
           -----------------------------------
Payment Date, the product of (x) the sum of (i) the Class A-6 Pass-Through Rate immediately prior to such Payment Date, and (ii) the Certificate Insurer Premium Rate and (y) a fraction, the numerator of which is the Class A-6 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Loan Balance of all Group II Mortgage Loans as of the beginning of the related Remittance Period.

          "Group II Amortized Subordinated Amount Requirement":  shall have
           --------------------------------------------------
the meaning specified in the Insurance Agreement.

          "Group II Available Funds":  As defined in Section 7.3(a)(ii)
           ------------------------
hereof.

          "Group II Certificates":  Any of the Class A-6 Certificates and
           ---------------------
the Class B Group II Certificates.

          "Group II Cumulative Crossover Amount":  As of any Payment Date,
           ------------------------------------
the excess of (x) the aggregate, cumulative amounts allocated to the Class A Group II Distribution Account on all prior Payment Dates pursuant to sections 7.5(c)(iv)(B)(i) and 7.5(c)(iv)(D)(i) over (y) the aggregate, cumulative amounts allocated to the Class A Group I Distribution Account on all prior Payment Dates pursuant to Section 7.5(c)(iv)(E)(ii) hereof.

          "Group II Deficiency Amount":  As defined in Section 7.5(c)(ii).
           --------------------------

          "Group II Initial Specified Subordinated Amount": shall have the
           ----------------------------------------------
meaning specified in the Insurance Agreement.

          "Group II Insured Distribution Amount":  With respect to any
           ------------------------------------
Payment Date, the sum of (i) Group II Insured Interest Distribution Amount for such Payment Date and (ii) the Group II Insured Principal Distribution Amount for such Payment Date.

          "Group II Insured Interest Distribution Amount":  With respect to
           ---------------------------------------------
any Payment Date, the sum of (i) the Class A-6 Interest Distribution Amount and (ii) the Class A-6 Interest Carry-Forward Amount.

          "Group II Insured Payment":  As of any Payment Date, the sum of
           ------------------------
(x) the Group II Shortfall Amount for such Payment Date and (y) any Preference Amounts with respect to the Class A-6 Group II Certificates with respect to which the affected Owners have complied with the provisions of
Section 7.3(g) hereof during the related Remittance Period.

          "Group II Insured Principal Distribution Amount":  With respect
           ----------------------------------------------
to any Payment Date, the sum of (i) the Group II Subordination Deficit and
(ii) the Class A-6 Group II Principal Carry-Forward Amount, in each case for such Payment Date.

          "Group II Interest Remittance Amount":  As of any Remittance
           -----------------------------------
Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group II, (ii) all Delinquency Advances made by the Master Servicer on such Remittance Date with respect to Group II and
(iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group II net of amounts allowed to be retained in Section 8.8(c).

          "Group II Monthly Remittance Amount":  As of any Remittance Date,
           ----------------------------------
the sum of (i) the Group II Interest Remittance Amount for such Remittance Date and (ii) the Group II Principal Remittance Amount for such Remittance Date.

          "Group II Pool Principal Balance":  As of any date of
           -------------------------------
determination, the aggregate Principal Balances of all of the Group II Mortgage Loans as of the close of business on such date.

          "Group II Preference Amount":  As defined in the Certificate
           --------------------------
Insurance Policy.

          "Group II Premium Amount":  As to any Payment Date, the product
           -----------------------
of (x) one-twelfth of the Premium Percentage and (y) the Group II
Certificate Principal Balance on such Payment Date (after taking into account any distributions of the Group II Principal Distribution Amount on such Payment Date).

          "Group II Principal Carry-Forward Amount":  With respect to any
           ---------------------------------------
Payment Date, the amount, if any, by which (x) the Group II Subordination Deficit, if any, as of the immediately preceding Payment Date exceeded
(y) the amount of the actual distribution made to the Class A-6
Distribution

Account on such immediately preceding Payment Date on account of the Group II Principal Distribution Amount.

          "Group II Principal Distribution Amount":  As of any Payment
           --------------------------------------
Date, the sum of (i) the Base Group II Principal Distribution Amount, (ii) the Group II Subordination Deficit, (iii) the Group II Subordination Increase Amount, and (iv) the Class A-6 Principal Carry-Forward Amount, in each case for such Payment Date.

          "Group II Principal Remittance Amount":  As of any Remittance
           ------------------------------------
Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group II during the related Remittance Period, (ii) the Loan Balance of each such Mortgage Loan in Group II that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer on such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group II, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group II during the related Remittance Period (to the extent such Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c).

          "Group II Projected Net Monthly Excess Cashflow":  As of any date
           ----------------------------------------------
of calculation, five times Net Monthly Excess Cashflow relating to Group II, as calculated pursuant to Section 7.5(c)(v) hereof on the Payment Date immediately preceding such date of calculation.

          "Group II Specified Subordinated Amount": shall have the meaning
           --------------------------------------
specified in the Insurance Agreement.

          "Group II Subordinated Amount":  As of any Payment Date, the
           ----------------------------
excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in Group II as of the close of business on the last day of the related Remittance Period over (y) the Group II Certificate Principal Balance as of such Payment Date (after taking into account the payment of the Group II Principal Distribution Amount on such Payment Date except for any portion thereof related to a Group II Insured Payment).

          "Group II Subordination Deficiency Amount":  As of any Payment
           ----------------------------------------
Date, the excess, if any, of (i) the Group II Specified Subordinated Amount applicable to such Payment Date over (ii) the Group II Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any related Group II Subordination Increase Amounts on such Payment Date.

          "Group II Subordination Deficit":  With respect to Mortgage Loan
           ------------------------------
Group II as of any Payment Date, the amount, if any, by which (x) the Group II Certificate Principal Balance, after taking into account the payment of the Group II Principal Distribution Amount (calculated for this purpose only without regard to clause (ii)(f) thereof) on such Payment Date, exceeds (y) the aggregate Loan Balances of the Mortgage Loans in Mortgage Loan Group II as of the close of business on the last day of the prior Remittance Period.

          "Group II Subordination Increase Amount":  With respect to any
           --------------------------------------
Payment Date, the lesser of (x) the Group II Subordination Deficiency Amount as of such Payment Date and (y) the sum of (i) the Class B Group II Interest as of such Payment Date and (ii) any portion of the Class B Group I Interest applied to the funding of a Group II Subordination Increase Amount on such Payment Date pursuant to Sections 7.5(c)(iv)(D)(i) hereof.

          "Group II Supplemental Interest Account":  The Group II
           --------------------------------------
Supplemental Interest Account established in accordance with Section 7.10(a) hereof and maintained by the Trustee.

          "Group II Total Available Funds":  As defined in Section
           ------------------------------
7.3(a)(ii) hereof.

          "Indemnification Agreement":  The Indemnification Agreement dated
           -------------------------
as of _______, 1996 among the Certificate Insurer, the Sponsor, and the Underwriter.

          "Index":  With respect to any adjustable rate Mortgage Note, the
           -----
applicable index set forth therein.

          "Indirect Participant" shall mean any financial institution for
           --------------------
whom any Direct Participant holds an interest in a Class A Certificate.

          "Initial Premiums":  The initial premiums payable by the Sponsor
           ----------------
on behalf of the Trust to the Certificate Insurer in consideration of the delivery to the Trustee of the Certificate Insurance Policy.

          "Insurance Agreement":  The Insurance and Indemnity Agreement
           -------------------
dated as of _________, 1996 among the Sponsor, the Master Servicer and the Certificate Insurer, as it may be amended from time to time.

          "Insurance Policy":  Any hazard, title or primary mortgage
           ----------------
insurance policy relating to a Mortgage Loan.

          "Insured Payment":  With respect to the Group I Certificates, the
           ---------------
Group I Insured Payment and with respect to the Group II Certificates, the Group II Insured Payment.

          "Interest Accrual Period":  With respect to the Class A-1
           -----------------------
Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, and any Payment Date, the calendar month immediately preceding such Payment Date. With respect to the Class A-6 Certificates, the period commencing on the prior Payment Date (or on ________, 1996 with respect to the ______, 1996 Payment
Date) and ending on the day immediately preceding such Payment Date.

          "Interest Advance":  As defined in Section 7.10(b) hereof.
           ----------------

          "Interest Determination Date":  With respect to any Interest
           ---------------------------
Accrual Period for the Class A-6 Certificates (other than the initial Interest Accrual Period), the second London Business Day preceding the first day of such Interest Accrual Period.

          "Interest Rate Adjustment Date":  The date on which an adjustment
           -----------------------------
to the Coupon Rate on a Mortgage Note becomes effective.

          "Late Payment Rate":  For any Payment Date, the rate of interest,
           -----------------
as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus __%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Date exceed the maximum rate permissible under any applicable law limiting interest rates.

          "LIBOR":  With respect to any Interest Accrual Period for the
           -----
Class A-6 Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

     (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

    (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

          "Liquidated Loan":  As defined in Section 8.13(b) hereof.  A
           ---------------
Mortgage Loan which is purchased from the Trust pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof is not a "Liquidated Loan".

          "Liquidation Expenses":  Expenses which are incurred by the
           --------------------
Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 8.9 with respect to the related Mortgage Loan.

          "Liquidation Proceeds":  With respect to any Liquidated Loan, any
           --------------------
amounts (including the proceeds of any Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "Loan Balance":  With respect to each Mortgage Loan, the
           ------------
outstanding principal balance thereof as of the Cut-Off Date, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Monthly Remittances that were transferred by the Master Servicer or any Sub-Servicer to the Trustee for deposit in the related Certificate Account; provided, however, (x) that the Loan Balance
                             --------  -------
for any Mortgage Loan which has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter and (y) the Loan Balance "as of the Cut-Off Date" for any Mortgage Loan originated during the period from the Cut-Off Date to the Closing Date shall be the Original Loan Balance thereof.

          "Loan Purchase Price":  With respect to any Mortgage Loan
           -------------------
purchased from the Trust on a Remittance Date pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), if any, together with, without duplication, the aggregate amount of (i) all delinquent interest, all Delinquency Advances and Servicing Advances theretofore made with respect to such

Mortgage Loan and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Reimbursement Amount relating to such Mortgage Loan.

          "London Business Day":  A day on which banks are open for dealing
           -------------------
in foreign currency, and exchange in London and New York City.

          "Lower Tier Distribution Amount":  As of any Payment Date, the
           ------------------------------
sum of (i) the Group I Available Funds and (ii) the Group II Available
Funds.

          "Lower-Tier Interests":  As defined in Section 2.8(c) hereof.
           --------------------

          "Lower-Tier REMIC":  The segregated pool of assets held by the
           ----------------
Trust consisting of the Mortgage Loans.

          "Master Servicer":  Accredited Home Lenders, Inc., a California
           ---------------
corporation, and its permitted successors and assigns.

          "Master Servicer's Trust Receipt":  The Master Servicer's trust
           -------------------------------
receipt in the form set forth as Exhibit K hereto.

          "Master Servicing Fee":  As to any Payment Date the product of
           --------------------
(x) one-twelfth of ____% and (y) the aggregate Loan Balances of the Mortgage Loans as of the opening of business on the first day of the preceding calendar month.

          "Monthly Remittance Amount":  With respect to Group I, the Group
           -------------------------
I Monthly Remittance Amount, and with respect to Group II, the Group II Monthly Remittance Amount.

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Mortgage":  The mortgage, deed of trust or other instrument
           --------
creating a first or second or third lien on an estate in fee simple interest in real property securing a Note.

          "Mortgage Loan Group":  Either Group I or Group II.  References
           -------------------
herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Group I Certificates, and (B) in the case of Group II, the Class A-6
Certificates.

          "Mortgage Loans":  Such of the mortgage loans transferred and
           --------------
assigned to the Trust pursuant to Section

3.5(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

          "Mortgagor":  The obligor on a Note.
           ---------

          "Net Liquidation Proceeds":  As to any Liquidated Loan,
           ------------------------
Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

          "Net Monthly Excess Cashflow":  As defined in Section 7.5(c)(v)
           ---------------------------
hereof.

          "Note":  The note or other evidence of indebtedness evidencing
           ----
the indebtedness of a Mortgagor under a Mortgage Loan.

          "Officer's Certificate":  A certificate signed by any Authorized
           ---------------------
Officer of any Person delivering such certificate and delivered to the Trustee.

          "Operative Documents":  Collectively, this Agreement, the
           -------------------
Certificate Insurance Policy, the Certificates, [the Indemnification Agreement] and the Insurance Agreement.

          "Original Aggregate Loan Balance":  The aggregate Loan Balances
           -------------------------------
of all Mortgage Loans as of the Cut-Off Date, i.e., $_______________.
                                              ----

          "Original Aggregate Pre-Funding Amount":  The amount deposited in
           -------------------------------------
the Pre-Funding Account on the Startup Day, from the proceeds of the sale of the Group I Class A Certificates, which amount is $___________.

          "Original Certificate Principal Balance":  As of the Startup Day
           --------------------------------------
and as to each Class of Class A Certificates, the original Certificate Principal Balances thereof, as follows:

     Class A-1 Certificates        $___________
     Class A-2 Certificates        $___________
     Class A-3 Certificates        $___________
     Class A-4 Certificates        $___________
     Class A-5 Certificates        $___________
     Class A-6 Certificates        $___________

          The Residual Certificates do not have an Original Certificate Principal Balance.

          "Original Principal Amount":  With respect to each Note, the
           -------------------------
principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

          "Originator":  Any entity from which the Sponsor has purchased
           ----------
Mortgage Loans.

          "Outstanding":  With respect to all Certificates of a Class, as
           -----------
of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i)
Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii)
Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

                  (iii)
Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

                  (iv)
Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.5 hereof.

          "Overfunded Interest Amount":  With respect to each Subsequent
           --------------------------
Transfer Date occurring in __________, 1996, the difference between (i) three-months' interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at the Group I Weighted Average Pass-Through Rate and (ii) three-months' interest on the aggregate Loan Balances of the

Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date and assigned to Group I, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

          With respect to each Subsequent Transfer Date occurring in ___________, 1996, the difference between (i) two-months' interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date and assigned to Group I, calculated at the Group I Weighted Average Pass-Through Rate and (ii) two-months' interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date and assigned to Group I, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

          With respect to each Subsequent Transfer Date occurring in __________, 1996, the difference between (i) one-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date and assigned to Group I, calculated at the Group I Weighted Average Pass-Through Rate and (ii) one-month's interest on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date and assigned to Group I, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

          "Owner":  The Person in whose name a Certificate is registered in
           -----
the Register, to the extent described in Section 5.6.

          "Pass-Through Rate".  As to the Class A-1 Certificates, the Class
           -----------------
A-1 Pass-Through Rate; as to the Class A-2 Certificates, the Class A-2 Pass-Through Rate; as to the Class A-3 Certificates, the Class A-3 Pass-Through Rate; as to the Class A-4 Certificates, the Class A-4 Pass-Through Rate; as to the Class A-5 Certificates, the Class A-5 Pass-Through Rate; as to the Class A-6 Certificates, the Class A-6 Pass-Through Rate.

          "Payment Date":  Any date on which the Trustee is required to
           ------------
make distributions to the Owners, which shall be the 25th day of each month, commencing in the month following the Startup Day.

          "Percentage Interest":  As to any Class A Certificate or Class B
           -------------------
Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Cut-Off Date and the denominator of which is the Original Certificate Principal Balance of all Class A Certificates of the same

Class; and as to any Class R Certificate, that Percentage Interest set forth on such Class R Certificate.

          "Person":  Any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Cumulative Realized Losses":  With respect to any period,
           -------------------------------
the sum of all Realized Losses with respect to the Mortgage Loans experienced during such period.

          "Pool Delinquency Rate":  With respect to any Remittance Period,
           ---------------------
the fraction, expressed as a percentage, equal to (x) the aggregate principal balances of all Mortgage Loans 90 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Remittance Period over (y) the Pool Principal Balance as of the close of business on the last day of such Remittance Period.

          "Pool Principal Balance":  The aggregate principal balances of
           ----------------------
all Mortgage Loans.

          "Pool Rolling Three Month Delinquency Rate":  As of any Payment
           -----------------------------------------
Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding Remittance Periods.

          "Pre-Funded Amount":  With respect to any Determination Date, the
           -----------------
amount on deposit in the Pre-Funding Account.

          "Pre-Funding Account":  The Pre-Funding Account established in
           -------------------
the accordance with Section 7.2 hereof and maintained by the Trustee.

          "Pre-Funding Period":  The period commencing on the Startup Day
           ------------------
and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which any Event of Default occurs and (iii) ___________, 1996.

          "Premium Amount":  As to any Payment Date, the sum of (i) the
           --------------
Group I Premium Amount on such Payment Date and (ii) the Group II Premium Amount on such Payment Date.

          "Premium Percentage":  As defined in the Insurance Agreement.
           ------------------

          "Prepaid Installment":  With respect to any Mortgage Loan, any
           -------------------
installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

          "Prepayment":  Any payment of principal of a Mortgage Loan which
           ----------
is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

          "Preservation Expenses":  Expenditures made by the Master
           ---------------------
Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

          "Principal and Interest Account":  Collectively, each principal
           ------------------------------
and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

          "Principal Remittance Amount":  As applicable, the Group I
           ---------------------------
Principal Remittance Amount or the Group II Principal Remittance Amount.

          "Prohibited Transaction":  "Prohibited transaction" shall have
           ----------------------
the meaning set forth from time to time in the definition thereof at
Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

          "Property":  The underlying property securing a Mortgage Loan.
           --------

          "Purchase Option Period":  As defined in Section 9.3(b) hereof.
           ----------------------

          "Qualified Liquidation":  "Qualified liquidation" shall have the
           ---------------------
meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust and the Tax Estates.

          "Qualified Mortgage":  "Qualified mortgage" shall have the
           ------------------
meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust and the Mortgage Loan Groups.

          "Qualified Replacement Mortgage":  A Mortgage Loan substituted
           ------------------------------
for another pursuant to Section 3.3, 3.4 or 3.6(b) hereof, which (i) bears a variable rate of interest if the Mortgage Loan to be substituted for is in Group II or bears a fixed rate of interest if the Mortgage Loan to be substituted for is in Group I, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, (which, in the case of a Mortgage Loan in Group II, shall mean a Mortgage Loan having the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Mortgage Loan being replaced),
(iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than ___________, (vi) has a Combined Loan-to-Value Ratio as of the Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) satisfies all of the representations and warranties set forth in Section 3.3 and the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Trustee and the Certificate Insurer prior to any such substitution and (ix) is a valid First Mortgage Loan if the Mortgage Loan to be substituted for is a valid First Mortgage Loan or Second Mortgage Loan if the Mortgage Loan to be substituted for is a Second Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirement of clauses
(vi) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

          "Realized Loss":  As to any Liquidated Loan, the amount, if any,
           -------------
by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

          "Record Date":  With respect to each Payment Date, the last day
           -----------
of the calendar month immediately preceding the calendar month in which such Payment Date occurs or, if such day is not a Business Day, the next preceding Business Day.

          "Reference Banks":  Bankers Trust Company, Barclay's Bank PLC,
           ---------------
The Bank or Tokyo and National Westminster Bank PLC; provided that if any
                                                     --------
of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sponsor or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

          "Register":  The register maintained by the Trustee in accordance
           --------
with Section 5.4 hereof, in which the names of the Owners are set forth.

          "Registrar":  The Trustee, acting in its capacity as Trustee
           ---------
appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

          "Registration Statement":  The Registration Statement filed by
           ----------------------
the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Class A Certificates constituting a part thereof.

          "Reimbursement Amount":  A Group I Reimbursement Amount or a
           --------------------
Class A-6 Reimbursement Amount.

          "Reimbursement Rate":  With respect to any Group I Insured
           ------------------
Payment and Payment Date, the Group I Weighted Average Pass-Through Rate as of such Payment Date; with respect to any Group II Insured Payment and Payment Date, the Class A-6 Formula Pass-Through Rate.

          "REMIC":  A "real estate mortgage investment conduit" within the
           -----
meaning of Section 860D of the Code.

          "REMIC Provisions":  Provisions of the federal income tax law
           ----------------
relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Trust":  The segregated pool of assets consisting of the
           -----------
Trust Estate except for the Capitalized Interest Account, the Pre-Funding Account, Supplemental

Interest Payment Account, the Class R Distribution Account and the Class A-6 Distribution Account.

          "Remittance Date":  Any date on which the Master Servicer is
           ---------------
required to remit moneys on deposit in the Principal and Interest Account to the Trustee, which shall be not later than the 18th day of each month, or, if such day is not a Business Day, the next preceding Business Day, commencing in the month following the month in which the Startup Day occurs.

          "Remittance Period":  The period (inclusive) beginning on the
           -----------------
first day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending on the last day of such immediately preceding calendar month.

          "REO Property":  A Property acquired by the Master Servicer or
           ------------
any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          "Replacement Cut-Off Date":  With respect to any Qualified
           ------------------------
Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

          "Representation Letter" shall mean letters to, or agreements
           ---------------------
with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

          "Reserve Interest Rate":  With respect to any Interest
           ---------------------
Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which three New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which three New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

          "Residual Certificate":  Any Class RL Certificate or any Class RU
           --------------------
Certificate.

          "Residual Net Monthly Excess Cashflow":  With respect to any
           ------------------------------------
Payment Date, the aggregate Net Monthly Excess Cashflow, if any, remaining with respect to both Mortgage Loan

Groups after the making of all applications described in Section 7.5(c) hereof.

          "Schedules of Mortgage Loans":  The Schedules of Mortgage Loans,
           ---------------------------
attached hereto as Schedule I.

          The information contained on each Mortgage Loan Schedule shall be delivered to the Trustee on a computer readable magnetic tape or disk.

          "Second Mortgage Loan":  A Mortgage Loan which constitutes a
           --------------------
second priority mortgage lien with respect to the related Property.

          "Securities Act":  The Securities Act of 1933, as amended.
           --------------

          "Senior Lien":  With respect to any Second Mortgage Loan, the
           -----------
mortgage loan relating to the corresponding Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Property having first and second priority liens.

          "Servicer Affiliate":  A Person (i) controlling, controlled by or
           ------------------
under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

          "Servicing Advance":  As defined in Section 8.9(c) and Section
           -----------------
8.13 hereof.

          "Servicing Fee":  With respect to any Mortgage Loan which is an
           -------------
Unaffiliated Originator Loan, the sum of any servicing fee relating to such Unaffiliated Originator Loan and the Master Servicing Fee. With respect to any Mortgage Loan other than an Unaffiliated Originator Loan, the Advanta Servicing Fee. The Sponsor shall inform the Trustee as to the level of any servicing fee relating to an Unaffiliated Originator Loan, which shall not be in excess of ___% per month, unless otherwise approved by the Certificate Insurer in writing.

          "Specified Subordinated Amount":  As applicable, the Group I
           -----------------------------
Specified Subordinated Amount or the Group II Specified Subordinated
Amount.

          "Sponsor":  Accredited Home Lenders, Inc., a California
           -------
corporation.

          "Standard & Poor's":  Standard & Poor's Ratings Group, a division
           -----------------
of The McGraw Hill Companies.

          "Startup Day":  __________, 1996.
           -----------

          "Step-up Payment Date":  The second Payment Date which follows
           --------------------
the Clean-up Call Date.

          "Subordinated Amount":  As applicable, the Group I Subordinated
           -------------------
Amount or the Group II Subordinated Amount.

          "Subordination Deficiency Amount":  With respect to any Mortgage
           -------------------------------
Loan Group and Payment Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Mortgage Loan Group and Payment Date over (ii) the Subordinated Amount applicable to such Mortgage Loan Group and Payment Date prior to taking into account the payment of any related Subordination Increase Amounts on such Payment Date.

          "Subordination Increase Amount":  With respect to any Mortgage
           -----------------------------
Loan Group and Payment Date, the lesser of (i) the Subordination Deficiency Amount as of such Payment Date (after taking into account the payment of the related Group Principal Distribution Amount on such Payment Date (except for any Subordination Increase Amount)) and (ii) the aggregate amount of Net Monthly Excess Cashflow to be allocated to such Mortgage Loan Group pursuant to Sections 7.5(c)(v)(A) and 7.5(c)(v)(B) on such Payment Date.

          "Subordination Reduction Amount":  With respect to any Mortgage
           ------------------------------
Loan Group and Payment Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Mortgage Loan Group and Payment Date and (y) the Principal Remittance Amount with respect to such Mortgage Loan Group for the related Remittance Period.

          "Substitution Amount":  In connection with the delivery of any
           -------------------
Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

          "Sub-Servicer":  Advanta Mortgage Corp. USA or any Person with
           ------------
whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section 8.3 hereof in respect of the qualification of a Sub-Servicer.

          "Sub-Servicing Agreement":  The written contract between the
           -----------------------
Master Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

          ["Supplemental Interest Payment Account":  The Supplemental
            -------------------------------------
Interest Payment Account established in accordance with Section 7.10(a) hereof and maintained by the Trustee.]

          ["Supplemental Interest Payment Amount Available":  As defined in
            ----------------------------------------------
Section 7.10(b) hereof.]

          ["Supplemental Interest Trust":  The _______ Supplemental
            ---------------------------
Interest Trust 1996-2 created pursuant to Section 7.10(a) hereof.]

          "Tax Matters Person":  The Tax Matters Person appointed pursuant
           ------------------
to Section 11.17 hereof.

          "Termination Notice":  As defined in Section 9.3(b) hereof.
           ------------------

          "Termination Price":  As defined in Section 9.2(a) hereof.
           -----------------

          "Third Mortgage Loan":  A Mortgage Loan which constitutes a third
           -------------------
priority mortgage lien with respect to the related Property.

          "Total Monthly Excess Cashflow":  As defined in Section
           -----------------------------
7.5(c)(iv) hereof.

          "Total Monthly Excess Spread":  Either the Group I Total Monthly
           ---------------------------
Excess Spread or the Group II Total Monthly Excess Spread, as appropriate.

          "Transaction Documents":  Collectively this Agreement, the
           ---------------------
Insurance Agreement, the Underwriting Agreement relating to the Class A Certificates, any Sub-Servicing Agreement, the Indemnification Agreement relating to the Prospectus offering the Class A Certificates, the Registration Statement relating to the Class A Certificates and the Certificates.

          "Trust":  Accredited Mortgage Loan Trust 1996-1, the trust
           -----
created under this Agreement.

          "Trust Estate":  Collectively, all money, instruments and other
           ------------
property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts (except as otherwise provided herein), (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the Certificate Insurance Policy, and (vii) such amounts held in the Capitalized Interest Account, the Reserve Account and the Pre-Funding Account.

          "Trustee":  Bankers Trust Company of California, N.A., located on
           -------
the date of execution of this Agreement at Bankers Trust Company, 3 Park Plaza, Irvine, California 92714, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

          "Trustee's Fees":  With respect to any Payment Date and Mortgage
           --------------
Loan Group, the Product of (x) one-twelfth of [.01%] and (y) the aggregate Loan Balance of the Mortgage Loan in the related Mortgage Loan Group as of the beginning of the related Remittance Period.

          "Uncertificated Interest":  As defined in Section 2.8(b) hereof.
           -----------------------

          "Underwriter":  Lehman Brothers Inc.
           -----------

          "Upper-Tier REMIC":  The segregated pool of assets held by the
           ----------------
Trust consisting of the Lower Tier Interests (except for the RL Lower-Tier Interest, as set forth in the chart in Section 2.8(c) hereof), the Distribution Accounts and the Certificate Insurance Policy.

          Section 1.2.  Use of Words and Phrases.  "Herein", "hereby",
                        ------------------------
"hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

          Section 1.3.  Captions; Table of Contents.  The captions or
                        ---------------------------
headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

          Section 1.4.  Opinions.  Each opinion with respect to the
                        --------
validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.


                                 ARTICLE II

                ESTABLISHMENT AND ORGANIZATION OF THE TRUST

          Section 2.1.  Establishment of the Trust.  The parties hereto do
                        --------------------------
hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Accredited Mortgage Loan Trust 1996-1". Each Mortgage Loan Group shall constitute a sub-trust of the Trust.

          Section 2.2.  Office.  The office of the Trust shall be in care
                        ------
of the Trustee, addressed to Bankers Trust Company of California, N.A., Three Park Plaza, Irvine, California 92714, or at such other address as the Trustee may designate by notice to the Sponsor, the Master Servicer, the Owners and to the Certificate Insurer.

          Section 2.3.  Purposes and Powers.  The purpose of the Trust is
                        -------------------
to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that
                                              --------  -------
nothing contained herein shall permit the Trustee to take any action which would result in the loss of REMIC status for the REMIC Trust.

          Section 2.4.  Appointment of the Trustee; Declaration of Trust.
                        ------------------------------------------------
The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

          Section 2.5.  Expenses of the Trust.  The expenses of the Trust,
                        ---------------------
including the annual fees of the Trustee, and any other expenses of the Trust that have been reviewed and approved by the Sponsor (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee shall be paid by the Sponsor to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Owners that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Owner shall be personally liable in connection with such contract or agreement.

          Section 2.6.  Ownership of the Trust.  On the Startup Day the
                        ----------------------
ownership interests in the Trust and the subtrusts shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

          Section 2.7.  Situs of the Trust.  It is the intention of the
                        ------------------
parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.2 hereof.

          Section 2.8.  Miscellaneous REMIC Provisions.  (a) The REMIC
                        ------------------------------
Trust shall elect to be treated as a REMIC under Section 860D of the Code, as described in Section 11.15. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of the election of the REMIC Trust to be treated as a REMIC.

          (b) The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the uncertificated right of the Group I Supplemental Interest Account to receive the distributions described in Section 7.3(c)(iv) and the uncertificated right of the Group II Supplemental Interest Account to receive the distributions described in Section 7.3(c)(v) (the "Uncertificated Interest") are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT1, LT2, LT3, LT4, LT5 and LT6 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC.

          (c) The beneficial ownership interest of the Lower-Tier REMIC shall be evidenced by the interests (the "Lower-Tier Interests") having the characteristics and terms as follows:



                                             Original                               Final
       Class              Companion         Principal         Interest             Payment
    Designation            Classes           Balance            Rate                 Date
    -----------            -------           -------            ----                 ----
        LT-1          A-1, B Group I      $__________        (1)       ______________

        LT-2          A-2, B Group I      $__________        (1)       ______________

        LT-3          A-3, B Group I      $__________         (1)      _____________

        LT-4          A-4, B Group I      $__________        (1)       __________________

        LT-5          A-5, B Group I      $__________        (1)       _____________

        LT-6          A-6, B Group II     $__________        (2)       _____________

        RL                                  (3)              (3)       _____________



(1)     The Net Weighted Average Coupon Rate of the Group I Mortgage Loans.
(2)     The Net Weighted Average Coupon Rate of the Group II Mortgage
        Loans.
(3) The RL Certificate has no principal balance and does not bear interest.

The Lower-Tier Interests LT-1, LT-2, LT-3, LT-4, LT-5 and LT-6 shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

          On each Payment Date, the Lower Tier Distribution Amount shall be applied as principal and interest of particular Lower Tier Interests, other than the RL Certificate, in amounts corresponding to the aggregate respective amounts required to be applied as principal and interest of their related Companion Classes (as set forth above) pursuant to the priorities set forth in section 7.3 hereof.

          No distributions will be made on the Class RL Certificate, except that any distribution of the proceeds of the final remaining assets of the Lower Tier REMIC shall be distributed to the holder thereof upon presentation and surrender of the Class RL Certificate.

          The Capitalized Interest Account and Pre-Funding Account are not part of the segregated pool of assets which constitutes the REMIC.

          (d) The Startup Day is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

          (e) The final scheduled Payment Date for any Class of Certificates is hereby established as follows:

          Class                    Final Scheduled Payment Date
          -----                    ----------------------------

          Class A-1 Certificates

          Class A-2 Certificates

          Class A-3 Certificates

          Class A-4 Certificates

          Class A-5 Certificates

          Class A-6 Certificates


                                ARTICLE III

                 REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF THE SPONSOR AND THE MASTER SERVICER;
                COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS

     Section 3.1.  Representations and Warranties of the Sponsor.  The
                   ---------------------------------------------
Sponsor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and to the Owners as of the Startup Day that:

          (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

          (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

          (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

          (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

          (k) The Sponsor did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

          (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the Certificates.

          It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trustee.

          Section 3.2.  Representations and Warranties of the Master
                        --------------------------------------------
Servicer.  The Master Servicer hereby represents, warrants and covenants to
- --------
the Trustee, the Certificate Insurer and to the Owners as of the Startup
Day that:

          (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

          (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

          (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

          (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

          (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

          (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

          (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

          (l) The terms of each existing Sub-Servicing Agreement and each designated Sub-Servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of Section 8.3.

          It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Trustee.

          Upon discovery by any of the Originators, the Master Servicer, the Sponsor, any Sub-Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this
Section 3.2 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section 8.20 hereof; provided, however, that if the
                                         --------  -------
Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

          Section 3.3.  Representations and Warranties of the Sponsor with
                        --------------------------------------------------
Respect to the Mortgage Loans.
- -----------------------------

          (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the Startup Day, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Trustee:

          (i) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date;

          (ii) All of the original or certified documentation set forth in
     Section 3.5 (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Startup Day, or as otherwise provided in Section 3.5;

          (iii) Each Mortgage Loan is being serviced by the Master Servicer or a Person controlling, controlled by or under common control with the Master Servicer and qualified to service mortgage loans;

          (iv) The Note related to each Mortgage Loan in Group I bears a fixed Coupon Rate of at least ____% per annum;

          (v) As of the Cut-Off Date, no more than ____% of the Original Aggregate Loan Balance of the Mortgage Loans are 30-59 days
     Delinquent, and no Mortgage Loan is 60 or more days' Delinquent;

          (vi) As of the Startup Day no more than ___% of the Original Aggregate Loan Balance of the Mortgage Loans is secured by Properties located within any single zip code area, and no more than ___% of the Original Aggregate Loan Balance of the Mortgage Loans consists of Date-of-Payment Loans;

          (vii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

          (viii) As of the Startup Day, no more than ___% of the Loan Balance of the Mortgage Loans relates to Mortgage Loans originated under the Originators' non-income verification program for self-employed borrowers; and

          (ix) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus.

          (x) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date;

          (xi) All of the original or certified documentation required to be delivered to the Trustee pursuant to this Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of this Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

          (xii) Each Mortgage Loan being transferred to the Sponsor is a Qualified Mortgage and is a Mortgage;

          (xiii) Each Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums and townhouses but shall not include cooperatives;

          (xiv) No Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 100%;

          (xv) Each Mortgage is either a valid and subsisting first, second or third lien of record on the Property (subject in the case of any Second Mortgage Loan or Third Mortgage Loan only to a Senior Lien on such Property) and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (xvi) Immediately prior to the transfer and assignment herein contemplated, the Sponsor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

          (xvii) As of the related Cut-Off Date, no Mortgage Loan is 30 or more days Delinquent, except for any portion of the Mortgage Loans which this Agreement permits to be more than 30 days Delinquent;

          (xviii)   There is no delinquent tax or assessment lien or
     mechanic's lien on any Property, and each Property is free of substantial damage and is in good repair;

          (xix) There is no valid and enforceable right of rescission offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xx) There is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph
     (xiii) below;

          (xxi) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

          (xxii) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (vi) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-Off Date such policy will be valid and thereafter such policy shall continue in full force and effect;

          (xxiii)   The improvements upon each Property are covered by a
     valid and existing hazard insurance policy (which may be a blanket policy of the type described in this Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

          (xxiv) If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in this Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

          (xxv) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

          (xxvi) The Sponsor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any Insurance Policies applicable to any Mortgage Loans delivered by such Sponsor including, to the extent such Mortgage Loan is not covered by a blanket policy described in this Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

          (xxvii)   Each original Mortgage was recorded or is in the
     process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Sponsor, subject to the provisions of Section 3.5(b) of this Agreement, (or are in the process of being recorded);

          (xxviii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Mortgage Loans and has been approved by the primary mortgage guaranty insurer, if any;

          (xxix) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

          (xxx) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related
     Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (xxxi)    No Mortgage Loan was originated under a buydown plan;

          (xxxii)   No Mortgage Loan provides for negative amortization,
     has a shared appreciation feature, or other contingent interest feature;

          (xxxiii) Each Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

          (xxxiv)   Each Mortgage contains a provision for the acceleration
     of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

          (xxxv) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Note permits or obligates the Master Servicer, the Sub-Servicer or the Sponsor to make future advances to the related Mortgagor at the option of the Mortgagor;

          (xxxvi)   There is no proceeding pending or threatened for the
     total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Property as security for the Mortgage Loan or the use for which the premises were intended;

          (xxxvii) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and, if a title insurance policy exists with respect to such Property, are stated in such title insurance policy and affirmatively insured;

          (xxxviii) No improvement located on or being part of any Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

          (xxxix)   With respect to each Mortgage constituting a deed of
     trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the related Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

          (xl) With respect to each Second Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related File;

          (xli) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

          (xlii) Except as provided by clause (viii) of this Section, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the applicable Affiliated Originator has not waived any default, breach, violation or event of acceleration;

          (xlii) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (xliii)   The maturity date of each Mortgage Loan which is a
     Second Mortgage Loan is at least twelve months prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

          (xliv) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Sponsor's underwriting guidelines;

          (xlv) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Sponsor's underwriting guidelines;

          (xlvi) All parties to the Note and the Mortgage had legal capacity to execute the Note and the Mortgage and each Note and Mortgage have been duly and properly executed by such parties; and

          (xlvii)   The related Affiliated Originator has no actual
     knowledge that there exist on any Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

          (b)  No Originator Payment Obligations.  There is no obligation
               ---------------------------------
on the part of the Servicer or any other party to make payments in addition to those made by the Mortgagor except for delinquency.

          (c) Upon the discovery by the Sponsor, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made herein which materially and adversely affects the interests of the Owners or of the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Sponsor of such breach and request that the Sponsor cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and if the Sponsor does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

          Section 3.4.  Covenants of Sponsor to Take Certain Actions with
                        -------------------------------------------------
Respect to the Mortgage Loans In Certain Situations.  (a)  With the
- ---------------------------------------------------
provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by any Originator, the Sponsor, the Master Servicer, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 of this Agreement were untrue in any material respect as of the Startup Day and such breaches of the representations and warranties materially and adversely affect the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties.

          The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (viii) of Section 3.3 above constitutes breach of a representation or warranty which "materially and adversely affects the interests of the Owners or of the Certificate Insurer" in such Mortgage Loan.

          (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Certificate Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor to or an Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan in the related Mortgage Loan Group which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the REMIC Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Sponsor at its expense, shall cause to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur if so directed by the Certificate Insurer upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Trustee or the Certificate Insurer.

          (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Trust pursuant to Section 3.3, Section
3.4 or Section 3.6 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Sponsor, the Master Servicer, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided,
                                                            --------
however, that for the purposes of this subsection (c) the representations
- -------
and warranties in Section 3.3 above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

          (d) It is understood and agreed that the covenants set forth in this Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

          Section 3.5.  Conveyance of the Mortgage Loans.  (a)  The
                        --------------------------------
Sponsor, concurrently with the execution and delivery hereof, hereby transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee, all right, title and interest in and to each Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor on the Startup Day, all its right, title and interest in and to principal collected and interest accruing on each such Mortgage Loan on and after the Cut-Off Date and all its right, title and interest in and to all Insurance Policies. The transfer of the Mortgage Loans set forth on the

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



Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale.

          (b) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor agrees to:

          (i) cause to be delivered, on the Startup Day, without recourse, to the Trustee the items listed in the definition of "Accredited Mortgage Files".

          (ii) cause, within 75 Business Days following the Startup Day to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Sponsor to the Trustee; provided,
                                                                 --------
     however, that Assignments of Mortgage shall not be required to be
     -------
     submitted for recording with respect to any Mortgage Loan which relates to an Accredited Mortgage File, unless (x) otherwise directed in writing by the Certificate Insurer, or (y) upon the occurrence of any Event of Default.

          All recording required pursuant to this Section 3.5 shall be accomplished at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Section 3.5, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

          Copies of all Mortgage assignments received by the Trustee shall be kept in the related file.

          (c) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Sponsor, in lieu of the foregoing, will deliver within 15 Business Days after the Startup Day, to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

          (d) The Sponsor shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Sponsor in and to any Qualified Replacement Mortgage delivered to the Trustee pursuant to Section 3.3, Section 3.4 or Section
3.6 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor
                                     --------  -------
shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

          (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, sell, assign, set over and otherwise convey without recourse, on the Sponsor's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right,
      --------  -------
title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

          (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in Section 3.5(b) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.5(b), then no later than such later delivery time.

          (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

          (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

          (i) The Sponsor shall cause to be reflected on its records that the Mortgage Loans have been sold to the Trust.

          (j) To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor are satisfactory to the Certificate Insurer, Moody's and Standard & Poor's, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Certificate Insurer, Standard & Poor's and Moody's (or any documents theretofore delivered to the Trustee returned to the Sponsor) on such terms and subject to such conditions as the Certificate Insurer, Moody's and Standard & Poor's may permit.

          Section 3.6.  Acceptance by Trustee; Certain Substitutions of
                        -----------------------------------------------
Mortgage Loans; Certification by Trustee.  (a)  The Trustee agrees to
- ----------------------------------------
execute and deliver on the Startup Day an acknowledgment of receipt of the Notes delivered by the Sponsor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee further agrees to review any other documents delivered by the Sponsor within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Master Servicer and the Certificate Insurer a Certification in the form attached as Exhibit F hereto; provided, however, that such Certificates shall not be delivered
        --------  -------
prior to 90 days after the Startup Day with respect to the Initial Mortgage Loans and 91 days after the Pre-Funding Period with respect to the Subsequent Mortgage Loans. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

          (b) If the Trustee during such 90-day period finds any document constituting a part of a File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Sponsor and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Sponsor will on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Sponsor shall cause at the Sponsor's expense to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC.
Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion or (iii) at the direction of the Certificate Insurer.

          Section 3.7.  Cooperation Procedures.  (a)  The Sponsor shall, in
                        ----------------------
connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

          (b) The Sponsor, the Master Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

          Section 3.8.  Conveyance of the Subsequent Mortgage Loans.
                        -------------------------------------------
(a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Sponsor of all or a portion of the balance of funds in the Pre-Funding Account, the Sponsor shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust with respect to Group I, all right, title and interest of the Sponsor in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor to the Trustee and to the Custodian on such Subsequent Transfer Date, all its right, title and interest in and to principal collected and interest accruing on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all its right, title and interest in and to all Insurance Policies; provided, however, that the Sponsor reserves and
                    --------  -------
retains all its right, title and interest in and to principal (including Prepayments) collected and interest accruing on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date. The transfer to the Trust by the Sponsor of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans shall be absolute and shall be intended by the Owners and all parties hereto to be treated as a sale by the Sponsor.

          The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred.

          (b) The Sponsor shall transfer to the Trust the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date.

          (i) the Sponsor shall have provided the Trustee, the Custodian, the Certificate Insurer, Moody's and Standard & Poor's with a timely Addition Notice and shall have provided any information in an electronic data file form as reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

          (ii) the Sponsor shall have delivered to the Trustee and the Custodian a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit M (the "Subsequent Transfer Agreement"), which shall include Schedules of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

          (iii) the Sponsor shall have deposited in the Principal and Interest Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date;

          (iv) as of each Subsequent Transfer Date, none of the related Originator, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

          (v) such addition will not result in a material adverse tax consequent to the Trust or the Owners of the Certificates;

          (vi) the Pre-Funding Period shall not have terminated;

          (vii) the Sponsor shall have delivered to the Trustee and to the Custodian an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs (c) and (d) below, and in the related Subsequent Transfer Agreement; and

          (viii) the Sponsor shall have delivered to the Certificate Insurer, the Rating Agencies, the Custodian and the Trustee Opinions of Counsel with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer, the Custodian and the Trustee on the Startup Day (bankruptcy, corporate and tax opinions);

          (c) the obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date for assignment to Group I is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 30 years, (iii) such Subsequent Mortgage Loan has a Coupon Rate of at least ____%, (iv) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in Mortgage Loan Group I (including the Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least _____%; (b) will have a weighted average remaining term to stated maturity of not more than ____ months, (c) will have a weighted average Combined Loan-to-Value Ratio of not more than ___%; (d) will have not more than _____% by aggregate principal balance Balloon Loans; and (e) will have not more than ___% in aggregate Loan Balance of Mortgage Loans relating to non-owner occupied Properties.

          (d) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements, any of which may be waived or modified in any respect by the Certificate Insurer by a written instrument executed by the Certificate Insurer;

          (1) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements: (i) no such Subsequent Mortgage Loan may have a Combined Loan-to-Value Ratio greater than ___%; (ii) no such Subsequent Mortgage Loan may have an outstanding Loan Balance greater than $______ as of the related Subsequent Transfer Date; (iii) no such Subsequent Mortgage Loan is secured by a Mortgage on property which, at the time of the origination of such Mortgage Loan, had an Appraised Value greater than $_________; (iv) the first payment on each such Subsequent Mortgage Loan may be due no later than ________________; except that, if the Sponsor shall deposit into the Certificate Account an amount equal to 30 days' interest on any such Subsequent Mortgage Loan at the related Coupon Rate less the applicable Servicing Fee, then the first payment on such Subsequent Mortgage Loan may be due no later than ___________, (v) each such subsequent Mortgage Loan shall be either a fully-amortizing loan with level payments over a remaining term of not greater than 30 years or a loan with a balloon maturity of not less than 15 years and (vi) no Subsequent Mortgage Loan may have a Coupon Rate lower than ____%.

          (2) After giving effect to the Trust's purchase of any such Subsequent Mortgage Loan (i) the weighted average Coupon Rate of all Mortgage Loans in Group I shall be no less than _____%; (ii) no more than ___% of the Mortgage Loans held by the Trust shall be concentrated in any single zip code; (iii) the Mortgage Loans in Group I shall have weighted average Combined Loan-to-Value Ratio no greater than ___%; and (iv) no more than 17.50% of the Mortgage Loans by aggregate Loan Balance shall be Balloon Loans, (v) no more than ___% and 0.05% of the Mortgage Loans by aggregate Loan Balance may be Second Mortgage Loans or third Mortgage Loans, respectively, (vi) no more than ___% of the Mortgage Loans by aggregate Loan Balance may relate to non-owner occupied Properties, (vii) no more than _____% and ____% of the Mortgage Loans by aggregate Loan Balance may relate to credit classification "C" or "D", respectively, and at least ___% of the Mortgage Loans by aggregate Loan Balance shall relate to credit classification "A".

          (e) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy the conditions set forth in Sections 3.5(b)-(j), 3.6 and 3.7.

          (f) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in ____________, and ___________ of 1996 the Sponsor shall determine, and the Trustee shall co-operate with the Sponsor in determining (i) the amount and correct dispositions of the Group I Group I Capitalized Interest Requirements, Overfunded Interest Amounts, Excess Pre-Funding Earnings and the amount then on deposit in the Pre-Funding Account, and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are incorrectly released to the Owners of the Residual Certificates from the Pre-Funding Account or from the Capitalized Interest Account, such Owners or the Sponsor shall immediately repay such amounts to the Trustee.

          (g) In connection with the transfer of any Subsequent Mortgage Loans to the Trust the Sponsor, the Master Servicer and the Trustee may, with the prior written consent of the Certificate Insurer, amend the definition of "Specified Subordinated Amount" with respect to the related Mortgage Loan Group for the purpose of changing the related Specified Subordinated Amount; provided, however, that any such amendment must comply
                     --------  -------
with the provisions of Sections 11.14(b) and 11.14(d) hereof.


                                 ARTICLE IV

                     ISSUANCE AND SALE OF CERTIFICATES

          Section 4.1.  Issuance of Certificates.  On the Startup Day, upon
                        ------------------------
the Trustee's receipt from the Sponsor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

          Section 4.2.  Sale of Certificates.  At 11 a.m. New York City
                        --------------------
time on the Startup Date, at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York, the Sponsor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will (i) deliver to the Underwriter, the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Underwriter shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee and (ii) deliver to the Sponsor, the Class B Certificates and the Residual Certifi-cates, with an aggregate Percentage Interest in each Class equal to 100%, registered as the Sponsor shall request. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay other fees and expenses identified by the Sponsor, (b) deposit an amount equal to the Original Pre-Funded Amount in the Pre-Funding Account and (c) deposit an amount equal to $_____ in the Capitalized Interest Account and (d) pay to the Sponsor the balance after deducting such amounts. The Sponsor shall pay directly to the Certificate Insurer the Initial Premiums.

                                 ARTICLE V

                   CERTIFICATES AND TRANSFER OF INTERESTS

          Section 5.1.  Terms.  (a)  The Certificates are pass-through
                        -----
securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). The Class A Certificates issued with respect to a Mortgage Loan Group represent beneficial ownership interests in the related Mortgage Loans (and in the case of the Group I Class A Certificates, the Pre-Funding Account and the Capitalized Interest Account); the Residual Certificates represent the beneficial ownership interest in the Mortgage Loans and in the Accounts. Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), moneys in the Principal and Interest Account, the Capitalized Interest Account, the Pre-Funding Account, the Supplemental Interest Payment Account and the Class A-6 Distribution Account, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust Estate and, upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans in the related Mortgage Loan Group, certain related Insured Payments, pro rata in accordance with such Owner's Percentage
                  --- ----
Interest and certain amounts payable from the Capitalized Interest Account and from the Pre-Funding Account and in the case of the Class A-6 Certificates, certain amounts payable from the Supplemental Interest Payment Account and from the Class A-6 Distribution Account.

          (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

          Section 5.2.  Forms.  The A-1 Certificates, the Class A-2
                        -----
Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, and the Residual Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, and Exhibit C hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Sponsor executing such Certificates, as evidenced by his execution thereof.

          Section 5.3.  Execution, Authentication and Delivery.  Each
                        --------------------------------------
Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

          Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

          The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

          No Certificate shall be valid until executed and authenticated as set forth above.

          Section 5.4.  Registration and Transfer of Certificates.  (a)
                        -----------------------------------------
The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

          (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount of the Certificate so surrendered.

          (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

          (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

          (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

          (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

          (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal
to the Original Aggregate Loan Balance.   Upon initial issuance,
the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

          The minimum denominations shall be $1,000 for any Class A Certificate, $100,000 for any Class B Certificate and 10% Percentage Interest for any Residual Certificate.

          The Sponsor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

          With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

          Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

          (h) In the event that (i) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor or (ii) the Sponsor at its



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



 sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Sponsor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

          (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

          Section 5.5.  Mutilated, Destroyed, Lost or Stolen Certificates.
                        -------------------------------------------------
If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided,
                                                               --------
that with respect to an Owner which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

          Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

          Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated,



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



destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Certificates.

          Section 5.6.  Persons Deemed Owners.  The Trustee and any agent
                        ---------------------
of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

          Section 5.7.  Cancellation.  All Certificates surrendered for
                        ------------
registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

          Section 5.8.  Limitation on Transfer of Ownership Rights.  (a)
                        ------------------------------------------
No sale or other transfer of any Class A Certificate shall be made to the Sponsor.

          (b) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificates. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificates nor authenticate and make available any Residual Certificates unless the Trustee has received an affidavit from the proposed transferee in the form attached



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



hereto as Exhibit H. Each holder of a Class R Certificate, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.8(b).

          (c) No other sale or other transfer of record or beneficial ownership of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Sponsor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Sponsor, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor certifying to the Trustee and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Sponsor. The Owner of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. No Class B or Class R Certificate shall be acquired by or transferred to (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")) subject
                                                           -----
to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or
(ii) above by reason of such plan's investment in the entity. Any Class B or Class R Certificate transferred shall (x) certify that it is not any of the above and (y) deliver an opinion of counsel to that effect.

          Section 5.9.  Assignment of Rights.  An Owner may pledge,
                        --------------------
encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.4 and Section 5.8 hereof.



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                                 ARTICLE VI

                                 COVENANTS

          Section 6.1.  Distributions.  The Trustee will duly and
                        -------------
punctually pay distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that
                                                    --------  -------
an Owner of a Class A Certificate shall only be entitled to payment by wire transfer if such Owner owns Class A Certificates in the aggregate denomination of at least $5,000,000.

          Section 6.2.  Money for Distributions to be Held in Trust;
                        --------------------------------------------
Withholding.  (a)  All payments of amounts due and payable with respect to
- -----------
any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

          (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate, Class B Certificate or Class R Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Sponsor, and the Owner of the Class A Certificate, Class B Certificate or Class R Certificate shall thereafter, as an unsecured general creditor, look only to the Sponsor for payment thereof (but only to the extent of the amounts so paid to the Sponsor), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being
                       --------  -------
required to make any such payment, shall at the expense of the Sponsor cause to be published once, in the eastern edition of The Wall Street
                                                      ---------------
Journal, notice that such money remains unclaimed and that, after a date
- -------
specified therein, which shall be not fewer than 30 days from the date



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



of such publication, any unclaimed balance of such money then remaining will be paid to the Sponsor. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Sponsor, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

          Section 6.3.  Protection of Trust Estate.  (a)  The Trustee will
                        --------------------------
hold the Trust Estate in trust for the benefit of the Owners and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer, at the request and expense of the Sponsor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to
Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

            (i) more effectively hold in trust all or any portion of the Trust Estate;

           (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii)  enforce any of the Mortgage Loans; or

           (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

          The Trustee shall send copies of any request received from the Certificate Insurer or the Sponsor to take any action pursuant to this
Section 6.3 to the other party.

          (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any
        --------  -------
action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Class A Certificates then Outstanding or, if there are no longer any



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



affected Class A Certificates then outstanding, by such majority of the Percentage Interests represented by any Class of Class B Certificates then Outstanding.

          (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

          Section 6.4.  Performance of Obligations.  The Trustee will not
                        --------------------------
take any action that would release the Sponsor or the Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

          The Trustee may contract with other Persons to assist it in performing its duties hereunder.

          Section 6.5.  Negative Covenants.  The Trustee will not, to the
                        ------------------
extent within the control of the Trustee, take any of the following actions:

            (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

           (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

           (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

            (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage



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



or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

          Section 6.6.  No Other Powers.  The Trustee will not, to the
                        ---------------
extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by
Section 2.3 hereof.

          Section 6.7.  Limitation of Suits.  No Owner shall have any right
                        -------------------
to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Owner has previously given written notice to the Sponsor and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Class A Certificates then Outstanding, by such percentage of the Percentage Interests of any Class of Class B Certificates then Outstanding shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

     (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

     (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto; and

     (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by any Class of Class B Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or



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



by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

          In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Certificate Insurer, notwithstanding any other provision of this Agreement.

          Section 6.8.  Unconditional Rights of Owners to Receive
                        --------------------------------- -------
Distributions.  Notwithstanding any other provision in this Agreement, the
- -------------
Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          Section 6.9.  Rights and Remedies Cumulative.  Except as
                        ------------------------------
otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.10.  Delay or Omission Not Waiver.  No delay of the
                         ----------------------------
Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or by the Owners, as the case may be.

          Section 6.11.  Control by Owners.  The Certificate Insurer or the
                         -----------------
Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, with the consent of the Certificate Insurer (which may not be unreasonably withheld) or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by any Class of Class B Certificates then Outstanding, with the consent of the Certificate Insurer (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and Section 8.20 hereof; provided
                                                                   --------
that:
- ----

     (1) such direction shall not be in conflict with any rule of law or with this Agreement;

     (2) the Trustee shall have been provided with indemnity satisfactory to it; and

     (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided,
                                                                  --------
          however, that the Trustee need not take any action which it
          -------
          determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing; provided, further,
                                                      --------  -------
          that in the event that any directions provided by the Trustee and the Certificate Insurer conflict with each other, the Certificate Insurer's direction shall prevail.


                                ARTICLE VII

                    ACCOUNTS, DISBURSEMENTS AND RELEASES

          Section 7.1.  Collection of Money.  Except as otherwise expressly
                        -------------------
provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

          Section 7.2.  Establishment of Accounts.  (a) The Sponsor shall
                        -------------------------
cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Certificate Account, a Class A Group I Distribution Account, a Class A Group II Distribution Account, a Class A-6 Distribution Account, a Pre-Funding Account, a Reserve



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



Account, a Capitalized Interest Account, a Class B Group I Distribution Account and a Class B Group II Distribution Account, each to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear.

          (b) The Sponsor shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Class A-6 Distribution Account to be held by the Trustee in trust for the benefit of the Class A-6 Certificates and the Certificate Insurer, as their interests may appear.

          (c) The Sponsor shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Class R Distribution Account to be held by the Trustee in trust for the benefit of the Owners of the Residual Certificates and the Certificate Insurer, as their interests may appear.

          Section 7.3.  The Certificate Insurance Policy.
                        --------------------------------

          (a) On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date:

            (i) the amounts to be on deposit in the Certificate Account on such Payment Date with respect to Group I (disregarding the amounts of any Group I Insured Payments) and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts and excluding an amount equal to the Group I Premium Amount together with any Master Servicing Fees described in 7.5(c)(i) and Trustee's Fees described in 7.5(c)(iii) for the related Payment Date but including, with respect to the ______, 1996 ________, 1996 and ________, 1996 Payment Dates any amounts to be transferred to the Certificate Account from the Pre-Funding Account or from the Capitalized Interest Account with respect to such Payment Dates in accordance with Section 7.4 hereof plus (y) any amounts of Total Monthly Excess Cashflow to be applied on account of Group I on such Payment Date; the amounts described in the preceding clause (x) with respect to each Mortgage Loan Group and Payment Date after taking into account the portion of the Group I Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Group I Insured Payment to be made with respect to such Payment Date, are the "Group I Available Funds"; the sum of the amounts described in the preceding clauses (x) and (y) are the "Group I Total Available Funds";



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



           (ii) the amounts to be on deposit in the Certificate Account on such Payment Date with respect to Group II (disregarding the amounts of any Class A-6 Insured Payments) and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts and excluding an amount equal to the Group II Premium Amount together with any Master Servicing Fees described in 7.5(c)(i) and Trustee's Fees described in 7.5(c)(iii) for the related Payment Date, plus (y) any amounts of Total Monthly Excess Cashflow to be applied on account of Group II on such Payment Date; the amounts described in the preceding clause (x) with respect to each Group II and Payment Date, after taking into account the portion of the Group II Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Class A-6 Insured Payment to be made with respect to such Payment Date, are the "Group II Available Funds"; the sum of the amounts described in the preceding clauses (x) and (y) are the "Group II Total Available Funds"; and

          (b) (i) If the Group I Insured Distribution Amount for any Payment Date exceeds the Group I Total Available Funds for such Payment Date after taking into account the portion of the Group I Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Group I Insured Payment to be made with respect to such Payment Date (such event being a "Group I Deficiency Amount"), the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a Insured Payment in an amount equal to such Group I Deficiency Amount. Upon receipt of Insured Payments from the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account.

               (ii) If the Class A-6 Insured Distribution Amount for any, Payment Date exceeds the Group II Total Available Funds for such Payment Date (after taking into account the portion of the Class A-6 Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Class A-6 Insured Payment to be made with respect to such Payment Date) (such event being a "Group II Deficiency Amount"), the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Group II Deficiency Amount. Upon receipt of Insured Payments from the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account.

          (c) The Trustee shall distribute all Insured Payments received, or the proceeds thereof, in accordance with Section 7.5(c) to the Owners of the Class A Certificates of the related Class.

          (d) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each Owner of the Class A Certificates of the related Class receiving any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to the Owners of the related Class A Certificates as set forth in Section 7.5(c). The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(c)(iv)(C) and 7.5(c)(iv)(D) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(c)(iv)(C) and 7.5(c)(iv)(D) hereof.

          (e) The Trustee shall receive, as attorney-in-fact of each Owner of an Insured Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Owner of an Insured Certificate in accordance with the provisions of Section 7.3. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Insured Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Insured Certificates. The Trustee hereby agrees on behalf of each Holder of an Insured Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the insured Certificateholders, the Certificate Insurer will be subrogated to the rights of the insured Certificateholders with respect to such Insured Payment, shall be deemed to the extent of payments so made to be a registered insured Certificateholder and shall receive all future distributions until all such Insured Payments by the Certificate Insurer, together with interest thereon at the interest rate borne by the Insured Certificates, have been fully reimbursed. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. The effect of the foregoing provisions is that, to the extent of Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the distributions are made to the other Owners of the Insured Certificates.

          Section 7.4.  Pre-Funding Account and Capitalized Interest
                        --------------------------------------------
Account.  (a)  On the Startup Day, the Trustee will deposit, on behalf of
- -------
the Owners of the Group I Class A Certificates, the Original Aggregate Pre-Funded Amount in the Pre-Funding Account from the proceeds of the sale of the Group I Class A Certificates.

          (b) On any Subsequent Transfer Date, the Sponsor shall instruct the Trustee in writing to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Sponsor upon satisfaction of the conditions set forth in Section 3.8 hereof with respect to such transfer.

          (c) If (x) the Pre-Funded Amount with respect to the related Mortgage Loan Group has not been reduced to zero by ____________, 1996 or
(y) the Pre-Funded Amount has been reduced to $100,000 or less on either the ___________, 1996 or the ____________, 1996 Remittance Dates, in either case after giving effect to any reductions in the Pre-Funded Amount on or before such Remittance Date, the Sponsor shall instruct the Trustee to withdraw from the Pre-Funding Account on such Remittance Date and deposit in the Certificate Account with respect to Group I, the difference, if any, between (A) the Original Aggregate Pre-Funded Amount and (B) all amounts theretofore withdrawn from the Pre-Funding Account with respect to Subsequent Mortgage Loans.

          (d) On the Payment Dates occurring in ____________, 1996, _________, 1996 and _________, 1996 the Trustee shall transfer the Pre-Funding Earnings, if any, relating to such Payment Date from the Pre-Funding Account to the Certificate Account. On the Payment Dates occurring in __________, 1996, ___________, 1996 and ____________, 1996 the Trustee
shall distribute directly to the Owners of the Residual Certificates the Excess Pre-Funding Earnings, if any, applicable to each such Payment Date.

          (e) On each Subsequent Transfer Date the Sponsor may instruct the Trustee in writing to withdraw from the Capitalized Interest Account and pay on such Subsequent Transfer Date to the Owners of the Residual Certificates the Overfunded Interest Amount for such Subsequent Transfer Date,



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



as calculated by the Sponsor pursuant to Section 3.8(f) hereof.

          (f) On the Payment Dates occurring in ___________ 1996, _________, 1996 and _________, 1996 the Trustee shall transfer from the Group I Capitalized Interest Account to the Certificate Account with respect to Group I, the Group I Capitalized Interest Requirement, if any, for such Payment Dates.

          (g) On the December 1995, Payment Date, any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause (f) above shall be paid to the Owners of the Residual Certificates, and the Capitalized Interest Account shall be closed.

          Section 7.5.  Flow of Funds.  (a)  The Trustee shall deposit to
                        -------------
the Certificate Account with respect to Group I, without duplication, upon receipt, any Insured Payments relating to Group I, the proceeds of any liquidation of the assets of the Trust, insofar as such assets relate to Group I, the Group I Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts and any Loan Purchase Price amounts received by the Trustee (each with respect to Group I) and (ii) on the Payment Dates occurring in _______, 1996, __________, 1996 and _______, 1996 (x) the Pre-Funding Earnings transferred by the Trustee pursuant to Section 7.4(d) hereof, (y) the Group I Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account, pursuant to Section 7.4(f) hereof and (z) the portion of the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account, pursuant to Section 7.4(c) hereof.

          (b) The Trustee shall deposit to the Certificate Account with respect to Group II, without duplication, upon receipt, any Insured Payments relating to Group II, the proceeds of any liquidation of the assets of the Trust, insofar as such assets relate to Group II, the Group II Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts and any Loan Purchase Price amounts received by the Trustee (each with respect to Group II).

          (c) Subject to any superseding provisions of clause (d) below during the continuance of a Certificate Insurer Default, on each Payment Date the Trustee shall make the following allocations, disbursements and transfers of amounts then on deposit in the Certificate Account for each Mortgage Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as



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



having occurred only after all preceding allocations, transfers and disbursements have occurred:

     (i)  first, from amounts then on deposit in the Certificate Account to
          -----
          the Master Servicer, an amount equal to any Master Servicing Fees then due to it on account of the Mortgage Loans not theretofore received by the Master Servicer pursuant to Section 8.8(c)(i) hereof, as reported by the Master Servicer to the Trustee;

    (ii)  second, (x) from amounts then on deposit therein with respect to
          ------
          Group I, the Group I Premium Amount for such Payment Date and (y) from amounts then on deposit therein with respect to Group II, the Group II Premium Amount for such Payment Date;

   (iii)  third, from amounts then on deposit in the Certificate Account to
          -----
          the Trustee, an amount equal to the Trustee's Fees then due to it;

    (iv)  fourth, the Trustee shall allocate the following amounts in the
          ------
          following order of priority:

               (A) (i) From the Group I Available Funds then on deposit in the Certificate Account, the lesser of (x) the Group I Available Funds and (y) the Group I Insured Interest Distribution Amount shall be allocated to the Class A Group I Distribution Account;

                  (ii) From the Group II Available Funds then on deposit in the Certificate Account, the lesser of (x) the Group II Available Funds and (y) the Group II Insured Interest Distribution Amount shall be allocated to the Class A Group II Distribution Account;

                 (iii) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the Group I Insured Principal Distribution Amount shall be allocated to the Class A Group I Distribution Account;

                  (iv)  [reserved];



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



                   (v) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the Group II Insured Principal Distribution Amount shall be allocated to the Class A Group II Distribution Account;

               (B) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds, and (y) the excess of (i) the Group II Insured Distribution Amount over (ii) the amount then on deposit in the Class A Group II Distribution Account, shall be allocated to the Class A Group II Distribution Account;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the excess of (i) the Group I Insured Distribution Amount over (ii) the amount then on deposit in the Class A Group I Distribution Account, shall be allocated to the Class A Group I Distribution Account;

               (C) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the excess of (i) the Group I Principal Distribution Amount applicable to such Payment Date over (ii) all amounts then on deposit in the Class A Group I Distribution Account and allocable to principal, shall be allocated to the Class A Group I Distribution Account;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the excess of (i) the Group II Principal Distribution Amount applicable to such Payment Date over (ii) all amounts then on deposit in the Class A Group II Distribution Account and allocable to principal, shall be allocated to the Class A Group II Distribution Account;

               (D) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the Group II Subordination Deficiency Amount applicable to such Payment Date, shall be allocated to the Class A Group II Distribution Account as a Group II Subordination Increase Amount;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the Group I Subordination Deficiency Amount applicable to such Payment Date, shall be allocated to the Class A Group I Distribution Account as a Group I Subordination Increase Amount;

               (E) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the Group I Cumulative Crossover Amount, shall be allocated to the Class B Group II Distribution Account and applied as a distribution of principal on account of the Class B Group II Principal Balance;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the Group II Cumulative Crossover Amount, shall be allocated to the Class B Group I Distribution Account and applied as a distribution of principal on account of the Class B Group I Principal Balance;

               (F) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the Class B Group I Interest, shall be allocated to the Class B Group I Distribution Account and applied as a distribution of interest on account of the Class B Group I Certificates;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the Class B Group II Interest, shall be allocated to the Class B Group II Distribution Account and applied as a distribution of interest on the Class B Group II Certificates;

               (G) (i) From the remaining Group I Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group I Available Funds and (y) the Class B Group I Principal Balance as of such Payment Date, assuming that the amount then on deposit in the Class B Group I Distribution Account as a result of the application of clause (E)(ii) above has been applied as a distribution of principal on account of the Class B Group I Principal Balance on such Payment Date, shall be allocated to the Class B Group I Distribution Account and applied as a distribution of principal on the Class B Group I Principal Balance;

                  (ii) From the remaining Group II Available Funds then on deposit in the Certificate Account, the lesser of
                        (x) such remaining Group II Available Funds and (y) the Class B Group II Principal Balance as of such Payment Date, assuming that all amounts then on deposit in the Class B Group II Distribution Account as a result of the application of (E)(i) above have been applied as a distribution of principal on account of the Class B



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



                        Group II Principal Balance on such Payment Date, shall be allocated to the Class B Group II Distribution Account and applied as a distribution of principal on the Class B Group II Principal Balance;

               (H) All remaining amounts then remaining on deposit in the Certificate Account shall be distributed to the Owners of the Residual Certificates on such Payment Date;

          (d) On each Payment Date, the Trustee shall make the following disbursements from amounts deposited in the Distribution Accounts pursuant to Subsection (b) above, together with the amount of any Group I Insured Payment deposited to the Class A Group I Distribution Account and the amount of any Group II Insured Payment deposited to the Class A Group II Distribution Account:

          (i)  the Trustee shall pay, pari passu from the amount then on
                                      ---- -----
               deposit in the Class A Group I Distribution Account:

               (A) to the Owners of the Class A-1 Group I Certificates, the Class A-1 Distribution Amount for such Payment Date;

               (B) to the Owners of the Class A-2 Group I Certificates, the Class A-2 Distribution Amount for such Payment Date;

               (C) to the Owners of the Class A-3 Group I Certificates, the Class A-3 Distribution Amount for such Payment Date;

               (D) to the Owners of the Class A-4 Group I Certificates, the Class A-4 Distribution Amount for such Payment Date; and

               (E) to the Owners of the Class A-5 Group I Certificates, the Class A-5 Distribution Amount for such Payment Date;

               provided, however, that if, on any Payment Date, (x) the
               --------  -------
               Certificate Insurer is then in default under the Certificate Insurance Policy and (y) a Group I Subordination Deficit exists, then any distribution of the Group I Principal Distribution Amount on such Payment Date shall be made pro rata to the Owners of
                                               --- ----
               each of the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates and the Class A-5 Group I Certificates on such Payment Date.

         (ii) the Trustee shall pay from the amount then on deposit in the Class A Group II Distribution Account, to the Owners of the Class A-6 Group II Certificates, the Class A-6 Distribution Amount for such Payment Date;

        (iii)  [reserved];

         (iv) the Trustee shall transfer from the amounts then on deposit in the Class B Group I Distribution Account, to the Group I Supplemental Interest Payment Account, the Class B Group I Distribution Amount for such Payment Date; such transfer shall be deemed a distribution on the Class B Group I Certificates; and

          (v) the Trustee shall transfer from the amounts then on deposit in the Class B Group II Distribution Account, to the Group II Supplemental Interest Payment Account, the Class B Group II Distribution Amount for such Payment Date; such transfer shall be deemed a distribution on the Class B Group II Certificates.

          (e) Any amounts properly distributed to the Owners of the Class B Certificates or to the Owners of the Residual Certificates pursuant to the terms of this Agreement shall be distributed free of the subordination described herein, and any such amounts shall in no event be required to be returned to the Trustee or paid over to the Owners of the Class A Certificates.

          (f) Whenever, during the administration of the Trust, there comes into the possession of the Trustee any money or property which this Agreement does not otherwise require to be distributed on account of the Class A Certificates or the Class B Certificates, the Trustee shall distribute such money or other property to the Owners of the Class RU Certificates.



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



          (g) The Trustee shall (i) receive as attorney-in-fact of the Owners of the Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to such Owners as set forth in paragraphs (c)(i) and (c)(ii) above. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust with respect to the Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments as the deemed assignee of such Owners, as hereinafter provided. The Trust and the Trustee hereby agree on behalf of each Owner of Class A Certificates for the benefit of the Certificate Insurer that they recognize that to the extent the Certificate Insurer pays Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of the Class A Certificates, the Certificate Insurer will be entitled to receive the amount of any Class A-1 Interest Carry-Forward Amount, Class A-1 Principal Carry-Forward Amount, Class A-2 Interest Carry-Forward Amount, Class A-2 Principal Carry-Forward Amount, Class A-3 Interest Carry-Forward Amount, Class A-3 Principal Carry-Forward Amount, Class A-4 Interest Carry-Forward Amount, Class A-4 Principal Carry-Forward Amount, Class A-5 Interest Carry-Forward Amount, Class A-5 Principal Carry-Forward Amount, Class A-6 Interest Carry-Forward Amount and Class A-6 Principal Carry-Forward Amount, and will be subrogated to the rights of the Owners of the Class A Certificates with respect to such Insured Payments, shall be deemed to the extent of the payments so made to be an Owner of such Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates or Class A-6 Group II Certificates and shall receive future distributions of the Class A-1 Distribution Amount, Class A-2 Distribution Amount, Class A-3 Distribution Amount, Class A-4 Distribution Amount, Class A-5 Distribution Amount and of the Class A-6 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed, as described in the following paragraph. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the Register upon receipt from the Certificate Insurer of proof of the payment of any Insured Payment, after making the distribution on any such future Payment Date to Owners of the Class A Certificates other than to the Certificate Insurer. The Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation, except as otherwise described herein.

          It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it unless on such Payment Date the Owners of the Class A Certificates shall also have received the full



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



amount of the Group I Insured Distribution Amount and of the Group II Insured Distribution Amount (exclusive of any Class A-1 Interest Carry-Forward Amount, Class A-1 Principal Carry-Forward Amount, Class A-2 Interest Carry-Forward Amount, Class A-2 Principal Carry-Forward Amount, Class A-3 Interest Carry-Forward Amount, Class A-3 Principal Carry-Forward Amount, Class A-4 Interest Carry-Forward Amount, Class A-4 Principal Carry-Forward Amount, Class A-5 Interest Carry-Forward Amount, Class A-5 Principal Carry-Forward Amount, Class A-6 Interest Carry-Forward Amount or any Class A-6 Principal Carry-Forward Amount representing amounts previously paid to the Owners of the Class A Certificates as Insured Payments) for such Payment Date.

          (h) Each Owner of a Class A Certificate which pays any Preference Amounts theretofore received by such Owner on account of such Class A Certificate will be entitled to receive reimbursement for such amounts from the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy, but only after (i) delivering a copy to the Trustee of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction under the United States Bankruptcy Code demanding payment of such amount to the bankruptcy court and (ii) irrevocably assigning such Owner's claim with respect to such Preference Order to the Certificate Insurer in such form as is required by the Certificate Insurer. In no event shall the Certificate Insurer pay more than one Insured Payment in respect of any Preference Amount.

          (i) On any Payment Date during the continuance of any Certificate Insurer Default:

          (i) No Premium Amounts or Reimbursement Amounts shall be paid to the Certificate Insurer, and any amounts otherwise payable to the Certificate Insurer as Premium Amounts or Reimbursement Amounts shall be retained in the Certificate Account as Group I Total Available Funds or Group II Total Available Funds, as appropriate; and

          (ii) If there is a Subordination Deficit for Group I, then the Group I Total Available Funds for such Payment Date shall be distributed pro rata to the Owners of any
                                         --- ----
                    Outstanding Group I Certificates on such Payment Date, with such amount first applied to accrued interest then due on the Group I Certificates, with any remaining amount applied to principal.

          (j) Notwithstanding any of the foregoing provisions, the aggregate amount distributed to the Owners of any Class A Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the related Class.

          Section 7.6.  Investment of Accounts.  (a)  So long as no event
                        ----------------------
described in Sections 8.20(a) or (b) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Sections 8.20(a) or (b) hereof and following any removal of the Master Servicer, the Certificate Insurer shall direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

          (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

          (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

              (i) the Master Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

            (ii) the Master Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer or the Certificate Insurer, as the case may be, and the Trustee) on any Business Day (any such



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



     investment by the Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).

          (e) For purposes of investment, the Trustee shall aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited, pro rata, in the Accounts
                                                --- ----
immediately on receipt, and any loss resulting from such investments shall be charged, pro rata, to the Accounts.
            --- ----

          Section 7.7.  Eligible Investments.  The following are Eligible
                        --------------------
Investments:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures and rated Aa2 or higher by Moody's.

          (c) Freddie Mac senior debt obligations and rated Aa2 or higher by Moody's.

          (d) Federal Home Loan Banks' consolidated senior debt obligations and rated Aa2 or higher by Moody's.

          (e) FNMA senior debt obligations and rated Aa2 or higher by Moody's.

          (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 by Moody's.

          (g) Investment agreements approved by the Certificate Insurer provided:

          1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's and

          2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

          3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

          4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

          5. The Trustee and the Certificate Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

          (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

          (i) Investments in money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa or P-1 by Moody's.

          (j) Investments approved in writing by the Certificate Insurer and acceptable to Moody's and Standard & Poor's;

provided that no instrument described above is permitted to evidence either
- --------
the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described
                            --------  -------
above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          Section 7.8.  Reports by Trustee.  (a)  On each Payment Date the
                        ------------------
Trustee shall provide to each Owner, to the Master Servicer, to the Certificate Insurer, to each Underwriter, to the Sponsor, to Standard & Poor's and to Moody's a written report in substantially the form set forth as Exhibit J hereto with respect to each Mortgage Loan Group, as such form may be revised by the Trustee, the Master Servicer, Moody's and Standard & Poor's from time to time, but in every case setting forth the information requested on Exhibit J hereto and the following information:

            (i) the amount of the distribution with respect to the related Class of the Class A Certificates and the Residual Certificates;

           (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amounts;

          (iii)  the amount of such distributions allocable to interest;

           (iv) the Certificate Principal Balance for each Class of Class A Certificates as of such Payment Date, together with the principal amount of such Class of Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

            (v) the Certificate Principal Balance of each class of Class B Certificates, together with the principal amount, by Class, of each Class B Certificate (based on a Certificate in the original principal amount of $1,000) then Outstanding, in each case after giving effect to any payment of principal on such Payment Date;

           (vi) the amount of any Insured Payment included in the amounts distributed to any Class of Certificates on such Payment Date;

          (vii) information furnished by the Sponsor pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

         (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

           (ix) for Payment Dates during the Pre-Funding Period, the remaining Pre-Funded Amount;

            (x) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded amount that has not been used to fund the purchase of Subsequent Mortgage Loans and that will be distributed to the Owners of the related class of certificates as principal, if any, on the immediately following Payment Date;

           (xi) the amount of any Supplemental Interest Payment, Class BI-S and Class BII-S Certificate distribution, Class R Certificate distribution and any Interest Advance on such Distribution Date, together with the amount of any unreimbursed Interest Advance then owed to the Trustee;

          (xii) the amount of any Subordination Reduction Amount with respect to each Mortgage Loan Group;

         (xiii) the amounts, if any, of any Realized Losses in each Mortgage Loan Group for the related Remittance Period;

          (xiv) the Pool Rolling Three-Month Delinquency Rate and the Pool Cumulative Realized Losses (x) as a percentage of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods and (y) as a percentage of the Original Aggregate Loan Balance; and

           (xv) a number with respect to each Class (the "Pool Factor" for such Class) computed by dividing the Certificate Loan Balance for such Class (after giving effect to any distribution of principal to be made on such Payment Date) by the Original Certificate Principal Balance for such Class on the Startup Day.

          Items (i) through (iii) above shall, with respect to each Class of Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i),
(ii) and (iii) with respect to the Certificates for such calendar year.

          (b) In addition, on each Payment Date the Trustee will distribute to each Owner, to the Certificate Insurer, to each Underwriter, to the Master Servicer, to the Sponsor, to Standard & Poor's and to Moody's, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

            (i) the total number of Mortgage Loans in each Mortgage Loan Group and the aggregate Loan Balances thereof, together with the number, aggregate principal balances of such Mortgage Loans in such Mortgage Loan Group and the percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

           (ii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage



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



      (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

          (iii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

           (iv) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

            (v)  the book value of any REO Property in each Mortgage Loan
     Group.

          (c) The foregoing reports shall be sent be to an Owner only insofar as such Owner owns a Certificate with respect to the related Mortgage Loan Group.

          The Sponsor, the Master Servicer and the Trustee on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Certificate Insurer and the Trustee to include the information contained in reports provided to the Certificate Insurer or the Trustee hereunder (the "Information") on The Bloomberg, an on-line computer based information network maintained by Bloomberg L.P. ("Bloomberg"), or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Certificate Insurer or the Trustee or their affiliates or any of the Certificate Insurer's or the Trustee's or their affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Certificate Insurer or the Trustee, including, but not limited



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



to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Certificate Insurer or the Trustee to Bloomberg or otherwise (other than in connection with the Certificate Insurer's or the Trustee's gross negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated's gross negligence or willful misconduct). The Certificate Insurer and the Trustee make no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Certificate Insurer reserve the right at any time to withdraw or suspend the dissemination of the Information by the Certificate Insurer or the Trustee, as appropriate. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

          Section 7.9.  Additional Reports by Trustee.  (a)  The Trustee
                        -----------------------------
shall report to the Sponsor, the Master Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Sponsor, the Master Servicer or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Sponsor, the Master Servicer or the Certificate Insurer, transmit promptly to the Sponsor, the Master Servicer and the Certificate Insurer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Sponsor, the Master Servicer and the Certificate Insurer if any such receipts have not been received by the Trustee.

          (b) The Trustee shall immediately report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Master Transfer Agreement or in Section 3.3(a) hereof. On the date that is eighteen months after the Startup Day, the Trustee shall provide the Certificate Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Originators and/or the Sponsor under the related Master Transfer Agreement or under Section 3.4(b) hereof with respect thereto.



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



          [Section 7.10.  Supplemental Interest Payment Account, Supplement
                          -------------------------------------------------
Interest Payments.
- -----------------

          (a) The parties hereto do hereby create and establish a trust, the "Accredited Supplemental Interest Trust 1996-1" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold the
"Supplemental Interest Payment Account" to be held by the Trustee in its name on behalf of the Supplemental Interest Trust.

          (b) The amount, if any, on deposit in the Supplemental Interest Payment Account on any Payment Date is the "Supplemental Interest Payment Amount Available" on such Payment Date.

          If, on any Determination Date, the Trustee determines that the Supplemental Interest Payment Amount Available to be available on the next Payment Date is less than the excess of (x) the excess of (i) the Class A-6 Full Interest Distribution Amount over (ii) the Class A-6 Interest Distribution Amount over (y) the Supplemental Interest Payment Amount Available as of such Payment Date (the "Class A-6 Formula Interest Shortfall"), the Trustee shall demand that the Designated Residual Owner fund the Class A-6 Formula Interest Shortfall on the related Payment Date. The amount so funded by the Designated Residual Owner on any such Payment Date is the "Interest Advance" for such Payment Date.

          On each Payment Date the Trustee shall withdraw from the Supplemental Interest Payment Account and deposit in the Class A-6 Distribution Account the lesser of (x) the amount by which the Class A-6 Full Interest Distribution Amount exceeds the Class A-6 Interest Distribution Amount and (y) the Supplemental Interest Payment Amount Available.

          (c) Any portion of the Supplemental Interest Payment Amount Available after application of clause (b) above shall be applied in the following order of priority:

                 (i) first, to the Designated Residual Owner, as reimbursement for unpaid Interest Advances, together with interest thereon, with the earliest Interest Advances being deemed to be paid first;

                (ii) second, to the Class RS Distribution Account, the remainder.

               (iii) third, to the Owners of the Class BI-S Certificates and the Class BII-S Certificates, all remaining amounts then on deposit in the Supplemental Interest Payment Account, in each case to such Owners pro rata in accordance with the Percentage Interests.
                 --- ----



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



          Section 7.11.  Allocation of Realized Losses.  (a)  If, on any
                         -----------------------------
Payment Date, and following the making of all allocations, transfers and distributions (other than as provided in this Section) on such Payment Date
(x) the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance and the Class B Group I Principal Balance exceeds (y) the Group I Pool Principal Balance as of the close of business on the last day of the related Remittance Period (any such excess, "Group I Allocable Losses"), such Group I Allocable Losses shall be applied as a reduction of the Class B Group I Principal Balance until the Class B Group I Principal Balance has been reduced to zero.

          (b) If, on any Payment Date, and following the making of all allocations, transfers and distributions (other than as provided in this Section) on such Payment Date (x) the sum of the Class A-6 Principal Balance and the Class B Group II Principal Balance exceeds the Group II Pool Principal Balance as of the close of business on the last day of the related Remittance Period (any such excess, "Group II Allocable Losses"), such Group II Allocable Losses shall be applied as a reduction of the Class B Group II Principal Balance until the Class B Group II Principal Balance has been reduced to zero.



                                ARTICLE VIII

                        SERVICING AND ADMINISTRATION
                             OF MORTGAGE LOANS

          Section 8.1.  Master Servicer and Sub-Servicers.  (a)  Acting
                        ---------------------------------
directly or through one or more Sub-Servicers as provided in Section 8.3, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

          (b) The duties of the Master Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and



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



accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, paying Compensating Interest and making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Trustee and furnish to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

          (c) Without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Custodian, acting under the Facility Agreement; (iii) to hold title in the name of the Custodian acting under the Facility Agreement, to any Property upon such foreclosure or deed in lieu of foreclosure; (iv) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification
(x) will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt of any payments required hereby or the interests of the Certificate Insurer and (y) will not cause the REMIC Trust to fail to qualify as a REMIC.

          (d) The Master Servicer shall have the right using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, to approve requests of Mortgagors for consent to (i) partial releases of Mortgage Loans, (ii) alterations, removal, demolition or division of Properties subject to Mortgage Loans. No such request shall be approved by the Master Servicer unless: (x) the provisions of the related Note have been complied with; (y) the Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) after any release does not exceed the Loan-to-Value Ratio set forth for such Mortgage Loan in the Mortgage Loan Schedule; and (z) the lien priority, monthly payment, Coupon Rate or maturity date of the related Mortgage is not affected except in accordance with Section 8.3;



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



provided, however, that the foregoing requirements (x), (y) and (z) shall
- --------  -------
not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

          (e) The parties intend that the REMIC Trust shall constitute, and that the affairs of REMIC Trust shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of the REMIC Trust and that in such capacity it shall: (i) use its best efforts to conduct the affairs of the REMIC Trust at all times that any Class of Certificates are outstanding so as to maintain the status of the REMIC Trust as a REMIC under the REMIC Provisions; (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC Trust or that would subject the Trust to tax and (iii) exercise reasonable care not to allow the REMIC Trust to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC.

          (f) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

          (g) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them,
(i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however,
                                                      --------  -------
that Section 8.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment



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



in full has been escrowed). Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Master Servicer and any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

          (h) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

          (i) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.9(c) and in Section 7.5(c)(v)(C) hereof.

          (j) The Master Servicer shall be entitled to rely, and shall be fully protected in relying, upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Mortgagor(s)), independent accountants and other experts selected by the Master Servicer.

          (i) The Master Servicer shall have no liability to the Custodian, the SPV, the Master Servicer, CFSC or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided,
                                                             --------
however, that the foregoing shall not apply to any breach of
- -------
representations or warranties made by the Master Servicer herein, or to any specific liability imposed upon the Master Servicer pursuant to this Agreement or any liability that would otherwise be imposed upon the Master Servicer by reason of its willful misconduct, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations or duties hereunder.

          Section 8.2. The Servicing Account.
                       ---------------------

          (a)  Establishing the Servicing Account; Amounts on Deposit.  The
               ------------------------------------------------------
Master Servicer shall establish and maintain a servicing account (the "Servicing Account") in the name of the Custodian for the benefit of CFSC
 -----------------
and the SPV, as their interests may appear. The Servicing Account shall be a segregated account established at the Custodian, PNC Bank National Association or another financial institution reasonably acceptable to the Master Servicer and CFSC. All amounts on deposit in the Servicing Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Master Servicer in Eligible Investments that mature not later than one Business Day prior to the Distribution Date (the Determination Date if the Servicing Account is not maintained at the Custodian) for the related Monthly Period. Any such written direction shall certify that such investment is authorized by this
Section 8.2(a). Investments in Eligible Investments shall be made in the name of the Custodian, and such investments shall not be sold or disposed of prior to their maturity. The Master Servicer shall be responsible for any loss resulting from an investment of monies in the Servicing Account without any right of reimbursement.

          (b)  Administration of Collections.  The Master Servicer shall
               -----------------------------
deposit all Collections (other than amounts representing the Servicing Fee and amounts escrowed for taxes and insurance) related to the Mortgage Loans to the Servicing Account on a daily basis (but no later than the second Business Day after receipt). If the Servicing Account is not maintained at the Custodian, the Master Servicer shall, on each Determination Date, cause to be transferred to a separate account established and maintained by the Master Servicer at the Custodian (the "Distribution Account") the amount of
                                       --------------------
all Collections for the related Monthly Period, including without limitation any required Delinquency Advance. The Master Servicer may require that the Master Servicer and/or the Sub-Servicer establish a central lockbox account for the receipt of all Collections under the Mortgage Loans.

          (c) Withdrawals.  The Master Servicer shall make withdrawals from
              -----------
the Servicing Account only for the following purposes:

          (i) to effect the timely remittance of the amounts to be transferred to the Distribution Account pursuant to Section 8.2(b) on each Determination Date;

          (ii) to withdraw amounts that have been deposited to the Servicing Account in error;

          (iii) to reimburse the Master Servicer for the cost of tax service contracts placed by the Master Servicer pursuant to Section _____ and amounts which represent Reimbursable Advances made by the Sub-Servicer from its own funds and which are subject to reimbursement pursuant to Section ____; and



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



          (iv) to clear and terminate the Servicing Account in connection with the termination of this Agreement.

          Section 8.3.  Collection of Certain Mortgage Loan Payments.  The
                        --------------------------------------------
Master Servicer shall generally service the Mortgage Loans in a prudent manner consistent with (x) its general servicing standards for similar mortgage loans it services for itself or others and (y) the customary and usual standards of practice of prudent residential mortgage loan servicers ((x) and (y) together constituting the "Servicing Standards"), and agrees
                                        -------------------
to make reasonable efforts to timely collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would ordinarily take in servicing similar mortgage loans and in collecting payments thereunder for its own account. Consistent with the foregoing, the Master Servicer may (i) in its discretion waive or permit to be waived any late payment charge or assumption fee or any other fee or charge which the Master Servicer would be entitled to receive as servicing compensation, (ii) extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 90 days after the initially scheduled due date for such payment and (iii) amend any Note to extend the maturity thereof, provided that no maturity shall be extended beyond the maturity date of the Mortgage Loan with the latest maturity date.

          The Master Servicer may waive prepayment charges or penalty interest in connection with Prepayments. Any such prepayment charges so received shall be remitted to the account described in Section 2 and any such penalty interest so received shall be retained by the Master Servicer as a Supplemental Servicing Fee.

          Section 8.4.  Delinquency Advances and Master Servicer Advances.
                        -------------------------------------------------
(a) On or before each Determination Date, the Master Servicer shall deposit from its own funds into the Servicing Account, or the Distribution Account if the Servicing Account is not maintained at the Custodian, an amount equal to all Monthly Payments due in the related Monthly Period (net of any amount equal to the Servicing Fee) but not yet received, except with respect to any such Monthly Payment which the Master Servicer reasonably believes will not be recoverable from subsequent Collections with respect to the related Mortgage Loan. Such amounts of the Master Servicer's own funds so deposited are "Delinquency Advances". Any Delinquency Advances
                        --------------------
funded by the Master Servicer from its own funds are reimbursable from subsequent collections on or with respect to any Mortgage Loan, including Liquidation

Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, and payments from the related Mortgagor.

          (b) The Master Servicer shall be permitted to fund its payment of Delinquency Advances from collections on any Mortgage Loan deposited to the Servicing Account subsequent to the related Monthly Period. To the extent the Master Servicer uses such funds, the Master Servicer must reimburse the Servicing Account by the next Determination Date to the extent any Monthly Payment covered by the related Delinquency Advance has not been recovered through Collections on the related Mortgage Loan.

          (c) The Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable legal fees) incurred in the performance of its servicing obligations including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property (including, without limitation, realtors' commissions) and (iv) advances made for taxes, insurance and other charges against the Property. Each such expenditure will constitute a "Master
                                                                ------
Servicer Advance"; provided, that the Master Servicer shall only be
- ----------------
required to pay such amounts to the extent it reasonably believes that such amount will be recovered from subsequent Collections on or with respect to the related Mortgage Loan. The Master Servicer may recover Master Servicer Advances from the Mortgagors to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Master Servicer Advance was made, from Liquidation Proceeds, Insurance Proceeds and/or Released Mortgage Property Proceeds realized with respect to the related Mortgage Loan or, if the Master Servicer, following receipt of all amounts on a Mortgage Loan which the Master Servicer expects to recover with respect to such Mortgage Loan, has any unreimbursed Master Servicer Advances with respect to such Mortgage Loan ("Nonrecoverable
                                                       --------------
Advances"), the Master Servicer may recover the amount thereof from
- --------
Collections on the Mortgage Loans generally.

          Section 8.5.  Sub-Servicing Agreements Between Master Servicer
                        -------------------------------- ---------------
and Sub-Servicers.  The Master Servicer may enter into Sub-Servicing
- -----------------
Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Certificate Insurer of the appointment of any Sub-Servicer and shall furnish to the Certificate Insurer a copy of the Subservicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such



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



payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

          Section 8.6.  Successor Sub-Servicers.  The Master Servicer may
                        -----------------------
terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under Section 8.3.

          Section 8.7.  Liability of Master Servicer.  The Master Servicer
                        ----------------------------
shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

          Section 8.8.  No Contractual Relationship Between Sub-Servicer
                        ------------------------------------------------
and Trustee or the Owners.  Any Sub-Servicing Agreement and any other
- -------------------------
transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Certificate Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.7.

          Section 8.9.  Assumption or Termination of Sub-Servicing
                        ---------------------------- -------------
Agreement by Trustee.  In connection with the assumption of the
- --------------------
responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option.

          The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

          Section 8.10.  Principal and Interest Account.
                         ------------------------------

          (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish in the name of the Trust for the benefit of the Owners of the Certificates and maintain at one or more Designated Depository Institutions the Principal and Interest Account.

          Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

          On the Startup Day the Sponsor and/or the Master Servicer shall deposit to the Principal and Interest Account all receipts related to the Mortgage Loans which relate to or are received on or after the Cut-Off Date.

          (b) All funds in the Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Owners of the Certificates. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

          (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal and interest collections on the Mortgage Loans received on or after the Cut-Off Date including any Prepaid Installments, Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer



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as permitted by Section 8.15 hereof, (ii) principal (including Prepayments)
collected on the related Mortgage Loans prior to the Cut-Off Date, (iii) interest accruing on the related Mortgage Loans prior to the Cut-Off Date and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the Loan Balance of the related Mortgage Loan.

          (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

          (A) to effect the timely remittance to the Trustee of the Monthly Remittance Amounts due on the Remittance Date;

          (B) to reimburse itself pursuant to Section 8.9(a) hereof for unrecovered Delinquency Advances and Servicing Advances;

          (C) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

          (E) to clear and terminate the Principal and Interest Account following the termination of the Trust Estate pursuant to
               Article X.

           (ii) On the tenth day of each month, the Master Servicer shall send to the Trustee a report, in the form of a computer tape, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Trustee from time to time.

          (iii) On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds, (x) for Group I, the Group I Interest Remittance Amount and the Group I Principal Remittance Amount and (y) for Group II, the Group II Interest Remittance Amount and the Group II Principal Remittance Amount.

          (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Certificate Insurer, Moody's and Standard & Poor's, then the requirement to maintain the Principal and Interest Account may be waived by an instrument signed by the Certificate Insurer, Standard & Poor's and Moody's, and the Master Servicer may be allowed to co-mingle with its general



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funds the amounts otherwise required to be deposited to the Principal and
Interest Account, on such terms and subject to such conditions as the Certificate Insurer, Moody's and Standard & Poor's may permit.

          Section 8.11.  Purchase of Mortgage Loans.  The Master Servicer
                         --------------------------
may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-Servicer pursuant to Section 8.14. Any such Loan so purchased shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

          Section 8.12.  Maintenance of Insurance.  (a)  The Master
                         ------------------------
Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a carrier licensed in the state in which the Property is located that provides for fire and extended coverage, and which provides for a recovery by the named insured of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan (together in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (ii) the minimum amount required to compensate for loss or damage on a replacement cost basis and (iii) the full insurable value of the premises.

          (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Certificate Insurer out of the Master Servicer's own funds for any loss to the Trust and the Certificate Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.



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          (c)  In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 8.12, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 8.12, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.12, and there shall have been a loss which would have been covered by such policy, deposit in the Servicing Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.12 and the amount paid under such blanket policy. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall cause to be delivered to the Trustee or the Certificate Insurer, a certified true copy of such policy.

          Section 8.13.  Due-on-Sale Clauses; Assumption and Substitution
                         ------------------------------------------------
Agreements.  When a Property has been or is about to be conveyed by the
- ----------
Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however,
                                                        --------  -------
that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Owners or of the Certificate Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of
      --------  -------
liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing



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and delivering such agreement, obtain the prior written consent of the
Certificate Insurer. The Mortgage Loan, if assumed, shall conform in all respects to the requirements and representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any applicable assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed, the Coupon Rate shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 8.14.  Realization Upon Defaulted Mortgage Loans.  (a)
                         -----------------------------------------
The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 8.10. Unless the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer shall have no obligation to purchase any Property at any foreclosure sale. In connection with such foreclosure or other conversion, the Master Servicer shall exercise foreclosure procedures with the same degree of care and skill in their exercise or use, as it would ordinarily exercise or use under the circumstances in the conduct of their own affairs.



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



Any amounts including Liquidation Expenses, advanced by the Master Servicer in connection with such foreclosure or other action shall constitute "Servicing Advances" within the meaning of Section ______ hereof. [The Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Certificate Insurer and the Master Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the REMIC Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case the Master Servicer shall sell any REO Property by the end of any extended period specified in any such opinion.]

          Pursuant to its efforts to sell any RED Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer shall manage, conserve, protect and operate such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Master Servicer, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer for the period prior to the sale of such REO Property. The net income generated from the REO Property and the proceeds from a sale of any REO Property shall be deposited in the Servicing Account.

          (b) If the Master Servicer has reason to believe that a Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Master Servicer, the Master Servicer shall notify the Trustee prior to acquiring the Property. The Master Servicer shall not institute foreclosure actions with respect to such a property if it reasonably believes that such action would not be consistent with the Servicing Standards, and in no event shall the Master Servicer be required to manage, operate or take any other action with respect thereto which the Master Servicer in good faith believes will result in "clean-up" or other liability under applicable law, unless the Master Servicer receives an indemnity acceptable to it in its sole discretion.

          (c) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts if any it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan".



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



          (d) To the extent Net Proceeds exceed the sum of (i) the Principal Balance of the related Mortgage Loan, (ii) accrued and unpaid interest on such Mortgage Loan and (iii) any Supplemental Servicing Fees, such amount shall either (x) be deposited as Collections in the Servicing Account or (y) be paid over to the related Mortgagor if required by law.

          (e) With respect to its obligations under this Section ___, the Master Servicer shall take all such actions as it reasonably believes are consistent with its Servicing Standards.

          Section 8.15.  Trustee to Cooperate; Release of Files.  (a)  Upon
                         --------------------------------------
the payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) the Master Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Master Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

          (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to



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an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer. Such receipt shall obligate the Master Servicer to return the File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Master Servicer's Trust Receipt shall be released by the Trustee to the Master Servicer.

          (c)  No costs associated with the procedures described in this
Section 8.15 shall be an expense of the Trust.

          (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Certificate Insurer, Moody's and Standard & Poor's pursuant to
Section 3.5(j) hereof.

          Section 8.16.  Servicing Compensation.  As compensation for its
                         ----------------------
activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.10(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

          Section 8.17.  Annual Statement as to Compliance.  The Master
                         ---------------------------------
Servicer, at its own expense, will deliver to the Trustee, Certificate Insurer, Standard & Poor's and Moody's, on or before the last day of March of each year, commencing in 1997, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such



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



year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

          Section 8.18.  Annual Independent Certified Public Accountants'
                         ------------------------------------------------
Reports.  On or before the last day of March of each year, commencing in
- -------
1997, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee, the Certificate Insurer, Standard & Poor's and Moody's a letter or letters of Arthur Andersen & Co., or other firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised
                  ----------------------------------------------------
Mortgages or (ii) examined such operations in accordance with the
- ---------
requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

          Section 8.19.  Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding the Mortgage Loans; Confidentiality.  The Master Servicer shall
- ---------------------------------------------
provide to the Trustee, the Certificate Insurer, the FDIC and the supervisory agents and examiners (as required in the latter case by applicable State and federal regulations) of each of the foregoing access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

          Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee and the Certificate Insurer at such other times as the Trustee or the Certificate Insurer may reasonably request.

          The Master Servicer shall keep confidential (including from affiliates thereof) information concerning the Mortgage Loans, except as required by law.

          Section 8.20.  Payment of Taxes, Insurance and Other Charges.
                         ---------------------------------------------
(a) If any Mortgage Loan requires the Mortgagor to make any of the payments specified below, the Master Servicer shall cause to be established and maintained one or more Escrow Accounts, which shall be Eligible Accounts, which may be interest-bearing, and shall deposit and retain therein all



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



collections received from Mortgagors for the payment of taxes, assessments, fire, hazard, and flood insurance premiums (pursuant to Section 6 hereof), and comparable items for the account of the Mortgagors pursuant to the terms of the Mortgage and applicable federal and state laws. Withdrawal of amounts so collected from a Mortgagor may be made only to (i) effect payment of taxes, assessments, fire, hazard and flood insurance premiums, and comparable items; (ii) reimburse the Master Servicer out of related collections for any payments made for payment of taxes, assessments, fire, hazard and flood insurance premiums, and comparable items; (iii) refund to Mortgagors any sums as may be determined to be overpayments; (iv) pay interest, if required, to Mortgagors, or otherwise to the Master Servicer, on balances in the Escrow Accounts; (v) remove from the Escrow Accounts any deposit made therein in error; or (vi) clear and terminate the Escrow Accounts upon satisfaction of the related Mortgage as set forth in
Section 9 hereof or the termination of this Agreement. The Master Servicer shall pay interest to the Mortgagors on funds collected and deposited in the Escrow Accounts to the extent required by law; and to the extent that interest earned on funds in the Escrow Accounts is insufficient to pay such interest, the Master Servicer shall pay such interest from its own funds, without any reimbursement therefor.

          Section 8.21.  Assignment of Agreement.  The Master Servicer may
                         -----------------------
not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements
- --------  -------
set forth in Section 8.22(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Master Servicer to the Trustee, the Certificate Insurer and Moody's.

          Section 8.22.  Removal of Master Servicer; Resignation of Master
                         -------------------------------------------------
Servicer.  (a)  The Trustee with the consent of the Certificate Insurer, or
- --------
the Certificate Insurer (or the Owners pursuant to Section 6.11 hereof) may remove the Master Servicer upon the occurrence of any of the following events:

             (i) The Master Servicer shall fail to deliver to the Trustee any proceeds or required payment, which failure continues unremedied for five Business Days following written notice to an Authorized Officer of the Master Servicer from the Trustee or from any Owner.

            (ii) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to



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



     itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing;

           (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

            (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by Subsection 8.22(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Trustee or the Certificate Insurer of said failure; provided, however, that if the
                                          --------  -------
     Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

             (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Owners or Certificate Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof;



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



      provided, however, that if the Master Servicer can demonstrate to the
      --------  -------
     reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

          (b) The Certificate Insurer also may remove the Master Servicer upon the occurrence of any of the following events:

             (i) a Group I Total Available Funds Shortfall or a Group II Total Available Funds Shortfall; provided, however, that the
                                      --------  -------
     Certificate Insurer shall have no right to remove the Master Servicer under this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that such event was due to circumstances beyond the control of the Master Servicer; or

            (ii) the failure by the Master Servicer to make any required Servicing Advance; or

           (iii) the failure by the Master Servicer to perform any one or more of its obligations hereunder, which failure materially and adversely affects the interests of the Certificate Insurer; or

            (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest; or

             (v) if on any Payment Date the Pool Rolling Three-Month Delinquency Rate exceeds ___%;

            (vi) if on any Payment Date occurring in June of any year, commencing in [June 1997], the aggregate Pool Cumulative Realized Losses over the prior twelve month period exceed ____% of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods; or

           (vii) (a) if on any Payment Date of the first sixty Payment Dates after the Startup Day the aggregate Pool Cumulative Realized Losses for all prior Remittance Periods since the Startup Day exceed ___% of the Original Aggregate Loan Balance and (b) if on any Payment Date thereafter the aggregate Pool Cumulative Realized Losses for all prior Remittance Periods since the Startup Day exceed _____% of the Original Aggregate Loan Balance; provided, however, with respect to
                                      --------  -------
     clauses (v), (vi) and (vii), if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that any such event was due to circumstances beyond the control of the



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



    Servicer, such event shall not be considered an event of termination of the Servicer;

provided, however, that (x) prior to any removal of the Master Servicer by
- --------  -------
the Certificate Insurer pursuant to clauses (i), (ii) or (iii) of this
Section 8.22(b), the Master Servicer shall first have been given by the Certificate Insurer and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses (i), (ii) or
(iii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Certificate Insurer to remedy, such event or events within 30 days (60 days with respect to clause (iii)) after the Master Servicer's receipt of such notice (provided, however, that if
                                              --------  -------
the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Certificate Insurer) and (y) in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest or Monthly Remittance, such removal shall be effective (without the requirement of any action on the part of the Certificate Insurer or of the Trustee) at 4 p.m. on the second Business Day following the day on which the Trustee or the Certificate Insurer notifies an Authorized Officer of the Master Servicer that a required Delinquency Advance has not been received by the Trustee. Upon the Trustee's determi-nation that a required Delinquency Advance or payment of Compensating Interest has not been made by the Master Servicer, the Trustee shall so notify in writing an Authorized Officer of the Master Servicer and the Certificate Insurer as soon as is reasonably practical.

          (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

          (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section. If no successor servicer is available, the Trustee shall act as successor servicer and perform all of the obligations of this Section, including, without limitation,



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



making Delinquency Advances and paying Compensating Interest; provided,
                                                              --------
however, that the Trustee will not be obligated to act as successor
- -------
servicer if it is legally unable to perform its duties hereunder.

          (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

          (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

          (g) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections
8.10 and 8.16; provided, however, that if the Trustee acts as successor
               --------  -------
Master Servicer then the Sponsor agrees to pay to the Trustee at such time that the Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

          (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public



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announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.16. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

          (i) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Servicer.

          (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master
       --------  -------
Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency



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Advances described in this clause (j)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

          (k) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's and Standard & Poor's of the transfer of the servicing to the successor.

          (l) The Trustee shall give notice to the Certificate Insurer, Moody's and Standard & Poor's and to the Owners of the occurrence of any event specified in Section 8.22(a) of which the Trustee has knowledge.

          Section 8.23.  Inspections by Certificate Insurer; Errors and
                         ----------------------------------------------
Omissions Insurance.  (a)  At any reasonable time and from time to time
- -------------------
upon reasonable notice, the Certificate Insurer, the Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

          (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

          Section 8.24.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business of Master Servicer.  Any corporation into which the Master
- ---------------------------
Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.22(g).

          Section 8.25.  Notices of Material Events.  The Master Servicer
                         --------------------------
shall give prompt notice to the Certificate Insurer, the Trustee, Moody's and Standard & Poor's of the occurrence of any of the following events:

          (a) Any default or any fact or event which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Sponsor, any Originator or the Master Servicer under any Transaction Document or would constitute a material breach of a



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



representation, warranty or covenant under any Transaction Document;

          (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Sponsor or the Master Servicer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Sponsor's or the Master Servicer's ability to perform its obligations under any Transaction Document;

          (c) The commencement of any proceedings by or against the Sponsor or the Master Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Sponsor or the Master Servicer; and

          (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Sponsor's or the Master Servicer's business that the Sponsor or the Master Servicer is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Sponsor or the Master Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Sponsor's or the Master Servicer's business or its ability to perform under the Transaction Documents or materially adversely affect the financial affairs of the Sponsor or the Master Servicer.


                                 ARTICLE IX

                            TERMINATION OF TRUST

          Section 9.1.  Termination of Trust.  The Trust created hereunder
                        --------------------
and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the REMIC Trust is effected as described below or (iii) as described in Section 9.2 or 9.3 hereof. To effect a termination of this Agreement pursuant to clause (ii) above, the Owners of all



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



Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation with respect to the REMIC Trust, as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates based on their interests in the Trust, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.5.

          Section 9.2.  Termination Upon Option of Master Servicer.
                        ------------------------------------------
(a) On any Remittance Date on or after the Clean-Up Call Date, the Master Servicer acting directly or through one or more affiliates may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (v) the greater of (i) 100% of the aggregate Loan Balances of the related Mortgage Loans as of the day of purchase minus the amount actually remitted by the Master Servicer representing the related Monthly Principal Remittance Amount on such Remittance Date for the related Remittance Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (w) the amount of any difference between the related Monthly Interest Remittance Amount actually remitted by the Master Servicer on such Remittance Date and the related Monthly Interest Remittance Amount due on such Remittance Date, (x) the related Reimbursement Amount, if any, as of such Remittance Date and (y) the aggregate amount of any Delinquency Advances and Servicing Advances remaining unreimbursed, together with any accrued and unpaid Servicing Fees, as of such Remittance Date (such amount, the "Termination Price").
In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to



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



the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (b) In connection with any such purchase, the Master Servicer shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of the REMIC Trust.

          (c) Promptly following any such purchase, the Trustee will release the Files to the Master Servicer, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

          (d) If the Master Servicer does not exercise its option pursuant to this Section 9.2 with respect to the Trust Estate, then the Certificate Insurer may do so on the same terms.

          Section 9.3.  Termination Upon Loss of REMIC Status.
                        -------------------------------------
(a) Following a (x) final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or (y) if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination") or (z) following the delivery of an opinion of counsel ("REMIC Opinion") to the effect that the effect of the Final Determination is to increase substantially the probability that the REMIC Trust will no longer qualify as a "REMIC" pursuant to Section 860D of the Code, on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, (i) the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the Termination Price. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (b) Upon receipt of such direction from the Owners of such Class A Certificates or such notice from the Certificate Insurer, the Trustee shall notify the holders of



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



the Residual Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Owner of a majority of the Percentage Interest of the Residual Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

          (c) If, during the Purchase Option Period, the Owners of the Residual Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Owners of the Class A Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owners of the Class A Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Mortgage Loans in the Trust Estate described in clause (a)(ii) preceding, the Certificate Insurer shall, on any Remittance Date within 60 days, purchase all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (d) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Residual Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Owners of the Class A Certificates and the Certificate Insurer of an opinion of counsel experienced in federal income tax matters selected by the Owners of such Residual Certificates which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then Outstanding and the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC Trust will be subject to federal taxation,



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



purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Class A Certificates then Outstanding or the Certificate Insurer give the Owners of a majority of the Percentage Interest of the Residual Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

          Section 9.4.  Disposition of Proceeds.  The Trustee shall, upon
                        -----------------------
receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided,
                                                               --------
however, that any amounts representing Servicing Fees, unreimbursed
- -------
Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer.

          Section 9.5.  Netting of Amounts.  If any Person paying the
                        ------------------
Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.


                                 ARTICLE X

                                THE TRUSTEE

          Section 10.1.  Certain Duties and Responsibilities.
                         -----------------------------------

           (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.



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



          (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer hereunder whether following the failure of the Master Servicer to perform, pursuant to Section 8.20 hereof or otherwise. Specifically, and not in limitation of the foregoing, the Trustee shall have the power:

          (i)  to collect Mortgagor payments;

         (ii)  to foreclose on defaulted Mortgage Loans;

        (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

         (iv)  to deliver instruments of satisfaction pursuant to Section
               8.14;

          (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, and
         (vi)  to enforce the Mortgage Loans.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

          (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or



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



affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

          (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee shall receive from the Sponsor promptly upon demand therefor, reimbursement of expenses as are described in the fee quote letter, dated ___________, 1996 and executed by the Sponsor.

          Section 10.2.  Removal of Trustee for Cause.  (a) The Trustee may
                         ----------------------------
be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) the Trustee shall fail to distribute to the Owners entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

     (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be



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



          cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sponsor, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by any Class of Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

     (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

     (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

     (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

          The Sponsor shall give to Moody's and Standard & Poor's notice of the occurrence of any such event of which the Sponsor is aware.

          (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer (x) the Sponsor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class B



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



Certificates then Outstanding may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of
Section 10.9 hereof.

          Section 10.3.  Certain Rights of the Trustee.  Except as
                         -----------------------------
otherwise provided in Section 10.1 hereof:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Sponsor, the Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;



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          (g)  the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

          Section 10.4.  Not Responsible for Recitals or Issuance of
                         -------------------------------------------
Certificates.  The recitals contained herein and in the Certificates,
- ------------
except any such recitals relating to the Trustee, shall be taken as the statements of the Sponsor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

          Section 10.5.  May Hold Certificates.  The Trustee or any agent
                         ---------------------
of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such agent.

          Section 10.6.  Money Held in Trust.  Money held by the Trustee in
                         -------------------
trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sponsor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

          Section 10.7.  No Lien for Fees.  The Trustee shall have no lien
                         ----------------
on the Trust Estate for the payment of any fees and expenses.

          Section 10.8.  Corporate Trustee Required; Eligibility.  There
                         ---------------------------------------
shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America or any such State



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



having a rating or ratings acceptable to the Certificate Insurer and having
(x) long-term, unsecured debt rated at least A2 by Moody's (or such lower rating as may be acceptable to Moody's) and (y) a long-term deposit rating of at least A from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Sponsor with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

          Section 10.9.  Resignation and Removal; Appointment of Successor.
                         -------------------------------------------------
(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Sponsor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to Moody's and Standard & Poor's. Upon receiving notice of resignation, the Sponsor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (c)  If at any time the Trustee shall cease to be eligible under
Section 10.8 hereof and shall fail to resign after written request therefor by the Sponsor or by the Certificate Insurer, the Certificate Insurer or the Sponsor



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



with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by any Class of Class B Certificates then Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Sponsor and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.3 hereof.

          (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Sponsor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Sponsor shall promptly appoint a successor Trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interest of the Residual Certificates delivered to the Sponsor and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Sponsor. If no successor Trustee shall have been so appointed by the Sponsor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

          (g) The Sponsor shall give notice of any removal of the Trustee by mailing notice of such event by first-class



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mail, postage prepaid, to the Certificate Insurer  and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

          Section 10.10.  Acceptance of Appointment by Successor Trustee.
                          ----------------------------------------------
Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Sponsor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Sponsor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          Upon acceptance of appointment by a successor Trustee as provided in this Section, the Sponsor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Sponsor shall send a copy of such notice to Moody's and Standard & Poor's. If the Sponsor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

          Section 10.11.  Merger, Conversion, Consolidation or Succession
                          -----------------------------------------------
to Business of the Trustee.  Any corporation or association into which the
- --------------------------
Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such
                              --------  -------



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



corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

          Section 10.12.  Reporting; Withholding.  The Trustee shall timely
                          ----------------------
provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Sponsor, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

          Section 10.13.  Liability of the Trustee.  The Trustee shall be
                          ------------------------
liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Sponsor, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this
                                           --------  -------
provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Sponsor and Master Servicer covenant and agree to indemnify the Trustee, and its officers, directors, employees and agents and when the Trustee is acting as Master Servicer, the Master Servicer, and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee or the Master Servicer, respectively. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly
                                                  ----- -----
executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.



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



          Section 10.14.  Appointment of Co-Trustee or Separate Trustee.
                          ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.22(a) or 8.22(b) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment with the consent of the Certificate Insurer. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under
Section 10.8 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

          Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

             (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

            (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and



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



           (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

          Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          The Trustee shall give to Moody's, the Sponsor and the Certificate Insurer notice of the appointment of any Co-Trustee or separate Trustee.


                                 ARTICLE XI

                               MISCELLANEOUS

          Section 11.1.  Compliance Certificates and Opinions.  Upon any
                         ------------------------------------
application or request by the Sponsor, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Sponsor, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.



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



          Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 11.2.  Form of Documents Delivered to the Trustee.  In
                         ------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of



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



counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 11.3.  Acts of Owners.  (a)  Any request, demand,
                         --------------
authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Certificate Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The ownership of Certificates shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.



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



          Section 11.4.  Notices, etc. to Trustee.  Any request, demand,
                         ------------------------
authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in
Section 2.2 hereof.

          Section 11.5.  Notices and Reports to Owners; Waiver of Notices.
                         ------------------------------------------------
Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

          Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

          Section 11.6.  Rules by Trustee and Sponsor.  The Trustee may
                         ----------------------------
make reasonable rules for any meeting of Owners.



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



The Sponsor may make reasonable rules and set reasonable requirements for its functions.

          Section 11.7.  Successors and Assigns.  All covenants and
                         ----------------------
agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

          Section 11.8.  Severability.  In case any provision in this
                         ------------
Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 11.9.  Benefits of Agreement.  Nothing in this Agreement
                         ---------------------
or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 11.10.  Legal Holidays.  In any case where the date of
                          --------------
any Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

          Section 11.11.  Governing Law.  In view of the fact that Owners
                          -------------
are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

          Section 11.12.  Counterparts.  This instrument may be executed in
                          ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all such



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



counterparts shall together constitute but one and the same instrument.

          Section 11.13.  Usury.  The amount of interest payable or paid on
                          -----
any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

          Section 11.14.  Amendment.  (a)  The Trustee, the Sponsor and the
                          ---------
Master Servicer, may at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof,
(ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the REMIC Trust or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or
(iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action
                                    --------  -------
shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

          (b) The Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the



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



prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of changing the definition of "Specified Subordinated Amount" with respect to any Mortgage Loan Group; provided, however, that no such change shall
                            --------  -------
affect the weighted average life of the related Class of Class A Certificates (assuming an appropriate prepayment speed as determined by the Underwriter) by more than five percent, as determined by the Underwriter.

          (c) This Agreement may also be amended by the Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (a) change in any manner
- --------  -------
the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or (c) result in a down-rating or withdrawal of any ratings then assigned to the Class A Certificates, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

          (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters addressed to the Trustee and to the Certificate Insurer to the effect that such amendment would not adversely affect the status of the REMIC Trust as a REMIC.

          (e) The Certificate Insurer, the Owners, Moody's and Standard & Poor's shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

          Section 11.15.  REMIC Status; Taxes.  (a)  The Tax Matters Person
                          -------------------
shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to the REMIC Trust and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United



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



States Department of the Treasury. The Tax Matters Person shall indicate the election to treat the REMIC Trust as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to
Section 11.17 hereof shall sign all tax information returns filed pursuant to this Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the REMIC Trust or the Certificates.

          (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Sponsor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Sponsor to be required under applicable federal, state and local tax laws.

          (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Proposed Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Proposed Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

          (d) The Sponsor covenants and agrees that within ten Business Days after the Startup Day it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections
(b) and (c) above.

          (e) The Trustee, the Sponsor and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the REMIC Trust, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to



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



engage in any other action which may result in the imposition on the REMIC Trust of any other taxes under the Code.

          (f) The REMIC Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

          (h) Neither the Sponsor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

          (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Sponsor may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received the prior written consent of the Certificate Insurer and an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for the REMIC Trust; provided, however, that
                                                 --------  -------
such transaction is otherwise permitted under this Agreement.

          Section 11.16.  Additional Limitation on Action and Imposition of
                          -------------------------------------------------
Tax.  (a)  Any provision of this Agreement to the contrary notwithstanding,
- ---
the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the REMIC Trust, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

          (b) In the event that any tax is imposed on "prohibited transactions" of the REMIC Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the REMIC Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Sections 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by
(i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach



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



by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Residual Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Residual Certificates on any Payment Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

          Section 11.17.  Appointment of Tax Matters Person.  The Owners of
                          ---------------------------------
the Residual Certificates hereby appoint the Trustee as their agent to act as the Tax Matters Person for REMIC Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code.

          Section 11.18.  The Certificate Insurer.  The Certificate Insurer
                          -----------------------
is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during the continuance of a Certificate Insurer Default. During the continuance of a Certificate Insurer Default the Certificate Insurer's rights hereunder shall vest in the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by at least a majority of the Class B Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.

          Section 11.19.  Maintenance of Records.  Each Originator and
                          ----------------------
Owner of a Class R Certificate shall each continuously keep an original executed counterpart of this Agreement in its official records.

          Section 11.20.  Notices.  All notices hereunder shall be given as
                          -------
follows, until any superseding instructions are given to all other Persons listed below:



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



     The Trustee:             Bankers Trust Company
     -----------
                                  of California, N.A.
                              3 Park Plaza
                              Irvine, CA  92714
                              Attention:  Advanta 1996-1
                              Tel:  (714) 253-7575
                              Fax:  (714) 253-7577

     The Sponsor:             Accredited Home Lenders, Inc.
     -----------
                              15030 Avenue of Science
                              Suite 100
                              San Diego, CA  92128
                              Attention:
                              Tel:  (619) 451-7044


     The Master
     -----------
       Servicer:              Accredited Home Lenders, Inc.
       --------
                              15030 Avenue of Science
                              Suite 100
                              San Diego, CA  92128
                              Attention:
                              Tel:  (619) 451-7044


     The Certificate
     Insurer        :         Financial Guaranty Insurance
     ---------------
                                Company
                              115 Broadway
                              New York, New York  10006
                              Attention:  Risk Management
                              Tel:  (212) 312-3000
                              Fax:  (212) 312-3090

                              with a copy to the General Counsel

     Moody's:                 Moody's Investors Service
     -------
                              99 Church Street
                              New York, New York  10007
                              Attention: The Home Equity
                                         Monitoring
                                         Department

     Standard & Poor's:  Standard & Poor's Corporation
     -----------------
                              26 Broadway
                              15th Floor
                              New York, New York  10004
                              Attention: Surveillance Dept.

     Underwriters:            Lehman Brothers Inc., as
     ------------
                                Representative of the
                                Underwriters
                              Three World Financial Center
                              New York, New York  10285

          IN WITNESS WHEREOF, the Sponsor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                         ACCREDITED HOME LENDERS, INC.
                           as Sponsor



                         By:
                            -----------------------------




                         ACCREDITED HOME LENDERS, INC.
                           as Master Servicer



                         By:
                            -----------------------------




                         BANKERS TRUST COMPANY OF
                           CALIFORNIA, N.A., as Trustee



                         By:
                            -----------------------------





                     [Pooling and Servicing Agreement]

STATE OF CALIFORNIA   )
                      :  ss.:
COUNTY OF __________  )



          On the __th day of ___, 1996, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that his address is c/o Accredited Home Lenders, Inc. 15030 Avenue of Science, Suite 100, San Diego, California 92128; that he is the ______________ of each of ______________________________ which are described in and which executed the above instrument; and that he signed his name thereto by order of the respective Board of Directors of said corporations.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[NOTARIAL SEAL]


                              ------------------------------
                                      Notary Public

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )



          On the __th day of May, 1996, before me personally came ___________ to me known, who, being by me duly sworn did depose and say that her office is located at Three Park Plaza, Irvine, California 92714; that she is an ______________ _________ of Bankers Trust Company of California, N.A., the national banking corporation described in and that executed the above instrument as Trustee; and that she signed her name thereto under authority granted by the Board of Directors of said national banking association.


          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[NOTARIAL SEAL]


                              ------------------------------
                                      Notary Public